Exhibit 10.1

MASTER AGREEMENT

among

CITIGROUP INC.,

CERTAIN AFFILIATES OF CITIGROUP INC. IDENTIFIED HEREIN,

DEPARTMENT OF THE TREASURY,

FEDERAL DEPOSIT INSURANCE CORPORATION

and

FEDERAL RESERVE BANK OF NEW YORK

Dated as of January 15, 2009

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SECTION 1.	DEFINITIONS	1

1.1	Defined Terms	1

1.2	Other Definitional Provisions	13

SECTION 2.	TREASURY ADVANCES	14

2.1	Treasury Advances	14

2.2	Procedure for Treasury Advances	14

2.3	Reimbursement of Treasury Advances	14

SECTION 3.	FDIC ADVANCES	14

3.1	FDIC Advances	14

3.2	Procedure for FDIC Advances	14

3.3	Reimbursement of FDIC Advances	15

SECTION 4.	FRBNY LOAN	15

4.1	FRBNY Loan	15

4.2	Procedure for Borrowing	15

4.3	Repayment of Loan	15

4.4	Interest Rate	15

4.5	Computation of Interest and Net Payment Amounts	16

4.6	Voluntary Prepayments	16

4.7	Mandatory Prepayments	16

4.8	Payments Generally	16

SECTION 5.	COVERED ASSETS AND POST-SIGNING CONFIRMATION PROCESS	16

5.1	Covered Assets	16

5.2	Post-Signing Confirmation Process	17

5.3	Other Exclusions	19

5.4	Effects of Exclusion	19

5.5	Foreign Assets	19

SECTION 6.	DETERMINATION OF COVERED LOSSES	19

6.1	Quarterly Calculations	19

6.2	Adjusted Baseline Value	20

6.3	Losses	20

6.4	Recoveries	20

6.5	Gains	21

6.6	Citigroup Quarterly Net Losses	21

i

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6.7	Covered Losses	21

6.8	Effects of Asset Exchanges on Calculations	21

6.9	Effects of Exchange Rates on Calculations	23

SECTION 7.	APPLICATION OF RECOVERIES, GAINS AND OTHER AMOUNTS	23

7.1	Application Prior to the FRBNY Funding Date	23

7.2	Application Subsequent to the FRBNY Funding Date	23

7.3	Effect on Treasury and FDIC Available Amounts	24

7.4	Non-Recourse Obligations	24

7.5	Citigroup Payments to the U.S. Federal Parties	24

7.6	Allocation of Payments	25

SECTION 8.	CERTAIN LIMITATIONS	25

8.1	Limitation on Loss Payment and Calculations	25

SECTION 9.	REPRESENTATIONS AND WARRANTIES	26

9.1	Existence; Compliance with Law	26

9.2	Power; Authorization; Enforceable Obligations	26

9.3	No Legal Bar	26

9.4	Litigation	27

9.5	No Default	27

9.6	Taxes	27

9.7	Federal Regulations	27

9.8	ERISA	27

9.9	Investment Company Act; Other Regulations	27

9.10	Accuracy of Information, Etc	27

9.11	Security Documents	27

SECTION 10.	CONDITIONS PRECEDENT	28

10.1	Conditions to Treasury Advances	28

10.2	Conditions to FDIC Advances	28

10.3	Conditions to FRBNY Loan	29

SECTION 11.	COVENANTS	30

11.1	Asset Management	30

11.2	Corporate Governance	30

11.3	Executive Compensation	30

11.4	Dividends	30

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11.5	Information	30

11.6	Maintenance of Existence; Compliance	30

11.7	Inspection of Property; Books and Records; Discussions	31

11.8	Notices	31

11.9	Liens	31

11.10	Investment Company Act	31

11.11	Amendments to Program Documents	31

11.12	ERISA	31

11.13	Compliance with Section 7	32

11.14	Post-Signing Accession of Citigroup Ring-Fence Affiliates	32

11.15	Affiliate Transfers	32

11.16	Dispositions in Connection with Corporate Transactions	32

SECTION 12.	EVENTS OF DEFAULT; INSTALLMENT DEFAULT	32

12.1	Events of Default	32

12.2	Covered Asset Liquidation Events	34

SECTION 13.	MISCELLANEOUS	34

13.1	Amendments and Waivers	34

13.2	Notices	34

13.3	No Waiver; Cumulative Remedies	36

13.4	Survival of Representations and Warranties	36

13.5	Payment of Expenses and Taxes	36

13.6	Successors and Assigns; Participations and Assignments	37

13.7	Counterparts	37

13.8	Severability	37

13.9	Integration	37

13.10	Governing Law	37

13.11	Submission To Jurisdiction; Waivers	37

13.12	Acknowledgements	38

13.13	WAIVERS OF JURY TRIAL	38

13.14	Standard of Conduct	38

13.15	Term of Master Agreement	38

13.16	Access, Information and Confidentiality	39

13.17	Confidential Information	40

EXHIBITS:
A           Form of Security and Guaranty Agreement
B           Governance and Asset Management Guidelines
C           Executive Compensation Guidelines
D           Form of Loss Claim
E           Form of Borrowing Request
F           FDIC Mortgage Loan Modification Program
G           Calculation of Loss for Short Sale Loans that are Residential Assets
H           Calculation of Foreclosure Loss with respect to Covered Loans
I           Form of Accession Agreement
J           Expenses Not Deemed to be Recovery Expenses

SCHEDULE:
A	Covered Assets; Citigroup Ring-Fence Entity Loan Commitments; Citigroup Ring-Fence Entity Wholly Unfunded Commitments

MASTER AGREEMENT (this “Master Agreement”), dated as of January 15, 2009, among CITIGROUP INC., a Delaware corporation (“Citigroup”), each CITIGROUP RING-FENCE AFFILIATE (as defined herein), the DEPARTMENT OF THE TREASURY (“Treasury”), the FEDERAL DEPOSIT INSURANCE CORP. (“FDIC”) and the FEDERAL RESERVE BANK OF NEW YORK (“FRBNY”).

W I T N E S S E T H:

WHEREAS, in support of financial market stability, Treasury, FDIC and FRBNY have agreed to protect Citigroup and certain of its affiliates against certain losses on a pool of assets identified herein on the terms and conditions described herein; and

WHEREAS, Citigroup will issue Citigroup Preferred Stock (as defined herein) to FDIC and Citigroup Preferred Stock and warrants to Treasury as a premium for the loss-sharing protection described herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth or incorporated herein, each of the parties hereto hereby agrees as follows:

SECTION 1.  DEFINITIONS

1.1           Defined Terms.  As used in this Master Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Accession Agreement”:  Exhibit I hereto (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time with the prior written consent of each of the U.S. Federal Parties).

“Adjusted Baseline Value”:  as defined in Section 6.2.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Appropriate Federal Banking Agency”: as defined in 12 USC Section 1813(q).

“Asset Exchange”:  the acquisition by a Citigroup Ring-Fence Entity of an Exchange Asset to the extent permitted by the Governance and Asset Management Guidelines.

“Baseline Value”:  (a) in the case of each Covered MTM Asset, the applicable Fair Value of such asset as of the Effective Time, (b) in the case of each Covered Accrual Basis Asset, the unpaid principal balance of such asset as of the Effective Time (which, for the avoidance of doubt, shall not include the portion of any unfunded loan commitments) after giving effect to all Charge-Offs in respect of such asset prior to the Effective Time and (c) in the case of any extensions of credit subsequent to the Effective Time pursuant to a Citigroup Ring-Fence Entity Loan Commitment or a Citigroup Ring-Fence Entity Wholly Unfunded Commitment (it being understood that the Baseline Value of any unfunded commitment shall be zero for purposes of this Master Agreement), the portion of the Citigroup Ring-Fence Entity Commitment Value that corresponds ratably to the amount of such extension of credit.  In the case of each Covered Asset, such value shall be set forth in the column “Baseline Value” on Schedule A hereto.

“Borrowing Request”:  a duly completed certificate substantially in the form of Exhibit E hereto executed by a Responsible Officer of Citigroup.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Calendar Quarter”:  each calendar quarter of any calendar year; provided, that with respect to any Loss incurred by any Citigroup Ring-Fence Entity during the fourth calendar quarter of (a) the calendar year ending December 31, 2013 in respect of any Non-Residential Covered Asset and (b) the calendar year ending December 31, 2018 in respect of any Residential Covered Asset, in each case such fourth calendar quarter shall be deemed to end on November 20 of such calendar year; and provided, further, that the first calendar quarter under this Master Agreement shall be deemed to commence at the close of business on November 21, 2008 and end on March 31, 2009.

“Capitalized Expenditures”:  expenditures incurred in respect of Covered Assets that would be capitalized under GAAP; provided, for the avoidance of doubt, that “Capitalized Expenditures” shall in no event include any such expenditures made prior to the Effective Time.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Charge-Off”:  with respect to any Covered Accrual Basis Asset, an amount equal to any reversal or charge-off of the principal amount of such Covered Accrual Basis Asset (including any write-down associated with a Replacement Covered Asset or a Permitted Amendment, but excluding any reduction in principal to reflect a principal payment actually received) effected in accordance with GAAP and reflected in the accounting records of the Citigroup Ring-Fence Entities; provided, however, that: (a) in no event shall the term Charge-Off include any reversal or charge-off of accrued and unpaid interest; (b) no Charge-Off shall be taken with respect to any anticipated expenditure by a Citigroup Ring-Fence Entity until such expenditure is actually incurred; (c) any financial statement adjustment made in connection with any future purchase, merger, consolidation or other acquisition of a Citigroup Ring-Fence Entity shall not constitute a Charge-Off; (d) losses incurred on any sale or other disposition of a Covered Accrual Basis Asset other than any Permitted Disposition shall not constitute a Charge-Off; and (e) with respect to any Covered Accrual Basis Asset modified in accordance with the FDIC Mortgage Loan Modification Program, the “Charge-Off” shall be the amount (if any) by which the Adjusted Baseline Value of such Covered Accrual Basis Asset prior to the modification exceeds the net present value, calculated in accordance with applicable accounting principles and discounted at the Then-Current Interest Rate, of such Covered Accrual Basis Asset as modified.  For the avoidance of doubt, no charge-off taken with respect to any Covered MTM Asset shall constitute a “Charge-Off” for purposes of this definition.

“Citigroup”:  as defined in the preamble hereto.

“Citigroup Deductible”:  $39,500,000,000 of Citigroup Quarterly Net Losses that have not subsequently been reduced by any Recoveries or Gains pursuant to Section 7.1, as such amount may be increased by the U.S. Federal Parties pursuant to Section 5.2(e).

“Citigroup Loan Obligations”:  all obligations and liabilities of Citigroup to FRBNY in connection with this Master Agreement, each other Program Document and the FRBNY Loan, whether in respect of principal, interest, fees, expenses, indemnities or otherwise.

“Citigroup Loss Account”:  an account acceptable to the U.S. Federal Parties and designated by Citigroup to each of the U.S. Federal Parties in writing from time to time.

“Citigroup Non-Recourse Obligations”:  collectively, the obligations of Citigroup to (a) reimburse Treasury for any outstanding Treasury Advances pursuant to Section 7, (b) reimburse FDIC for any outstanding FDIC Advances pursuant to Section 7 and (c) repay the principal amount of the FRBNY Loan (other than with respect to any mandatory prepayments of the FRBNY Loan required under Section 4.7(a)).

“Citigroup Preferred Stock”:  shares of Fixed Rate Cumulative Preferred Stock, Series G, of Citigroup to be issued to Treasury and FDIC pursuant to (i) the terms of that certain Securities Purchase Agreement dated as of the date hereof between Citigroup, on the one hand, and Treasury and FDIC, on the other hand and (ii) Section 5.2(e).

“Citigroup Quarterly Net Loss”:  as defined in Section 6.6.

“Citigroup Ring-Fence Affiliate”:  each Affiliate of Citigroup that owns any Covered Asset (it being understood that each such Affiliate shall be a U.S. Person).  Each Citigroup Ring-Fence Affiliate shall be identified on Schedule A hereto following the completion of the post-signing adjustments to such schedule contemplated by Section 5.

“Citigroup Ring-Fence Entity”: any of Citigroup and the Citigroup Ring-Fence Affiliates.

“Citigroup Ring-Fence Entity Commitment Value”:  with respect to each Citigroup Ring-Fence Entity Loan Commitment and Citigroup Ring-Fence Entity Wholly Unfunded Commitment, the par value of such commitment as of the Effective Time less any allocable portion of credit reserves with respect to such commitment as of the Effective Time (but solely to the extent such credit reserves are not included in the Citigroup Deductible).  Such value shall be set forth on Schedule A hereto for each Citigroup Ring-Fence Entity Loan Commitment and each Citigroup Ring-Fence Entity Wholly Unfunded Commitment.

“Citigroup Ring-Fence Entity Loan”:  any obligation to any Citigroup Ring-Fence Entity evidenced by a Note.

“Citigroup Ring-Fence Entity Loan Collateral”:  any and all collateral securing a Citigroup Ring-Fence Entity Loan, including without limitation, any accounts receivable, inventory, property of any kind, whether real or personal (including but not limited to equipment and other physical assets), and any contract and other rights and interests of a Citigroup Ring-Fence Entity Loan Obligor pledged pursuant to or otherwise subject to any Citigroup Ring-Fence Entity Loan Collateral Document.

“Citigroup Ring-Fence Entity Loan Collateral Document”:  each deed of trust, mortgage, assignment of production, security agreement, assignment of security interest, personal guaranty, corporate guaranty, letter of credit, pledge agreement, collateral agreement, loan agreement or other agreement or document, whether an original or copy or whether similar to or different from those enumerated, securing in any manner the performance or payment by any Citigroup Ring-Fence Entity Loan Obligor of its obligations under any Note evidencing a Citigroup Ring-Fence Entity Loan.

“Citigroup Ring-Fence Entity Loan Commitment”:  any commitment by a Citigroup Ring-Fence Entity to make a further extension of credit or to make a further advance with respect to any existing Covered Loan (including pursuant to any letter of credit in effect prior to March 14, 2008).  The unfunded balance of each Citigroup Ring-Fence Entity Loan Commitment as of the Effective Time shall be set forth on Schedule A hereto.

“Citigroup Ring-Fence Entity Loan Commitment Advance”:  any advance by a Citigroup Ring-Fence Entity pursuant to a Citigroup Ring-Fence Entity Loan Commitment, including the incremental funding of loan proceeds such as in the case of a revolving credit loan or construction loan and drawings under any letter of credit.

“Citigroup Ring-Fence Entity Loan Deficiency Balance”:  the remaining unpaid principal balance of any Citigroup Ring-Fence Entity Loan after crediting to it the proceeds of a foreclosure sale which occurred on or before the relevant date of calculation, and for which the Redemption Period, if any, has expired.  For purposes of this definition, “Redemption Period” shall mean the applicable state statutory time period, if any, during which a foreclosed owner may buy back foreclosed real property from the foreclosure sale purchaser.

“Citigroup Ring-Fence Entity Loan Obligor”:  any obligor, guarantor or surety of any Citigroup Ring-Fence Entity Loan or any other party liable for the performance of obligations associated with any Citigroup Ring-Fence Entity Loan.

“Citigroup Ring-Fence Entity Wholly Unfunded Commitment”:  any commitment (including letters of credit) in effect prior to March 14, 2008 by a Citigroup Ring-Fence Entity to make an extension of credit that was wholly unfunded as of the Effective Time and is acceptable to each of the U.S. Federal Parties.  Each Citigroup Ring-Fence Entity Wholly Unfunded Commitment shall be listed on Schedule A hereto.
“Code”:  the Internal Revenue Code of 1986, as amended.

“Contractual Obligation”:  as to any Person, any obligation under any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covered Accrual Basis Assets”:  collectively, the Covered Assets that were not, immediately prior to the Effective Time, reflected on the balance sheets of the Citigroup Ring-Fence Entities at Fair Value.  “Covered Accrual Basis Assets” shall include all Covered Assets that are not Covered MTM Assets.

“Covered Asset Criteria”:  collectively, the requirements that each Covered Asset (a) was owned by an Affiliate of Citigroup and included on its balance sheet as of the Effective Time, (b) is not a Foreign Asset, (c) is neither an equity security nor a security whose value is derived by reference to equity securities, (d) was issued or originated prior to March 14, 2008, (e) does not have Citigroup or any Affiliate thereof as an obligor (provided, that no issuer of an asset-backed security that is a limited recourse special purpose vehicle shall be deemed to be an “Affiliate” of Citigroup for purposes of this clause (e) solely as a result of any economic interest of Citigroup or any of its other Affiliates in such issuer arising from their ownership of any such security), (f) is not guaranteed by any Governmental Authority pursuant to an arrangement outside of this Master Agreement and (g) with respect to any Replacement Covered Asset acquired subsequent to the FRBNY Funding Date, FRBNY shall have an exclusive, first priority perfected security interest in such Replacement Covered Asset (subject only to Permitted Liens) pursuant to Security Documents satisfactory to FRBNY; provided, that clause (a) shall not be applicable to any extension of credit made pursuant to a Citigroup Ring-Fence Entity Wholly Unfunded Commitment.

“Covered Assets”:  collectively, those assets owned by Citigroup or any of its Affiliates that are U.S. Persons that (a) satisfy the Covered Asset Criteria, (b) are mutually agreed to by each of the U.S. Federal Parties pursuant to Section 5 and (c) are identified on Schedule A hereto.  “Covered Assets” shall include (i) any Replacement Covered Assets permitted hereunder, (ii) Covered Assets as they may be amended or otherwise modified pursuant to any Permitted Amendment and (iii) any extensions of credit made pursuant to a Citigroup Ring-Fence Entity Wholly Unfunded Commitment that otherwise satisfy the Covered Asset Criteria, but solely to the extent any such extension of credit is made prior to the FRBNY Funding Date.  Schedule A shall also identify, for each Covered Asset, any collateral, guarantor or other credit support following the completion of the post-signing adjustments to such schedule contemplated by Section 5.

“Covered Loan”:  any Citigroup Ring-Fence Entity Loan that is a Covered Asset.

“Covered Loss”:  as defined in Section 6.7.

“Covered MTM Assets”:  collectively, the Covered Assets that were, immediately prior to the Effective Time, reflected on the balance sheets of the Citigroup Ring-Fence Entities at Fair Value.

“Default”:  any of the events specified in Section 12.1 whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”:  with respect to any amount payable by Citigroup under any Program Document (other than any Citigroup Non-Recourse Obligations), the interest rate otherwise applicable to the FRBNY Loan plus 2.00%.

“Disposition”:  with respect to any property, any sale, assignment (excluding pledges or other assignments for collateral purposes), conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent”:  with respect to any amount denominated in a currency other than Dollars, on the relevant date of determination, the rate at which such currency may be exchanged into Dollars as set forth at approximately 11:00 a.m. (New York City time) on such date on the Reuters World Currency Page for such currency; provided that, if such rate is not available from Reuters at such time, the Dollar Equivalent will be determined by reference to another publicly available service for displaying exchange rates to be agreed by the U.S. Federal Parties and Citigroup.

“Dollars” and “$” mean lawful money of the United States.

“Effective Time”:  (a) with respect to each Covered Asset that was identified as such to the U.S. Federal Parties by November 23, 2008, the close of business on November 21, 2008 and (b) with respect to each other Covered Asset, the close of business on January 15, 2009.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate”:  any trade or business (whether or not incorporated) that, together with Citigroup, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Citigroup or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by Citigroup or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by Citigroup or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by Citigroup or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that any Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default”:  any of the events specified in Section 12.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Recoveries or Gains”:  for any Calendar Quarter, the amount (if any) by which (a) the sum of all Recoveries and Gains realized by the Citigroup Ring-Fence Entities on all Covered Assets in such Calendar Quarter exceeds (b) the Losses incurred by the Citigroup Ring-Fence Entities on all Covered Assets in such Calendar Quarter.

“Exchange Asset”:  any asset acquired by a Citigroup Ring-Fence Entity in connection with the full or partial satisfaction of amounts payable to such Citigroup Ring-Fence Entity in respect of a Covered Asset or received as consideration for the Disposition of a Covered Asset to a third party (other than Citigroup or any of its Affiliates); provided such acquisition is permitted under the Governance and Asset Management Guidelines.

“Exchange Value”:  as defined in Section 6.8(b).

“Executive Compensation Guidelines”:  Exhibit C hereto (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time with the prior written consent of Treasury, acting on behalf of each of the U.S. Federal Parties after consultation with FRBNY and FDIC).

“Fair Value”:  fair value as determined in accordance with FAS 157 as in effect at the Effective Time.

“FDIC”:  as defined in the preamble hereto.

“FDIC Advance”: as defined in Section 3.1.

“FDIC Available Amount”:  at any time, $10,000,000,000 less the sum of all outstanding FDIC Advances at such time.

“FDIC Mortgage Loan Modification Program”:  Exhibit F hereto.

“Foreclosure Loss”:  any loss (calculated in the form and in accordance with the methodology specified in Exhibit H) realized when a Citigroup Ring-Fence Entity completes the foreclosure on a Covered Loan and realizes final recovery on any collateral securing such Covered Loan through liquidation and recovery of all insurance proceeds.

“Foreign Asset”:  any of the following:

(a) any asset owned by a subsidiary of Citigroup that is not a U.S. Person; or

(b) any loan with an obligor that is not a U.S. Person, unless (i) the parent of such obligor is a U.S. Person, and such parent, directly or by virtue of a guarantee, is jointly and severally liable for, the entire amount of the loan and (ii) the decision to extend the loan was made on the basis of such parent’s creditworthiness; or

(c) any loan extended to a natural person who is not a U.S. resident; or

(d) any loan that is secured by either (i) obligations of non-U.S. Persons and/or non-residential real property located outside of the United States, the aggregate value of which is more than 15% of the total value of all assets securing such loan or (ii) any residential real property located outside of the United States; or

(e) any security held through a foreign securities intermediary other than Euroclear or Clearstream; or

(f) any security (other than asset-backed security) issued by an entity that is not a U.S. Person; or

(g) any asset-backed security that is secured by ultimate underlying assets that are obligations of non-U.S. Persons, the aggregate value of which is more than 15% of the total value of all ultimate underlying assets securing such security (whether or not such security is issued by a U.S. Person) which calculation may be determined on the basis of the prospectus or other offering document to the extent the information is contained therein; or

(h) any asset-backed security that is issued by an entity that is not a U.S. Person, unless either:

(i) (A) a U.S. Person is a co-issuer of such security and the holders of such security have recourse solely to the ultimate underlying assets securing such security for payment and (B) such security is held through a securities intermediary; or

(ii) such security is secured by ultimate underlying assets that are obligations of U.S. Persons, the aggregate value of which is more than 85% of the total value of all ultimate underlying assets securing such security, which may be determined on the basis of the prospectus or other offering document pursuant to which such security was sold to the extent the information is contained therein.

For purposes of this Master Agreement, the issuer of a security shall be deemed to be a U.S. Person, if (A) it is identified by a Bloomberg country code of “US” or (B) if no Bloomberg country code is available, an Intex country code of “United States” (or, in the case of either (A) or (B), any successor designations or services).  In the case of any ultimate underlying asset that secures an asset-backed security and which asset is a credit default swap or similar derivative instrument (a “synthetic asset”), it is understood and agreed that such synthetic asset shall be treated for purposes of clause (g) of this definition as an obligation of a U.S. Person if and only if the reference obligation referred to therein is an obligation of a U.S. Person, without regard to any collateral securing such synthetic asset and without regard to the domicile of the counterparty to such synthetic asset.

For purposes of this Master Agreement, the test of whether any loan is a “Foreign Asset” pursuant to clauses (b), (c) or (d) shall be made once as of the Effective Time or, if such loan becomes a Covered Asset subsequent to such time, the date on which it becomes a Covered Asset.  For the avoidance of doubt, it is understood and agreed that any loan to a foreign national who is a U.S. resident shall not be deemed to be a “Foreign Asset” under clause (c) of this definition.

“FRBNY”:  as defined in the preamble hereto.

“FRBNY Available Amount”:  for purposes of calculating the amount of the one-time FRBNY Loan to be made by FRBNY on the FRBNY Funding Date: (a) the sum of the Adjusted Baseline Values of all Covered Assets as of the end of the most recently completed Calendar Quarter prior to the FRBNY Funding Date less (b) the principal amount of the FRBNY Loan that would otherwise be subject to immediate prepayment by Citigroup pursuant to Section 4.7(a), which amount (b) shall be calculated as 10% of the excess of (i) the Citigroup Quarterly Net Loss corresponding to the Covered Loss giving rise to the funding of the FRBNY Loan over (ii) the dollar amount equal to (A) the amount of such Covered Loss funded by any Treasury Advance and/or FDIC Advance divided by (B) 0.90.

“FRBNY Funding Date”:  the Business Day specified by Citigroup in the Borrowing Request it delivers to FRBNY pursuant to Section 4.2; provided, that such date shall be no earlier than 20 calendar days and no later than 30 calendar days following FRBNY’s receipt of such Borrowing Request; and provided, further, that such date shall in no event be later than the FRBNY Outside Date.

“FRBNY Information”: as defined in 13.16.

“FRBNY Loan”:  as defined in Section 4.1.

“FRBNY Outside Date”:  60 calendar days after the end of the Calendar Quarter in which the Citigroup Ring-Fence Entities first incur a Covered Loss that is eligible for FRBNY funding under Section 4.1.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time.

“Gains”:  as defined in Section 6.5.

“Governance and Asset Management Guidelines”:  Exhibit B hereto (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time with the prior written consent of each of the U.S. Federal Parties).

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Hedge Agreement”:  any agreement in respect of a transaction which (i) is a swap option, basis swap, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any futures or options with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic, financial or pricing indices or measures of economic, financial or pricing risk or value, other benchmarks against which payments or deliveries are to be made or any combination of these transactions; provided, that for the avoidance of doubt, “Hedge Agreement” shall not include any agreement of a type described in clauses (i) or (ii) that is designed to protect against fluctuations in interest rate.

“Hedging Proceeds”:  (a) the sum of all amounts paid or payable to or for the account of any Citigroup Ring-Fence Entity (without regard to whether such amounts are received prior to, contemporaneously with, or after any Loss in respect of any Covered Asset) in respect of any Hedge Agreement (provided such Hedge Agreement was entered into with respect to a Covered Asset following the incurrence by the Citigroup Ring-Fence Entities, on a cumulative basis, of an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible); less (b) the amount of actual, reasonable and necessary out-of-pocket expenses paid to third parties (other than Citigroup or any of its Affiliates) by any Citigroup Ring-Fence Entity as permitted by the Governance and Asset Management Guidelines to put such Hedge Agreements in place or unwind any such Hedge Agreements.

“Ineligible Exchange Asset”:  any Exchange Asset that fails to meet the criteria for a Replacement Covered Asset.

“Information”:  as defined in Section 13.16.

“Initial Installment Balance”:  an amount equal to the product of the FRBNY Available Amount times a fraction the numerator of which is the sum of the Adjusted Baseline Values of all Non-Residential Covered Assets and whose denominator is the sum of the Adjusted Baseline Values of all Covered Assets.

“Installment Balance”:  the Initial Installment Balance less all amounts payable in respect of such balance under Section 4.7, Section 7.2 and Section 7.6 hereof.

“Installment Due Date”:  November 20, 2013; provided that the Installment Due Date may be extended, in FRBNY’s sole discretion, by successive periods of one year (but in no event beyond the Maturity Date).

“Interest Payment Date”:  (a) the last day of each Interest Period applicable to the FRBNY Loan, (b) the Installment Due Date, as to the Installment Balance as of such date (c) the Maturity Date and (d) the date of any prepayment of the FRBNY Loan, as to the amount prepaid.

“Interest Period”:  (a) in the case of the first Interest Period for the FRBNY Loan, the period commencing on the FRBNY Funding Date and ending on the last day of the Calendar Quarter in which the FRBNY Funding Date occurs and (b) thereafter, the period commencing on the first day of each subsequent Calendar Quarter and ending on the last day of such Calendar Quarter; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next preceding Business Day and (ii) no Interest Period shall extend beyond the Maturity Date.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loss”:  as defined in Section 6.3.

“Loss Claim”:  a duly completed certificate substantially in the form of Exhibit D hereto executed by a Responsible Officer of Citigroup.

“Loss Coverage Period”:  the period commencing at the Effective Time and ending on (a) November 20, 2013, with respect to any Non-Residential Covered Asset and (b) November 20, 2018, with respect to any Residential Covered Asset.

“Loss Coverage Period Outside Date”:  November 20, 2018.

“Master Agreement”:  as defined in the preamble hereto.

“Material Adverse Effect”:  (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Citigroup; (b) a material impairment of the rights and remedies of any of the

U.S. Federal Parties under any Program Document, or of the ability of any Citigroup Ring-Fence Entity to perform its obligations under any Program Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any of the Citigroup Ring-Fence Entities of any Program Document to which it is a party.

“Maturity Date”:  The Loss Coverage Period Outside Date; provided, that the Maturity Date may be extended, in FRBNY’s sole discretion, by one year.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Residential Covered Asset”: any Covered Asset other than a Residential Covered Asset.  Each Covered Asset that is a Non-Residential Covered Asset shall be identified as such on Schedule A hereto.

“Note”: any promissory note, loan agreement, shared credit or participation agreement, intercreditor agreement, letter of credit, reimbursement agreement, draft, bankers’ acceptance, transmission system confirmation of transaction or other evidence of indebtedness of any kind (including loan histories, affidavits, general collection information, correspondence and comments pertaining to such obligation).

“Overnight Index Swap Rate”:  for any Interest Period, the rate per annum equal to the closing rate for overnight indexed swaps having a term of 3 months published by Bloomberg two Business Days prior to the first day of such Interest Period; provided that if such rate is not available at such time from Bloomberg, such rate shall be the rate per annum equal to the average midpoint (calculated by FRBNY) of the rates for overnight indexed swaps having a term of 3 months quoted by three financial institutions designated by FRBNY and notified to Citigroup one Business Day prior to the first day of such Interest Period.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Amendment”:  with respect to any Covered Asset, any amendment, modification, renewal or extension thereof, or any waiver of any term, right, or remedy thereunder, made by a Citigroup Ring-Fence Entity in good faith and otherwise in accordance with the FDIC Mortgage Loan Modification Program (to the extent applicable) and the Governance and Asset Management Guidelines, provided that the securities, obligations, or other instruments evidencing such Covered Asset originated or issued prior to March 14, 2008 continue in effect.

“Permitted Disposition”:  any Disposition permitted under the Governance and Asset Management Guidelines.

“Permitted Liens”:  (a) Liens granted by the Citigroup Ring-Fence Entities to FRBNY pursuant to any Security Document, (b) Liens for taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted for which appropriate reserves have been established in accordance with GAAP and (c) Liens created, incurred, assumed or otherwise existing with the written consent of FRBNY.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Citigroup or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post Coverage Period Loss”:  any loss that would otherwise qualify as a “Loss” hereunder but for the fact that such loss is incurred by a Citigroup Ring-Fence Entity after the Loss Coverage Period.

“Program Documents”:  this Master Agreement, the Security Documents, the Governance and Asset Management Guidelines, the Executive Compensation Guidelines, the Accession Agreement and any amendment, waiver, supplement or other modification to any of the foregoing permitted hereunder.

“Quarterly Advance Date”:  with respect to any Covered Loss realized by the Citigroup Ring-Fence Entities in any Calendar Quarter during the Loss Coverage Period, the 30th calendar day following the receipt by Treasury or FDIC (as applicable) of a Loss Claim from Citigroup; provided that if such day is not a Business Day, the “Quarterly Advance Date” shall be the next succeeding Business Day.

“Recoveries”:  as defined in Section 6.4.

“Recovery Expenses”:  for any period, the amount of actual, reasonable and necessary out-of-pocket expenses (including Capitalized Expenditures) paid to third parties (other than Citigroup or any of its Affiliates) by any Citigroup Ring-Fence Entity as permitted by the Governance and Asset Management Guidelines to recover amounts owed with respect to any Covered Asset as to which a Loss was incurred prior to the relevant Termination Date with respect to the Covered Asset (provided that such amounts were incurred no earlier than the date the Loss on such Covered Asset was reflected on the accounting records of such Citigroup Ring-Fence Entity); provided that “Recovery Expenses” shall not include for the relevant Covered Asset any expenses in excess of $200,000 related to environmental conditions, including but not limited to, remediation, storage or disposal of any hazardous or toxic substance or any pollutant or contaminant (but excluding costs incurred in order to assess the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant with respect to the collateral securing a Covered Asset that has been fully or partially charged-off (including the costs of consultants retained in connection with such assessment)), unless such expenses are specifically authorized, with prior timely notice to and approval by, the U.S. Federal Parties; and provided, further that “Recovery Expenses” shall in no event include any expenses incurred by any Citigroup Ring-Fence Entity prior to the Effective Time or any of the items identified on Exhibit J.

“Regulation U”:  Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Related Parties”:  with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, and controlling persons of such Person and such Person’s Affiliates.

“Replacement Covered Asset”:  any Exchange Asset acquired by a Citigroup Ring-Fence Entity subsequent to the Effective Time that satisfies the Covered Asset Criteria (other than clause (a) thereof).  A “Replacement Covered Asset” may include any of the following (including any of the following fully or partially charged off on the books and records of any Citigroup Ring-Fence Entity): (a) all interests in real estate including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights and (b) any other assets, including (i) all rights, powers, liens or security interests of any Citigroup Ring-Fence Entity in or under any Citigroup Ring-Fence Entity Loan Collateral Document, (ii) any judgment founded upon any Note evidencing a Citigroup Ring-Fence Entity Loan to the extent attributable thereto and any lien arising therefrom, (iii) any executory contract with a third party to convey real property and the real property which is subject to such executory contract included in any Citigroup Ring-Fence Entity Loan Collateral, (iv) any lease and the related leased property included in any Citigroup Ring-Fence Entity Loan Collateral and (v) all right, title and interest in and to any Citigroup Ring-Fence Entity Loan Deficiency Balance.

“Requirement of Law”:  as to any Person, the organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residential Covered Asset”: any Covered Asset consisting either of (a) a loan secured solely by residential real estate consisting of one-to-four family dwellings or the stock of cooperative housing corporations or (b) a security that is secured by residential real estate consisting of one-to-four family dwellings or the stock of cooperative housing corporations, the aggregate value of which is more than 85% of the total value of all assets securing such security; provided that if the Collateral Composition page on Bloomberg for such security indicates that more than 85% of the balance of the mortgaged properties securing such security are designated “single family”, “2-4 family”, “condominium” or “PUD”, then such security shall be deemed to be a Residential Covered Asset pursuant to this clause (b).  Each Covered Asset that is a Residential Covered Asset shall be identified as such on Schedule A hereto.

“Responsible Officer”:  with respect to Citigroup, its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other officer (a) who has the power to take or delegate the taking of the action in question and has been so authorized, directly or indirectly, by the board of directors, (b) working under the direct supervision or the delegated authority of any such Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer or (c) whose responsibilities include the administration of the transactions and agreements contemplated by this Master Agreement and the other Program Documents and the Covered Assets.

“Schedule A”:  the schedule designated as such by Citigroup and delivered by Citigroup to each of the U.S. Federal Parties as of the date hereof in the form of (a) a DVD and (b) a summary chart entitled “Summary of $301 Billion Ring-Fenced Assets”, together with a certificate from the Controller and Chief Accounting Officer of Citigroup to the effect that the contents of such schedule match the contents of the draft of such schedule reviewed and verified by the U.S. Federal Parties immediately prior to the execution of this Master Agreement on the date hereof.  The contents of Schedule A shall be amended from time to time to include Replacement Covered Assets or extensions of credit made pursuant to a Citigroup Ring-Fence Entity Wholly Unfunded Commitment, or to reflect any additions thereto or eliminations therefrom pursuant to Section 5 or otherwise in accordance with this Master Agreement.  The form of Schedule A may be amended from time to time as the parties hereto may mutually agree.

“Security and Guaranty Agreement”:  the Security and Guaranty Agreement, to be entered into among Citigroup, certain Affiliates of Citigroup identified therein and FRBNY substantially in the form of Exhibit A.

“Security Documents”:  the collective reference to the Security and Guaranty Agreement and all other security documents hereafter delivered to FRBNY granting a Lien on any property of Citigroup Ring-Fence Entities to secure the Citigroup Loan Obligations.

“Short-Sale Loss” means any loss (calculated in the form and in accordance with the methodology specified in Exhibit G) resulting from any Citigroup Ring-Fence Entity’s agreement with a mortgagor to accept a payoff in an amount less than the balance due on any Covered Loan that is a Residential Covered Asset.

“Termination Date”:  with respect to any Covered Asset, the earliest of (a) the date of prepayment or redemption of such Covered Asset in full, (b) the final maturity date of such Covered Asset, (c) the date such Covered Asset is liquidated, sold in a Permitted Disposition or is otherwise discharged in full and (d)(i) November 20, 2013, if such Covered Asset is a Non-Residential Covered Asset and (ii) November 20, 2018, if such Covered Asset is a Residential Covered Asset.

“Then-Current Interest Rate”:  the most recently published Freddie Mac survey rate for 30-year fixed-rate loans.

“Treasury”:  as defined in the preamble hereto.

“Treasury Advance”: as defined in Section 2.1.

“Treasury Available Amount”: at any time, $5,000,000,000 less the sum of all outstanding Treasury Advances at such time.

“United States”:  the United States of America.

“U.S. Federal Objection”: as defined in Section 5.2(a).

“U.S. Federal Parties”:  collectively, Treasury, FDIC and FRBNY.

“U.S. Person”:  a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.  It is understood and agreed that “U.S. Person” shall include any branch of a Citigroup Ring-Fence Entity that is a depository institution and a U.S. Person regardless of where such branch is located.

“Withdrawal Liability”:  to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2           Other Definitional Provisions.  (a)  Unless otherwise specified, all terms defined in this Master Agreement shall have the same meanings when used in the other Program Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)           As used herein and in the other Program Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms shall have the respective meanings given to them under GAAP (except as otherwise provided herein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, or any successor or replacement agreement which may be entered into from time to time.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Master Agreement, shall refer to this Master Agreement as a whole and not to any particular provision of this Master Agreement, and Section, Schedule and Exhibit references are to this Master Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  TREASURY ADVANCES

2.1           Treasury Advances.  Subject to the terms and conditions hereof and the Governance and Asset Management Guidelines, in the event that the Citigroup Ring-Fence Entities incur a Covered Loss in any Calendar Quarter during the Loss Coverage Period, Treasury agrees to advance to Citigroup in Dollars (each such advance, a “Treasury Advance”) on the related Quarterly Advance Date an amount equal to such Covered Loss; provided, that in no event shall any Treasury Advance exceed the Treasury Available Amount.

2.2           Procedure for Treasury Advances.  ii)  Each Treasury Advance shall be made following delivery of a Loss Claim to Treasury (with a copy to each of the other U.S. Federal Parties).  Each such Loss Claim must be received by Treasury not later than 5 p.m. New York City time 30 calendar days following the end of the applicable Calendar Quarter (or if such day is not a Business Day, the next succeeding Business Day).

(b)           Subject to the Governance and Asset Management Guidelines and the satisfaction of the conditions specified in Section 10.1, Treasury shall make the proceeds of each Treasury Advance available to Citigroup in an amount equal to such Covered Loss specified in the applicable Loss Claim (or such lesser amount as may be available under Section 2.1) not later than 5 p.m. New York City time on the relevant Quarterly Advance Date by wire transfer or credit in immediately available funds to the Citigroup Loss Account.

2.3           Reimbursement of Treasury Advances.  Each Treasury Advance shall be reimbursed by Citigroup in accordance with (and to the extent provided in) Section 7.  Any amounts so reimbursed shall be available for further Treasury Advances in accordance with Section 7.

SECTION 3.  FDIC ADVANCES

3.1           FDIC Advances.  Subject to the terms and conditions hereof and the Governance and Asset Management Guidelines, including the condition that there then shall be $5,000,000,000 of outstanding Treasury Advances as required under Section 10.2(b), in the event that the Citigroup Ring-Fence Entities incur a Covered Loss in any Calendar Quarter during the Loss Coverage Period, FDIC agrees to advance to Citigroup in Dollars (each such advance, an “FDIC Advance”) on the related Quarterly Advance Date an amount equal to the portion of such Covered Loss that exceeds the Treasury Available Amount (taking into account any Treasury Advance made on such Quarterly Advance Date); provided, that in no event shall any FDIC Advance exceed the FDIC Available Amount.

3.2           Procedure for FDIC Advances.  (a)  Each FDIC Advance shall be made following delivery of a Loss Claim to FDIC (with a copy to each of the other U.S. Federal Parties).  Each such Loss Claim must be received by FDIC not later than 5 p.m. New York City time 30 calendar days following the end of the applicable Calendar Quarter (or if such day is not a Business Day, the next succeeding Business Day).

(b)           Subject to the Governance and Asset Management Guidelines and the satisfaction of the conditions specified in Section 10.2, FDIC shall make the proceeds of each FDIC Advance available to Citigroup in an amount equal to such Covered Loss specified in the applicable Loss Claim (or such lesser amount as may be available under Section 3.1) not later than 5 p.m. New York City time on the relevant Quarterly Advance Date by wire transfer or credit in immediately available funds to the Citigroup Loss Account.

3.3           Reimbursement of FDIC Advances.  Each FDIC Advance shall be reimbursed by Citigroup in accordance with (and to the extent provided in) Section 7.  Any amounts so reimbursed shall be available for further FDIC Advances in accordance with Section 7.

SECTION 4.  FRBNY LOAN

4.1           FRBNY Loan.  Subject to the terms and conditions hereof and the Governance and Asset Management Guidelines, including the condition that there then shall be $5,000,000,000 of outstanding Treasury Advances and $10,000,000,000 of outstanding FDIC Advances as required under Sections 10.3(b) and 10.3(c), in the event that the Citigroup Ring-Fence Entities incur a Covered Loss in any Calendar Quarter during the Loss Coverage Period and as a result thereof the Citigroup Ring-Fence Entities’ aggregate cumulative Covered Losses exceed $15,000,000,000, FRBNY agrees to make a single term loan (the “FRBNY Loan”) to Citigroup in Dollars on the FRBNY Funding Date in an amount equal to the FRBNY Available Amount; provided, that unless the FRBNY Funding Date shall occur on or prior to the FRBNY Outside Date, FRBNY shall have no obligation to make the FRBNY Loan hereunder.  Amounts borrowed by Citigroup under this Section 4.1 and repaid or prepaid may not be reborrowed and any obligation of FRBNY to advance funds to Citigroup under this Master Agreement shall terminate upon FRBNY’s funding of the FRBNY Loan.

4.2           Procedure for Borrowing.  (a)  The FRBNY Loan shall be made following delivery of a Borrowing Request to FRBNY (with a copy to each of the other U.S. Federal Parties).  Such Borrowing Request must be received by FRBNY not later than 5 p.m. New York City time 20 calendar days prior to the FRBNY Funding Date.

(b)           Subject to the Governance and Asset Management Guidelines and the satisfaction of the conditions specified in Section 10.3, FRBNY shall make the proceeds of the FRBNY Loan available to Citigroup not later than 5 p.m. New York City time on the FRBNY Funding Date by wire transfer or credit in immediately available funds to the Citigroup Loss Account.

(c)           FRBNY may maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Citigroup to FRBNY resulting from the FRBNY Loan, including the amounts of principal and interest payable and paid to FRBNY from time to time hereunder; provided that the failure of FRBNY to maintain such accounts or any error therein shall not in any manner affect the obligation of Citigroup to repay the FRBNY Loan in accordance with the terms of this Master Agreement.

4.3           Repayment of Loan.  Citigroup shall repay the outstanding principal amount of the FRBNY Loan (together with accrued and unpaid interest thereon as provided in Section 4.4) in two installments on the Installment Due Date and on the Maturity Date.  The Installment Balance (together with accrued and unpaid interest thereon) shall be due and payable on the Installment Due Date and the remaining balance of the FRBNY Loan (together with accrued and unpaid interest thereon) shall be due and payable on the Maturity Date.

4.4           Interest Rate. (a)  Subject to clause (b) below, the FRBNY Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Overnight Index Swap Rate for such Interest Period plus 3.00%.  Interest on the FRBNY Loan shall accrue on the outstanding principal amount thereof from and including the FRBNY Funding Date to but excluding the Maturity Date and shall be payable in arrears on each Interest Payment Date.

(b)           If any amount payable by Citigroup under any Program Document (other than any Citigroup Non-Recourse Obligation) is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

4.5           Computation of Interest and Net Payment Amounts.  (a)  Interest payable pursuant hereto shall be calculated by FRBNY on the basis of a 365-day year for the actual days elapsed.

(b)           Each determination of the interest rate and each calculation of the amount of interest, in each case by FRBNY pursuant to any provision of this Master Agreement, shall be conclusive and binding on Citigroup and FRBNY in the absence of manifest error.

4.6           Voluntary Prepayments.  Citigroup may at any time or from time to time voluntarily prepay the FRBNY Loan in whole in cash without premium or penalty upon notice to FRBNY provided not later than 5 p.m. New York City time two Business Days prior to the date of prepayment.  Citigroup may make a partial voluntary prepayment of the FRBNY Loan only with the consent of, and on terms and conditions (including the allocation of such prepayment as between the Installment Balance and the remaining balance of the FRBNY Loan) agreed to by, FRBNY in its sole discretion.  Any voluntary prepayment of the FRBNY Loan shall be accompanied by all accrued interest on the amount prepaid.

4.7           Mandatory Prepayments.  (a)  In the event that any Citigroup Ring-Fence Entity incurs a Loss or a Post Coverage Period Loss in any Calendar Quarter in which the FRBNY Loan is outstanding, Citigroup shall prepay a principal amount of the FRBNY Loan equal to 10% of such Loss or Post Coverage Period Loss (as applicable) within 30 calendar days after the end of the applicable Calendar Quarter.  Any mandatory prepayment of the FRBNY Loan shall be accompanied by all accrued interest on the amount prepaid.  For the avoidance of doubt, Citigroup shall not be required to make any prepayment under this Section 4.7(a) with respect to any Loss taken into account in determining the FRBNY Available Amount pursuant to clause (b) of the definition of such term.

(b)           Prepayments made under this Section 4.7 shall be allocated to the Installment Balance in proportion to the fraction of the FRBNY Loan represented by such Installment Balance as of the date of prepayment.

(c)           Citigroup shall also prepay the FRBNY Loan in accordance with (and to the extent provided in) Section 7.

4.8           Payments Generally.  All payments to be made by Citigroup in respect of the FRBNY Loan shall be made in such amounts, without set-off or counterclaim, as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatever nature imposed by the jurisdiction in which Citigroup is organized or any political subdivision or taxing authority therein or thereof) shall not, as a result of any such deductions or withholdings, be less than the amounts otherwise specified to be paid under this Master Agreement.  All payments in respect of the FRBNY Loan will be made by Citigroup without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.

SECTION 5.  COVERED ASSETS AND POST-SIGNING CONFIRMATION PROCESS

5.1           Covered Assets.  Subject to the terms and conditions of this Master Agreement, the U.S. Federal Parties shall provide loss protection (or financing, as applicable) only with respect to the Covered Assets determined in accordance with this Section 5.  In no event shall the coverage or financing under this Master Agreement be available with respect to any asset removed from Schedule A pursuant to Section 5.2 or 5.3.

5.2           Post-Signing Confirmation Process.  (a)  Not later than the 90th calendar day after the date hereof, Citigroup shall prepare and deliver to the U.S. Federal Parties an updated Schedule A hereto setting forth in complete and final form the information required to be provided on such schedule (including, for the avoidance of doubt, any necessary changes to  Baseline Values).  Each of the U.S. Federal Parties shall review the updated schedule and Citigroup hereby agrees that the U.S. Federal Parties shall have the right, within 120 calendar days after receipt of such updated schedule, to object to any of the following: (i) the inclusion of any asset on Schedule A purporting to be a Covered Asset on grounds that such asset fails to meet one or more of the Covered Asset Criteria or that such Covered Asset is listed more than once on Schedule A; (ii) the identification of any Covered Asset on Schedule A as either a Residential Covered Asset or a Non-Residential Covered Asset on grounds that such asset was improperly categorized; (iii) the Baseline Value assigned to any Covered Asset on grounds that such amount was improperly calculated pursuant to the terms and conditions hereof; (iv) the inclusion of any Citigroup Ring-Fence Entity Wholly Unfunded Commitment on Schedule A hereto on grounds that such commitment fails to satisfy the definition of “Citigroup Ring-Fence Entity Wholly Unfunded Commitment”; (v) the Citigroup Ring-Fence Entity Commitment Value assigned to any Citigroup Ring-Fence Entity Loan Commitment or Citigroup Ring-Fence Entity Wholly Unfunded Commitment set forth on Schedule A on grounds that such value was improperly determined; or (vi) the inclusion of Covered Assets the aggregate Baseline Values of which, when taken together with the aggregate Baseline Values of all other Covered Assets and the Citigroup Ring-Fence Entity Commitment Values of all the Citigroup Ring-Fence Entity Loan Commitments and Citigroup Ring-Fence Entity Wholly Unfunded Commitments, exceed $301,000,000,000; in each case by delivering written notice of their objections to Citigroup and proposing amendments to Schedule A (any such objection, a “U.S. Federal Objection”).

(b)           Citigroup shall review any U.S. Federal Objection in good faith.  Within 30 calendar days of its receipt of any U.S. Federal Objection, Citigroup shall deliver a notice to the U.S. Federal Parties either accepting such U.S. Federal Objection or disagreeing with such U.S. Federal Objection and specifying the nature of its disagreement.  If Citigroup fails to deliver a notice of disagreement within 30 calendar days of its receipt of any U.S. Federal Objection, it shall be deemed to have accepted such U.S. Federal Objection and to have consented to any amendment of Schedule A proposed in such U.S. Federal Objection.

(c)           Each of the U.S. Federal Parties and Citigroup shall seek to resolve any U.S. Federal Objection expeditiously and in good faith.  Citigroup shall provide the U.S. Federal Parties with access to such books, records, working papers and employees as the U.S. Federal Parties may request in connection with the resolution of any U.S. Federal Objection.  If the parties reach agreement with respect to any U.S. Federal Objection, they shall amend Schedule A to reflect such agreement.  If the parties are unable to resolve any U.S. Federal Objection within 30 calendar days of commencing good faith negotiations, the U.S. Federal Objection shall prevail and Schedule A shall be amended consistent with such U.S. Federal Objection.

(d)           If as a consequence of either (x) any necessary changes to the Baseline Value or (y) any U.S. Federal Objection that results in an amendment to Schedule A that removes assets listed as “Covered Assets” or otherwise decreases the aggregate Baseline Value thereof, the aggregate Baseline Value of all Covered Assets is reduced, then within 30 calendar days after such amendment, Citigroup shall have the right to substitute or add, as the case may be, new assets that qualify as Covered Assets up to the amount of any such decrease; provided such assets are acceptable to the U.S. Federal Parties acting in good faith; and provided, further, that such decrease does not result from a U.S. Federal Objection pursuant to Section 5.2(a)(iii) or (vi).  Following any such substitution or addition of new assets, such assets shall be subject to this Master Agreement and shall be deemed to be “Covered Assets” in all respects.

(e)           The Citigroup Deductible and the number of shares of Citigroup Preferred Stock to be issued to Treasury and FDIC in connection with the transactions contemplated hereby were determined on the basis of the U.S. Federal Parties’ respective assessments of the risks associated with the Covered Assets included in Schedule A (including through a preliminary actuarial analysis by Treasury for purposes of ascertaining compliance with Section 102(c)(3) of the Emergency Economic Stabilization Act of 2008).

(f)           Once the final contents of Schedule A have been confirmed, with such adjustments thereto as may be necessary, in accordance with this Section 5, the U.S. Federal Parties shall in good faith review the assessment of projected life time losses, taking into account any such adjustments of Covered Assets included on such Schedule (but disregarding, in assessing the projected life time loss for any Covered Asset with an Effective Time on January 15, 2009, any losses occurring prior to January 15, 2009).  The results of the assessment to be conducted during the confirmatory process shall be used by the U.S. Federal Parties in good faith by taking the projected life time loss for the Covered Assets and subtracting out the Citigroup Deductible as in effect on the date of this Agreement (taking into account any changes to the amount of reserves included in the Citigroup Deductible as a result of the confirmation process but excluding the amount agreed by the parties hereto prior to the date of this Agreement as contributed in exchange for the release of Hedge Agreements).  The U.S. Federal Parties' loss projections for the Covered Assets shall be devised in good faith and in their sole discretion by:

(A)           projecting life time losses under conservative assumptions in a base case (as opposed to a stress case) from a November 21, 2008 perspective;

(B)           employing, where applicable depending on the asset class, methods including econometric modeling, analysis of collateral-specific attributes and historical performance, third-party market qualitative and quantitative research, discounted cash-flow analysis, examination of indentures and other deal documents, stratification and statistical analysis of Citigroup portfolios, and historical asset class performance at Citigroup and generally in the industry;

(C)           conducting one or more meetings and discussions with Citigroup to provide Citigroup a reasonable opportunity to explain (x) Citigroup’s loss projections for each asset class, and (y) general Citigroup management practices, underwriting, and loss mitigation approaches for each asset class; and

(D)           using overall methodology consistent with the methodology used by the U.S. Federal Parties to set the original Citigroup Deductible.

After finishing the foregoing calculation, the U.S. Federal Parties shall notify Citigroup of the result, including the loss projections for the Covered Assets.  If this calculation results in a positive number, adjustments shall be made, in direct proportion to any increased projected loss, to the Citigroup Deductible or to the composition of the Covered Assets as identified on such Schedule in accordance with the provisions of Section 5.2(d), or additional loss protection shall be provided in another form acceptable to the U.S. Federal Parties.  The decision as to how best to effect the adjustments or additions described in this section (i.e., through increase to the Citigroup Deductible, change in pool composition or otherwise) shall be made in consultation with Citigroup.   For the avoidance of doubt, there will not be any downward adjustment to the Citigroup Deductible.

(g)           After such adjustments or additions are made in accordance with Section 5.2 (f) the projected loss analysis shall be used by Treasury in making a final actuarial calculation as required by such Section 102(c)(3).  After taking into account any such adjustments or additions, and after Treasury consults with FDIC, Citigroup shall issue such additional shares of preferred stock as are necessary to ensure Treasury’s compliance with Section 102(c)(3)), as determined by Treasury, to Treasury.   In the event that Citigroup issues additional shares of preferred stock to Treasury as provided for in this paragraph, Citigroup shall also issue to FDIC that number of shares of Citigroup Preferred Stock as may be necessary to cause the ratio of shares of Citigroup Preferred Stock owned by each of Treasury and

FDIC after the issuances under this Section 5.2(g) to equal the ratio that existed prior to such issuances.  Citigroup shall also issue Treasury a warrant to purchase common stock for an aggregate exercise value of 10% of the Citigroup Preferred Stock issued to Treasury pursuant to this paragraph.

Citigroup shall issue (1) to each of Treasury and FDIC additional shares of Citigroup Preferred Stock with an aggregate liquidation value equal to the product of  (x) the dividends that would have accrued on the shares of Citigroup Preferred Stock to be issued pursuant to Section 5.2 from November 21, 2008 to the date of issuance of such shares had such shares been issued on November 21, 2008, and (y) a fraction the numerator of which is the Adjusted Baseline Value of the Covered Assets having an effective Time of  November 21, 2008 and the denominator of which is the Adjusted Baseline Value of all covered Assets, and (2) to Treasury a warrant to purchase common stock for an aggregate exercise value of 10% of the Citigroup Preferred Stock issued to Treasury pursuant to Section 5.2.

5.3           Other Exclusions.  If at any other time during the term of this Master Agreement any Citigroup Ring-Fence Entity or any of the U.S. Federal Parties becomes aware of the existence of any asset improperly included as a “Covered Asset”, such Citigroup Ring-Fence Entity or U.S. Federal Party (as applicable) shall promptly report the same to the other parties hereto, Schedule A shall be amended as appropriate and all actions required under Section 5.4 shall be taken.

5.4           Effects of Exclusion.  In the event any adjustment is made to Schedule A pursuant to this Section 5 and the FRBNY Available Amount or any purported Loss or Covered Loss is subsequently determined, on the basis of any such adjustment pursuant to this Section 5, to have been improperly calculated, all calculations previously made under this Master Agreement shall be recalculated promptly to the extent necessary to put the parties in the same economic position they would been in had the FRBNY Available Amount, Loss or Covered Loss been properly calculated.  If Citigroup has received funds in excess of the amount to which it would have otherwise been entitled from any of the U.S. Federal Parties, it shall promptly reimburse each of the relevant U.S. Federal Parties in the amount of such excess; provided, that if Citigroup shall be unable to reimburse each of the relevant U.S. Federal Parties in full, it shall reimburse them in the order of priority specified in Section 7.2.  It is understood that in the event any asset has been pledged by Citigroup to FRBNY pursuant to Section 10.3(d) that is subsequently determined to have been improperly included as a “Covered Asset,” FRBNY shall have no obligation to release its lien on such asset until such time as it shall have been reimbursed in full to the extent required under this Section 5.4.

5.5           Foreign Assets.  Within 30 calendar days of any Calendar Quarter in which Citigroup incurs a Loss, Citigroup shall review and confirm that no Covered Asset consisting of an asset-backed security in respect of which a Loss was incurred in such Calendar Quarter was a “Foreign Asset” within clause (g) of the definition of that term as of the last day of such Calendar Quarter.  If Citigroup identifies any such asset-backed security as a “Foreign Asset”, it shall promptly report the same to the other parties hereto.  For purposes of calculating any Loss hereunder in respect of such Covered Asset incurred prior to the FRBNY Funding Date (but, for the avoidance of doubt, not any Loss or Post Coverage Period Loss subsequent to the FRBNY Funding Date), Citigroup shall only be entitled to claim an amount of Loss equal to the same percentage of the full amount of the Loss incurred on such Covered Asset as the aggregate value of the underlying assets securing such security that are obligations of U.S. Persons is of the total value of all ultimate underlying assets securing such security.

SECTION 6.  DETERMINATION OF COVERED LOSSES

6.1           Quarterly Calculations.  Within 30 calendar days after the end of each Calendar Quarter, Citigroup shall calculate, in each case in accordance with this Section 6: (a) the Adjusted Baseline Value of each Covered Asset as of the end of such Calendar Quarter; (b) the aggregate Losses incurred by the Citigroup Ring-Fence Entities in respect of each Covered Asset in such Calendar Quarter; (c) the aggregate Recoveries received by the Citigroup Ring-Fence Entities in respect of each Covered

Asset in such Calendar Quarter; (d) the aggregate Gains recognized by the Citigroup Ring-Fence Entities in respect of each Covered Asset in such Calendar Quarter; and (e) the Citigroup Quarterly Net Loss and the Covered Loss (if any) incurred by the Citigroup Ring-Fence Entities in such Calendar Quarter.

6.2           Adjusted Baseline Value.  As of any date of calculation, the “Adjusted Baseline Value” of each Covered Asset shall be equal to: (a) the Baseline Value of such Covered Asset plus (b) in the case of any Covered Loan, the Baseline Value of any Citigroup Ring-Fence Entity Loan Commitment Advances made in respect of such Covered Loan subsequent to the Effective Time minus (c) all Losses incurred by the Citigroup Ring-Fence Entities on such Covered Asset subsequent to the Effective Time minus (d) all principal payments and fees received with respect to such Covered Asset subsequent to the Effective Time minus (e) all Hedging Proceeds received by the Citigroup Ring-Fence Entities in respect of such Covered Asset subsequent to the Effective Time; provided that (i) no increase to “Adjusted Baseline Value” shall be made to reflect any amounts specified in clause (b) at any time subsequent to the FRBNY Funding Date and (ii) at no time shall any increase to “Adjusted Baseline Value” be made pursuant to clause (b) to the extent, as a result of such increase, the aggregate Adjusted Baseline Values of all Covered Assets, when taken together with the Citigroup Ring-Fence Entity Commitment Values of all the Citigroup Ring-Fence Entity Loan Commitments and Citigroup Ring-Fence Entity Wholly Unfunded Commitments, would exceed $301,000,000,000.  The “Adjusted Baseline Value” of any Replacement Covered Asset shall initially be determined in accordance with Section 6.8 hereof, and thereafter in accordance with this Section 6.2.  For the avoidance of doubt, it is understood that in no event shall Adjusted Baseline Value be increased for any accretion of value of a Covered Accrual Basis Asset.

6.3           Losses.  A “Loss” in respect of any Covered Asset shall be equal to (as applicable and without duplication): (a) the amount of any Charge-Off (up to a maximum of the Adjusted Baseline Value of such Covered Asset) taken on such Covered Asset by a Citigroup Ring-Fence Entity subsequent to the Effective Time; (b) with respect to any Covered Asset Disposed of by a Citigroup Ring-Fence Entity in a Permitted Disposition subsequent to the Effective Time, the amount (if any) by which the Adjusted Baseline Value of such Covered Asset as of the date of the Permitted Disposition exceeds the proceeds from such Permitted Disposition (it being understood that in the case of any Covered Asset Disposed of in part, “Loss” shall be calculated as the amount (if any) by which the portion of the Adjusted Baseline Value of such Covered Asset that ratably corresponds to the portion of such Covered Asset being Disposed exceeds the proceeds from such Permitted Disposition); (c) with respect to any Covered Asset maturing subsequent to the Effective Time (including as a result of acceleration), the amount (if any) by which the Adjusted Baseline Value of such Covered Asset immediately prior to its maturity exceeds the principal payments and fees received by any Citigroup Ring-Fence Entity in connection with its maturity; (d) the amount of any Foreclosure Loss in respect of such Covered Asset (up to a maximum of the Adjusted Baseline Value of such Covered Asset) subsequent to the Effective Time; (e) the amount of any Short-Sale Loss in respect of such Covered Asset (up to a maximum of the Adjusted Baseline Value of such Covered Asset) subsequent to the Effective Time; and (f) with respect to any Asset Exchanges in respect of a Covered Asset, the amount (if any) by which the Adjusted Baseline Value of such Covered Asset as of the date of the relevant Asset Exchange exceeds the Exchange Value of all Exchange Assets acquired in respect of such Covered Asset (whether Replacement Covered Assets or Ineligible Exchange Assets).  For the avoidance of doubt, in no event shall the term “Loss” be deemed to include any loss resulting from (i) the application of Fair Value accounting to any Covered Asset on or prior to the Effective Time, (ii) any unrealized “mark to market” losses subsequent to the Effective Time or (iii) any liabilities, losses, penalties, costs or expenses incurred in connection with any financing arrangements or unwinding of financing arrangements in respect of any Covered Asset.

6.4           Recoveries.  “Recoveries” in respect of any Covered Asset shall be equal to the sum of the following items (without duplication), up to the aggregate amount of Losses incurred on such Covered Asset at such time: (i) all amounts collected by any Citigroup Ring-Fence Entity on Charge-Offs of such Covered Asset plus (ii) the amount of all fees and other consideration received by any Citigroup Ring-Fence Entity in connection with any amendment, modification, renewal, extension, refinancing, restructuring, commitment or other similar action taken by such Citigroup Ring-Fence Entity with respect to such Covered Asset in respect of which any Charge-Off has been taken by any Citigroup Ring-Fence Entity (provided, that the amount of any such fees or other consideration counted as a “Recovery” shall not exceed the aggregate amount of the related Charge-Offs taken and any Recovery Expenses related thereto); plus (iii) all amounts collected by any Citigroup Ring-Fence Entity in respect of any other Losses incurred on such Covered Asset plus (iv) if such Covered Asset is pledged to FRBNY pursuant to Section 10.3(d), all amounts received by FRBNY upon any sale, collection from, or other realization upon such Covered Asset in accordance with the Security Documents; minus (iv) the Recovery Expenses incurred by the Citigroup Ring-Fence Entities in respect of such Covered Asset plus (v) any amounts collected by the Citigroup Ring-Fence Entities that reimburse Recovery Expenses previously incurred by them in respect of such Covered Asset; provided, “Recoveries” shall not include any cash interest payments received by the Citigroup Ring-Fence Entities permitted to be retained for their account pursuant to Section 7.4(c).  For the avoidance of doubt, it is understood that “Recoveries” shall also not include any amounts advanced to Citigroup by Treasury or FDIC pursuant to Sections 2 or 3 of this Master Agreement or borrowed by Citigroup pursuant to Section 4 of this Master Agreement.

6.5           Gains.  “Gains” in respect of any Covered Asset shall be equal to the amount (if any) by which: (a) the sum of (i) all amounts received in cash subsequent to the Effective Time by any Citigroup Ring-Fence Entity upon any sale, collection from, or other realization upon such Covered Asset (including all Hedging Proceeds in respect of such Covered Asset, but excluding any cash interest payments received by the Citigroup Ring-Fence Entities permitted to be retained for their account pursuant to Section 7.4(c)) and (ii) if such Covered Asset is pledged to FRBNY pursuant to Section 10.3(d), all amounts received in cash by FRBNY upon any sale, collection from, or other realization upon such Covered Asset exceeds (b) the Adjusted Baseline Value of such Covered Asset.  With respect to any Asset Exchanges in respect of a Covered Asset, a “Gain” shall be equal to the amount (if any) by which the aggregate Exchange Values of all Exchange Assets acquired in respect of such Covered Asset (whether Replacement Covered Assets or Ineligible Exchange Assets) exceeds the Adjusted Baseline Value of such Covered Asset as of the date of the relevant Asset Exchange.

6.6           Citigroup Quarterly Net Losses.  For any Calendar Quarter, a “Citigroup Quarterly Net Loss” shall be equal to the amount (if any) by which (a) all Losses incurred by the Citigroup Ring-Fence Entities on all Covered Assets in such Calendar Quarter exceed (b) the sum of all Recoveries and Gains realized by the Citigroup Ring-Fence Entities on all Covered Assets in such Calendar Quarter.

6.7           Covered Losses.  For any Calendar Quarter, a “Covered Loss” shall be equal to 90% of any Citigroup Quarterly Net Loss for that quarter, but only to the extent that such Citigroup Quarterly Net Loss, when taken together with all prior Citigroup Quarterly Net Losses incurred on a cumulative basis by the Citigroup Ring-Fence Entities subsequent to the Effective Time, exceeds the Citigroup Deductible; provided, that in no event shall any Loss arising from a failure by any Citigroup Ring-Fence Entity to manage the Covered Assets in accordance with the Governance and Asset Management Guidelines be considered in calculating a Citigroup Quarterly Net Loss or a Covered Loss hereunder.

6.8           Effects of Asset Exchanges on Calculations.  (a)  In the event any Citigroup Ring-Fence Entity acquires one or more Exchange Assets in an Asset Exchange, Citigroup shall promptly determine whether each such Exchange Asset satisfies the criteria for a Replacement Covered Asset, in which case such Exchange Asset shall be a Replacement Covered Asset (and therefore a Covered Asset for purposes of this Master Agreement), or whether such asset is an Ineligible Exchange Asset, in which case such asset shall not be eligible for loss-sharing coverage under this Master Agreement.

(b)           In connection with its acquisition of any Exchange Asset, Citigroup shall value such asset for purposes of this Master Agreement in accordance with then applicable accounting principles and valuation policies applied by Citigroup to its assets generally and consistent with the Governance and Asset Management Guidelines (such value, the “Exchange Value”) and shall determine on the basis of such Exchange Value whether as a result of such Asset Exchange, the applicable Citigroup Ring-Fence Entity has incurred a Loss or realized a Gain in accordance with the terms of Sections 6.3 and 6.5.  For the avoidance of doubt, any Gain realized by a Citigroup Ring-Fence Entity as a result of any Asset Exchange shall be applied as required under Section 7 (in the case of any Ineligible Exchange Asset, as set forth in Section 6.8(d)).

(c)           Immediately following the determinations in Section 6.8(b), Citigroup shall calculate an initial Adjusted Baseline Value for each Replacement Covered Asset.

(i)           In the case of any single Replacement Covered Asset acquired in respect of a Covered Asset, such Replacement Covered Asset shall be deemed to have an initial Adjusted Baseline Value equal to either:

(A)           if such Replacement Covered Asset has an Exchange Value that is equal to or less than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which it was exchanged, such Replacement Covered Asset’s Exchange Value; or

(B)           if such Replacement Covered Asset has an Exchange Value that is greater than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which it was exchanged, the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which it was exchanged.

(ii)           In the case of multiple Exchange Assets acquired in respect of a Covered Asset all of which are Replacement Covered Assets, each such Replacement Covered Asset shall be deemed to have an initial Adjusted Baseline Value equal to either:

(A)           if the sum of the Exchange Values of the Replacement Covered Assets is equal to or less than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which they were exchanged, such Replacement Covered Asset’s Exchange Value; or

(B)           if the sum of the Exchange Values of the Replacement Covered Assets is greater than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which they were exchanged, such Replacement Covered Asset’s ratable portion (taking in account the Exchange Values of all the Replacement Covered Assets acquired in such Asset Exchange) of the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which it was exchanged.

(iii)            In the case of multiple Exchange Assets acquired in respect of a Covered Asset not all of which are Replacement Covered Assets, each such Replacement Covered Asset acquired in such Asset Exchange shall be deemed to have an initial Adjusted Baseline Value equal to either:

(A)           if the sum of the Exchange Values of the Replacement Covered Assets is equal to or less than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which they were exchanged, such Replacement Covered Asset’s Exchange Value; or

(B)           if the sum of the Exchange Values of the Replacement Covered Assets is greater than the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which they were exchanged, such Replacement Covered Asset’s ratable portion (taking in account the Exchange Values of all the Replacement Covered Assets and excluding the Exchange Values of any Ineligible Exchange Assets acquired in such Asset Exchange) of the Adjusted Baseline Value (as of the date of the Asset Exchange) of the Covered Asset for which it was exchanged.

(iv)           For the avoidance of doubt, it is understood that the initial Adjusted Baseline Value of any Replacement Covered Asset (or group of Replacement Covered Assets) calculated in accordance with this Section 6.8 shall never be greater than the Adjusted Baseline Value of the Covered Asset for which it was exchanged as of the date of such Asset Exchange.

(d)           In the case of any acquisition by a Citigroup Ring-Fence Entity of an Ineligible Exchange Asset in any Calendar Quarter, Citigroup shall pay in cash (i) in the case of any such acquisition prior to the FRBNY Funding Date, a portion of the Exchange Value of such Ineligible Exchange Asset equal to any Gain required to be applied, as part of any Excess Recoveries or Gains, under Section 7.1 within 30 calendar days of such Calendar Quarter (and such cash shall be applied as required under Section 7.1) or (ii) in the case of any such acquisition on or subsequent to the FRBNY Funding Date, 90% of the Exchange Value of such Ineligible Exchange Asset within 30 calendar days of such Calendar Quarter (and such cash shall be applied as required under Section 7.2).

(e)           Each calculation, valuation or other determination made by Citigroup pursuant to this Section 6.8 shall be subject to the review of the U.S. Federal Parties.

6.9           Effects of Exchange Rates on Calculations.  For purposes of making any calculation required under this Section 6 or otherwise under this Master Agreement, Citigroup shall use the Dollar Equivalent of any relevant amounts in respect of Covered Assets denominated in currencies other than Dollars.

SECTION 7.  APPLICATION OF RECOVERIES, GAINS AND OTHER AMOUNTS

7.1           Application Prior to the FRBNY Funding Date.  Within 30 calendar days of each Calendar Quarter ending prior to the FRBNY Funding Date in which the Citigroup Ring-Fence Entities have received Excess Recoveries or Gains in respect of the Covered Assets, Citigroup shall apply 90% of such Excess Recoveries or Gains as follows (it being understood that the remaining 10% may be retained by Citigroup):

(a)           First, to reimburse FDIC for any outstanding FDIC Advances;

(b)           Second, to reimburse Treasury for any outstanding Treasury Advances;

(c)           Third, to reimburse Treasury and FDIC (on a ratable basis) for any costs, expenses, indemnities or other amounts to which they are entitled under this Master Agreement; and

(d)           Fourth, to reduce, on a dollar for dollar basis, the sum of all Citigroup Quarterly Net Losses deemed to have been incurred by Citigroup in or prior to such Calendar Quarter for purposes of determining whether such Citigroup Quarterly Net Losses equal or exceed the Citigroup Deductible; provided that if no Citigroup Quarterly Net Losses have been incurred in or prior to such Calendar Quarter (or the sum of such Citigroup Quarterly Net Losses has been reduced to zero pursuant to this clause (d)), any remaining Excess Recoveries or Gains shall be accounted for by Citigroup to offset any future Citigroup Quarterly Net Losses in subsequent Calendar Quarters in direct chronological order.

7.2           Application Subsequent to the FRBNY Funding Date.  Within 30 calendar days of each Calendar Quarter ending subsequent to the FRBNY Funding Date in which any Citigroup Ring-Fence Entity or FRBNY (upon its exercise of remedies under the Security Documents), as the case may be, has received any amounts in respect of any Covered Asset (other than interest payments permitted to be retained for the account of the Citigroup Ring-Fence Entities to the extent provided in Section 7.4), Citigroup or FRBNY (as applicable) shall apply 90% of such proceeds as follows (it being understood that the remaining 10% may be retained by, or shall be paid by FRBNY to, Citigroup, as applicable):

(a)           First, to repay the outstanding principal amount of the FRBNY Loan;

(b)           Second, to pay any accrued and unpaid interest on the FRBNY Loan;

(c)           Third, to reimburse FDIC for any outstanding FDIC Advances;

(d)           Fourth, to reimburse Treasury for any outstanding Treasury Advances; and

(e)           Fifth, to reimburse each of the U.S. Federal Parties (on a ratable basis) for any costs, expenses, indemnities or other amounts to which they are entitled under this Master Agreement or any other Program Document.

Any amounts remaining after application in accordance with this Section 7.2 may be retained by Citigroup; provided that if the application of any proceeds pursuant to this Section 7.2 is made by FRBNY following its exercise of remedies under the Security Documents, 90% of any remaining amounts shall be retained by FRBNY.

7.3           Effect on Treasury and FDIC Available Amounts.  Any amounts reimbursed to Treasury or FDIC pursuant to Section 7.1 shall be available for further Treasury Advances or FDIC Advances as applicable, subject to the terms and conditions of this Master Agreement (but, for the avoidance of doubt, no amounts repaid to FRBNY shall be available for any further FRBNY loans and no amounts reimbursed to Treasury or FDIC pursuant to Section 7.2 shall be available for further Treasury Advances or FDIC Advances).

7.4           Non-Recourse Obligations.  (a)  Subject to Section 7.4(b), notwithstanding anything to the contrary in this Master Agreement and the other Program Documents, (i) no Citigroup Ring-Fence Entity shall have any obligation to reimburse or repay (as applicable) any outstanding Citigroup Non-Recourse Obligations except to the extent provided in this Section 7 and the Security Documents and (ii) the Citigroup Non-Recourse Obligations are solely the obligations of Citigroup and, to the extent provided in the Security Documents, the Citigroup Ring-Fence Affiliates and shall be payable solely out of the Covered Assets.  No recourse shall be had for the payment of any Citigroup Non-Recourse Obligations against any holder of Capital Stock, employee, officer or Affiliate of Citigroup (provided that the foregoing shall not relieve any such person or entity from any liability it might otherwise have as a result of fraudulent actions taken or omissions by it).

(b)           All of the Citigroup Loan Obligations (other than those Citigroup Loan Obligations constituting Citigroup Non-Recourse Obligations) shall be with full recourse to the Citigroup Ring-Fence Entities and shall not be subject to the limitations of Section 7.4(a).

(c)           For the avoidance of doubt, it is understood that all interest payments (as determined in accordance with applicable accounting principles and regardless of how characterized under the terms of the applicable Covered Asset) received in cash by the Citigroup Ring-Fence Entities in respect of the Covered Assets (and not including any accretion of discount in accordance with applicable accounting principles) shall be solely for the account of the Citigroup Ring-Fence Entities; provided that if at any time subsequent to the FRBNY Funding Date any Event of Default shall have occurred and be continuing, the U.S. Federal Parties shall have the right to receive such cash interest payments and such payments shall be applied as set forth in Section 7.2.

(d)           The provisions of this Section 7.4 shall survive the termination or expiration of this Master Agreement.

7.5           Citigroup Payments to the U.S. Federal Parties.  Any amounts required to be applied by Citigroup under Section 7.1 or 7.2 to reimburse any of the U.S. Federal Parties shall be paid by Citigroup to the account designated by FRBNY in writing to Citigroup from time to time.  Citigroup shall include with each such payment directions to FRBNY as to the allocation of amounts among the U.S. Federal Parties (which allocation shall be made in accordance with the order of payments specified in

Section 7.1 or 7.2 (as applicable)).  Upon its receipt of any funds from Citigroup, FRBNY shall promptly distribute such funds in accordance with Citigroup’s directions.

7.6           Allocation of Payments.  Amounts applied under Section 7.2 to repay the outstanding principal amount of the FRBNY Loan shall be allocated to the Installment Balance in proportion to the fraction of the FRBNY Loan represented by such Installment Balance as of the date of repayment.

SECTION 8.  CERTAIN LIMITATIONS

8.1             Limitation on Loss Payment and Calculations.  (a) The U.S. Federal Parties shall not be required to give effect to and shall have the right to challenge or correct any calculation by Citigroup under the Master Agreement that the U.S. Federal Parties determine, in their good faith judgment, based upon the requirements of the Program Documents, has not been properly determined by Citigroup.  Such calculations shall include, without limitation, determinations of Adjusted Baseline Value, amounts applied toward the Citigroup Deductible, Exchange Value, calculations relating to Foreign Asset status, Foreclosure Loss, Gains, Hedging Proceeds, Loss, Recoveries and Recovery Expenses.  Each of the U.S. Federal Parties and Citigroup shall seek to resolve any disagreement relating to such calculations expeditiously and in good faith.  If the parties are unable to resolve any such objection within 30 calendar days of commencing good faith discussions, the calculation as determined by the U.S. Federal Parties shall prevail and the parties shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections.

(b)           Without in any way limiting the foregoing Section 8.1(a), the U.S. Federal Parties shall not be required to make any payments under the Master Agreement with respect to any Charge-Off (or otherwise give effect to any Charge-Off) of a Covered Asset that the U.S. Federal Parties determine was improperly taken by Citigroup in violation of the requirements of the Program Documents.  In the event that the U.S. Federal Parties do not make any payment with respect to, or otherwise give any effect to, any Charge-Off of a Covered Asset pursuant to this Section or determine that a payment or any calculation based on a Charge-Off was improperly made, Citigroup and the U.S. Federal Parties shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections.

(c)           No Covered Asset shall be treated as such for purposes of calculating a Loss with respect thereto (a) after Citigroup makes any additional advance, commitment or increase in the amount of a commitment with respect to such Covered Asset that does not constitute a Citigroup Ring-Fence Entity Loan Commitment Advance, (b) after Citigroup makes any amendment, modification, renewal or extension to such Covered Asset that does not constitute a Permitted Amendment, or (c) after Citigroup has managed, administered or collected any Related Asset (as such term is defined in Section 5.3 of the Governance and Asset Management Guidelines) in any manner which would have the effect of increasing the amount of any collections with respect to the Related Asset to the detriment of the Covered Asset to which such asset is related; provided, that if Citigroup shall thereafter promptly cure any such condition specified in clause (a), (b) or (c) to the satisfaction of the U.S. Federal Parties, such Covered Asset shall once again be eligible for loss-sharing coverage to the full extent permitted under this Master Agreement; and provided, further, that any such Covered Asset that has been the subject of Charge-Offs prior to the taking of any action described in clause (a), (b), or (c) of this Section by Citigroup shall be treated as a Covered Asset for the purpose of calculating Recoveries and Gains with respect to such Covered Asset under this Master Agreement.

(d)           Notwithstanding any other provision of the Program Documents, the U.S. Federal Parties may withhold payment for any amounts included in a Quarterly Certificate delivered pursuant to Section 3.3 of the Governance and Asset Management Guidelines, if, in their good faith judgment, there is a reasonable basis for denying the eligibility of an item for which reimbursement or payment is sought under the Master Agreement.  In such event, the U.S. Federal Parties shall provide a written notice to Citigroup detailing the grounds for withholding such payment. At such time as Citigroup demonstrates to the reasonable satisfaction of the U.S. Federal Parties that the grounds for such withholding of payment, or portion of payment, no longer exist or have been cured, then the relevant U.S. Federal Party shall pay Citigroup the amount withheld which the relevant U.S. Federal Party reasonably determines is eligible for payment, within fifteen (15) Business Days.

SECTION 9.  REPRESENTATIONS AND WARRANTIES

Citigroup hereby represents and warrants, on behalf of itself and the Citigroup Ring-Fence Affiliates, and each Citigroup Ring-Fence Affiliate represents and warrants on behalf of itself, to each of the U.S. Federal Parties that:

9.1           Existence; Compliance with Law.  Each of the Citigroup Ring-Fence Entities (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority, and the legal right, to own its assets and to transact the activities in which it is permitted to engage, (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business and the performance of its obligations made such qualification necessary and (d) is in compliance in all material respects with all Requirements of Law, except in the case of clauses (b), (c) or (d) as could not reasonably be expected to have a Material Adverse Effect.

9.2           Power; Authorization; Enforceable Obligations.  Each Citigroup Ring-Fence Entity has the power and authority, and the legal right, to make, deliver and perform the Program Documents to which it is, or will become, a party and, in the case of Citigroup, to borrow the FRBNY Loan hereunder.  Each Citigroup Ring-Fence Entity has taken all necessary organizational action to authorize the execution, delivery and performance of the Program Documents to which it is, or will become, a party and to authorize the borrowing of the FRBNY Loan on the terms and conditions of this Master Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions and the borrowing of the FRBNY Loan hereunder or with the execution, delivery, performance, validity or enforceability of this Master Agreement or any of the Program Documents to which any Citigroup Ring-Fence Entity is, or will become, a party, except (i) consents, authorizations, filings and notices as have been obtained or made and are in full force and effect, (ii) the filings referred to in the Security Documents and (iii) consents, authorizations, filings and notices the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.  Each Program Document to which any Citigroup Ring-Fence Entity is, or will become, a party has been duly executed and delivered on behalf of such entity.  This Master Agreement constitutes, and each other Program Document to which any Citigroup Ring-Fence Entity is, or will become, a party, upon execution, will constitute, a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

9.3           No Legal Bar.  The execution, delivery and performance of this Master Agreement and the other Program Documents to which any Citigroup Ring-Fence Entity is, or will become, a party, the borrowing of the FRBNY Loan hereunder and the use of the proceeds of any Treasury Advance, FDIC Advance or the FRBNY Loan will not violate, and will not result in, or require the creation or imposition of any Lien (other than any Lien created by the Security Documents) on any of its properties, assets or revenues under, (a) any Requirement of Law or (b) any Contractual Obligation, except with respect to clause (b) to the extent that any violation of such Contractual Obligation could not reasonably be expected to have a Material Adverse Effect.

9.4           Litigation.  No litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of Citigroup, threatened by or against any Citigroup Ring-Fence Entity or against any of such Citigroup Ring-Fence Entity’s properties, assets or revenues, except as could not reasonably be expected to have a Material Adverse Effect.

9.5           No Default.  Except as could not reasonably be expected to have a Material Adverse Effect, no Citigroup Ring-Fence Entity is in default under or with respect to any of its Contractual Obligations.

9.6           Taxes.  Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Citigroup Ring-Fence Entities has filed or caused to be filed all Federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority.  No tax Liens have been filed, and, to the knowledge of Citigroup, no claims are being asserted, with respect to any such tax, fee or other charge, except those that are being contested in good faith by appropriate proceedings diligently conducted for which appropriate reserves have been established in accordance with GAAP.

9.7           Federal Regulations.  None of the Covered Assets pledged pursuant to any Security Document constitutes “margin stock” within the meaning of such term under Regulation U.

9.8           ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the current fair market value of the assets of such Plan by an amount that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.9           Investment Company Act; Other Regulations.  None of the Citigroup Ring-Fence Entities is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

9.10           Accuracy of Information, Etc.  Each statement and any information contained in this Master Agreement, any other Program Document or any other document, certificate or statement furnished by or on behalf of any Citigroup Ring-Fence Entity to any of the U.S. Federal Parties for use in connection with the transactions contemplated by this Master Agreement or the other Program Documents, is accurate in all material respects as of the date such statement, information, document or certificate was so furnished.

9.11           Security Documents.  The provisions of the Security Documents are effective to create in favor of FRBNY a legal, valid and enforceable first priority Lien (subject to no other Liens except Permitted Liens) on all right, title and interest of the Citigroup Ring-Fence Entities in the Covered Assets described therein.  Except for filings or other actions contemplated by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

SECTION 10.  CONDITIONS PRECEDENT

10.1           Conditions to Treasury Advances.  The agreement of Treasury to make any Treasury Advance is subject to the satisfaction or waiver (in Treasury’s sole discretion), prior to or concurrently with the making of such Treasury Advance, of the following conditions precedent:

(a)           Citigroup Deductible.  Subsequent to the close of business on November 21, 2008, the Citigroup Ring-Fence Entities shall have (i) incurred, on a cumulative basis, an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible and (ii) provided documentation evidencing the incurrence of such Citigroup Quarterly Net Losses satisfactory to Treasury with respect thereto;

(b)           Representations and Warranties.  Each of the representations and warranties made by each Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 shall be true and correct in all material respects on and as of the date such Treasury Advance is made as if made on and as of such date and each of the other representations and warranties made by each Citigroup Ring-Fence Entity in Section 9 shall be true and correct in all material respects as of the date made;

(c)           No Event of Default.  No Event of Default shall have occurred and be continuing on such date or after giving effect to the Treasury Advance to be made on such date;

(d)           Loss Claim.  Treasury shall have timely received a fully executed Loss Claim in accordance with the requirements of Section 2.2; and

(e)           Other.  Treasury shall have received (i) all reports required to be delivered by Citigroup under the Governance and Asset Management Guidelines prior to the date such Treasury Advance is made that are in Treasury’s judgment material to the making of such Treasury Advance and (ii) such legal opinions of outside counsel, certificates of resolutions or other action, incumbency certificates, organizational and governing documents and evidence of valid existence and good standing as it reasonably may require.

10.2           Conditions to FDIC Advances.  The agreement of FDIC to make any FDIC Advance is subject to the satisfaction or waiver (in FDIC’s sole discretion), prior to or concurrently with the making of such FDIC Advance, of the following conditions precedent:

(a)           Citigroup Deductible.  Subsequent to the close of business on November 21, 2008, the Citigroup Ring-Fence Entities shall have (i) incurred, on a cumulative basis, an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible and (ii) provided documentation evidencing the incurrence of such Citigroup Quarterly Net Losses satisfactory to FDIC with respect thereto;

(b)           Treasury Advances.  There shall be $5,000,000,000 of outstanding Treasury Advances;

(c)           Representations and Warranties.  Each of the representations and warranties made by each Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 shall be true and correct in all material respects on and as of the date such FDIC Advance is made as if made on and as of such date and each of the other representations and warranties made by each Citigroup Ring-Fence Entity in Section 9 shall be true and correct in all material respects as of the date made;

(d)           No Event of Default.  No Event of Default shall have occurred and be continuing on such date or after giving effect to the FDIC Advance to be made on such date;

(e)           Loss Claim.  FDIC shall have timely received a fully executed Loss Claim in accordance with the requirements of Section 3.2; and

(f)           Other.  FDIC shall have received (i) all reports required to be delivered by Citigroup under the Governance and Asset Management Guidelines prior to the date such FDIC Advance is made that are in FDIC’s judgment material to the making of such FDIC Advance and (ii) such legal opinions of outside counsel, certificates of resolutions or other action, incumbency certificates, organizational and governing documents and evidence of valid existence and good standing as it reasonably may require.

10.3           Conditions to FRBNY Loan.  The agreement of FRBNY to make the FRBNY Loan is subject to the satisfaction or waiver (in FRBNY’s sole discretion), prior to or concurrently with the making of such loan, of the following conditions precedent:

(a)           Citigroup Deductible.  Subsequent to the close of business on November 21, 2008, the Citigroup Ring-Fence Entities shall have (i) incurred, on a cumulative basis, an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible and (ii) provided documentation evidencing the incurrence of such Citigroup Quarterly Net Losses satisfactory to FRBNY with respect thereto;

(b)           Treasury Advances.  There shall be $5,000,000,000 of outstanding Treasury Advances;

(c)           FDIC Advances.  There shall be $10,000,000,000 of outstanding FDIC Advances;

(d)           Pledge of Covered Assets.  Each of the Citigroup Ring-Fence Entities shall have executed the Security and Guaranty Agreement and any other Security Documents FRBNY may require, and FRBNY shall have an exclusive, first priority perfected security interest in each Covered Asset in existence as of the FRBNY Funding Date (subject only to Permitted Liens). No such Covered Asset shall be the subject of any other financing by any Government Authority pursuant to an arrangement outside of this Master Agreement and FRBNY shall have received evidence to its satisfaction that all actions it may deem necessary or desirable in order to perfect the security interests under the Security Documents have been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(e)           Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by FRBNY to be filed, registered or recorded in order to create in favor of FRBNY a perfected Lien on the Covered Assets described therein, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation;

(f)           Legal Opinions.  FRBNY shall have received one or more executed legal opinions of outside counsel to each Citigroup Ring-Fence Entity covering such matters incident to the pledge of Covered Assets and the making of the FRBNY Loan as FRBNY may reasonably require;

(g)           Representations and Warranties.  Each of the representations and warranties made by each Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 shall be true and correct in all material respects on and as of the date such FRBNY Loan is made as if made on and as of such date and each of the other representations and warranties made by each Citigroup Ring-Fence Entity in Section 9 shall be true and correct in all material respects as of the date made;

(h)           No Event of Default.  No Event of Default shall have occurred and be continuing on such date or after giving effect to the FRBNY Loan to be made on such date;

(i)           Borrowing Request.  FRBNY shall have timely received a fully executed Borrowing Request in accordance with the requirements of Section 4.2; and

(j)           Other.  FRBNY shall have received (i) all reports required to be delivered by Citigroup under the Governance and Asset Management Guidelines prior to the date such FRBNY Loan is made that are in FRBNY’s judgment material to the making of such FRBNY Loan and (ii) such certificates of resolutions or other action, incumbency certificates, organizational and governing documents and evidence of valid existence and good standing as it reasonably may require.

SECTION 11.  COVENANTS

Each Citigroup Ring-Fence Entity hereby agrees, and Citigroup agrees to cause each of the Citigroup Ring-Fence Affiliates, to:

11.1           Asset Management.  Manage the Covered Assets in accordance with the Governance and Asset Management Guidelines and comply with all reporting and other obligations to the U.S. Federal Parties contained therein (as the Governance and Asset Management Guidelines may be modified from time to time by the U.S. Federal Parties as provided therein); provided, that at any time following the incurrence by the Citigroup Ring-Fence Entities of Losses, net of any Gains and Recoveries, in excess of $27,000,000,000, if the U.S. Federal Parties shall so require in their discretion upon reasonable notice to Citigroup, Citigroup shall enter into an asset management agreement appointing an asset manager (other than Citigroup or any of its Affiliates) satisfactory to the U.S. Federal Parties to manage all or such portion of the Covered Assets as the U.S. Federal Parties shall designate on terms and conditions satisfactory to the U.S. Federal Parties; and provided, further, that at any time following any request by Citigroup to borrow the FRBNY Loan, if FRBNY shall so require in its discretion upon reasonable notice to Citigroup, Citigroup shall enter into custody arrangements with a custodian selected by FRBNY for the Covered Assets pledged to FRBNY as collateral for the FRBNY Loan and servicing arrangements with a servicer selected by FRBNY for the Covered Assets on terms and conditions satisfactory to FRBNY.

11.2           Corporate Governance.  Comply with all obligations and limitations on the Citigroup Ring-Fence Entities contained in the Governance and Asset Management Guidelines.

11.3           Executive Compensation.  Comply with all obligations and limitations on the Citigroup Ring-Fence Entities contained in the Executive Compensation Guidelines.

11.4           Dividends.  Prior to November 20, 2011, without the consent of each of the U.S. Federal Parties, refrain from declaring or paying any dividend (whether in cash or in additional Capital Stock) on any of Citigroup’s common stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, in excess of $.01 per share of such common stock per fiscal quarter of Citigroup.

11.5           Information.  Furnish to each of the U.S. Federal Parties:

(a)           promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments and similar writings furnished to any of the Citigroup Ring-Fence Entities and required to be delivered to any of the U.S. Federal Parties under any Program Document; and

(b)           promptly, such financial and other information as any of the U.S. Federal Parties may from time to time reasonably request.

11.6           Maintenance of Existence; Compliance.  (a)(i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights,

privileges and franchises necessary or desirable in the normal conduct of its business; (b) comply with all material Requirements of Law and (c) punctually perform and observe all of its obligations and agreements contained in the Program Documents to which it is a party.

11.7           Inspection of Property; Books and Records; Discussions.  In addition to any other requirements under the Governance and Asset Management Guidelines, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Covered Assets, and (b) permit representatives of each of the U.S. Federal Parties to visit and examine and make abstracts from any of its books and records relating to the Covered Assets (including with respect to Charge-Offs and Recoveries) at any reasonable time and as often as may reasonably be desired and to discuss the status of the Covered Assets with officers and employees of the Citigroup Ring-Fence Entities and with Citigroup’s independent certified public accountants.

11.8           Notices.  Promptly give notice to the U.S. Federal Parties of:

(a)             the occurrence of any Default or Event of Default;

(b)             any material litigation, investigation or proceeding affecting the Citigroup Ring-Fence Entities which relates to any Program Document; and

(c)             any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 11.8 shall be accompanied by a statement of a Responsible Officer of Citigroup setting forth details of the occurrence referred to therein and stating what action Citigroup proposes to take with respect thereto.

11.9           Liens.  Refrain from creating, incurring, assuming or suffering to exist any Lien upon any of the Covered Assets pledged pursuant to any Security Documents or assign or otherwise convey or encumber any existing or future right to receive any income or payments thereon, except for Permitted Liens.

11.10         Investment Company Act.  Conduct its business at all times so as to not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

11.11         Amendments to Program Documents.  Refrain from amending or modifying any of the Program Documents (including without limitation any exhibits, schedules or other similar portions thereof) without the prior written consent of each of the U.S. Federal Parties.

11.12         ERISA.  (a)  Provide written notice to the U.S. Federal Parties promptly upon obtaining knowledge of the occurrence of any ERISA Event that could result in a liability that is reasonably likely to exceed $100,000,000.  Such notice shall be accompanied by a statement of the Chief Financial Officer or Treasurer of Citigroup setting forth details of such occurrence and stating what action Citigroup or the ERISA Affiliate proposes to take with respect thereto.

(b)             Deliver to the U.S. Federal Parties any material notices received by Citigroup, any of its subsidiaries or any ERISA Affiliate (i) from any governmental agency with respect to any Plan having aggregate unfunded liabilities in excess of $100,000,000 or (ii) from any government agency, plan administrator, sponsor or trustee with respect to any Multiemployer Plan having aggregate unfunded liabilities in excess of $100,000,000, in each case no later than 15 days after the later of the date such notice has been filed with the Internal Revenue Service or received by Citigroup or such subsidiary or ERISA Affiliate.

11.13         Compliance with Section 7.  Take all actions necessary for Citigroup to comply with Section 7 of this Master Agreement.

11.14         Post-Signing Accession of Citigroup Ring-Fence Affiliates.  Within 30 calendar days of the final determination of the Covered Assets to be included on Schedule A pursuant to Section 5.2, Citigroup shall cause each Citigroup Ring-Fence Affiliate listed on Schedule A to become a party to this Master Agreement by executing an Accession Agreement and, in connection therewith, shall deliver such legal opinions of outside counsel as to matters concerning the Citigroup Ring-Fence Affiliates and their accession to the Program Documents, certificates of resolutions or other action, incumbency certificates, organizational and governing documents and evidence that the Citigroup Ring-Fence Affiliates are validly existing and in good standing, in each case as the U.S. Federal Parties reasonably may require.

11.15         Affiliate Transfers.  No Citigroup Ring-Fence Entity shall transfer any Covered Asset to any Affiliate of Citigroup unless:

(a)           such Affiliate is a U.S. Person;

(b)           such Affiliate (on or prior to the date of such transfer) becomes a party to this Master Agreement by executing an Accession Agreement;

(c)           if such transfer is made subsequent to the FRBNY Funding Date, such Affiliate (on or prior to the date of such transfer) becomes a party to the Security and Guaranty Agreement and any other Security Documents FRBNY may require, and FRBNY continues to have an exclusive, first priority perfected security interest in such Covered Asset (subject only to Permitted Liens);

(d)           such Affiliate (on or prior to the date of such transfer) delivers such legal opinions of outside counsel as to matters concerning such Affiliate and its accession to the Program Documents, certificates of resolutions or other action, incumbency certificates, organizational and governing documents and evidence that such Affiliate is validly existing and in good standing, in each case as the U.S. Federal Parties reasonably may require; and

(e)           such transfer is made in accordance with the requirements of the Governance and Asset Management Guidelines.

11.16         Dispositions in Connection with Corporate Transactions.  No Citigroup Ring-Fence Entity shall sell, dispose or otherwise transfer control of any Citigroup Ring-Fence Affiliate in whole or in part (including by the sale of participations), unless (a) the Covered Assets owned by such Citigroup Ring-Fence Affiliate are first transferred to another Affiliate of Citigroup in a transaction permitted by Section 11.15 or (b) such Citigroup Ring-Fence Entity shall have obtained the prior written consent of each of the U.S. Federal Parties.

SECTION 12.  EVENTS OF DEFAULT; INSTALLMENT DEFAULT

12.1           Events of Default.  If any of the following events shall occur and be continuing:

(a)           Citigroup shall fail to make any mandatory prepayment of the FRBNY Loan required by Section 4.7(a); or

(b)           Citigroup shall fail to apply the proceeds of any Recoveries or Gains or any other amounts in respect of any Covered Asset to reimburse Treasury for any Treasury Advances or FDIC for any FDIC Advances or to repay the principal of the FRBNY Loan, in each case as required under Section 7; or

(c)           Citigroup shall fail to pay any interest on the FRBNY Loan within five days after the same shall become due in accordance with the terms hereof; or

(d)           (i) any of the representations or warranties made by any Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 shall be false, incorrect or inaccurate in any material respect at any time or (ii) any other representation or warranty made or deemed made by any Citigroup Ring-Fence Entity herein or in any other Program Document or that is contained in any certificate, document or other statement furnished by it at any time under or in connection with this Master Agreement or any such other Program Document shall be false, incorrect or inaccurate in any material respect on or as of the date made or deemed made and such condition continues unremedied for 30 calendar days after Citigroup’s receipt of written notice from any of the U.S. Federal Parties; or

(e)           any Citigroup Ring-Fence Entity shall default in the observance or performance of any material covenant, agreement or undertaking contained in this Master Agreement or any other Program Document and such default shall continue and not be cured for a period of 30 calendar days after Citigroup’s receipt of written notice thereof from any of the U.S. Federal Parties; or, in the case of a failure to deliver to the U.S. Federal Parties an updated Schedule A as required by Section 5.2(a) within 90 days from the date hereof, such failure shall continue unremedied for 60 days after Citigroup's receipt of written notice, provided that Citigroup shall have delivered to the U.S.Federal Parties within 90 days from the date hereof a written plan setting forth in reasonable detail the work remaining to be done to complete and deliver an updated Schedule A within 150 days from the date hereof, which plan in the good faith judgment of the U.S. Federal Parties evidences a reasonable program to comply with the obligations set forth in Section 5.2(a).

(f)         (i) any Citigroup Ring-Fence Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Citigroup Ring-Fence Entity any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed and undischarged for a period of 60 days; or (iii) there shall be commenced against any Citigroup Ring-Fence Entity any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Citigroup Ring-Fence Entity shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Citigroup Ring-Fence Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Citigroup Ring-Fence Entity shall make a general assignment for the benefit of its creditors; or

(g)           any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Citigroup Ring-Fence Entity shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; provided, that with respect to any such event in respect of a portion of the Covered Assets pledged pursuant to the Security Documents the then-current Adjusted Baseline Value of which is no greater than $10,000,000, such default shall continue and not be cured for a period of ten (10) days;

then, in any such event, (a) Treasury shall have no further obligation to make Treasury Advances, (b) FDIC shall have no further obligation to make FDIC Advances, (c) FRBNY shall have no obligation to make the FRBNY Loan (if the FRBNY Funding Date has not yet occurred) and (d) FRBNY shall have the right to declare the FRBNY Loan (together with accrued and unpaid interest thereon and all other amounts owing under this Master Agreement and any of the Program Documents immediately due and payable, and upon the occurrence of any Event of Default described in Section 12.1(f), the FRBNY Loan (together with accrued and unpaid interest thereon) and all other amounts owing under this Master Agreement and any other Program Documents shall automatically become and be due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Citigroup.

12.2           Covered Asset Liquidation Events.  If any of the following events shall occur (each such event, a “Covered Asset Liquidation Event”):

(a)           on the Installment Due Date, FRBNY shall not have received funds in an amount at least equal to the Installment Balance; or

(b)           on the Maturity Date, FRBNY shall not have received funds in an amount at least equal to the outstanding principal amount of the FRBNY Loan.

then, in any such event, FRBNY shall have the right (but not any obligation) to sell, assign, transfer or otherwise dispose of all or any part of the Non-Residential Covered Assets (in the case of clause (a)) or the Covered Assets (in the case of clause (b)) and each Citigroup Ring-Fence Entity shall, and Citigroup shall cause each of the Citigroup Ring-Fence Affiliates to, take such actions as FRBNY requests in order to facilitate FRBNY’s exercise of the foregoing right.

SECTION 13.  MISCELLANEOUS

13.1           Amendments and Waivers.  Neither this Master Agreement, any other Program Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1.  No amendment, supplement or modification to this Master Agreement or any other Program Document or waiver of, any of the requirements of this Master Agreement or any other Program Document or any Default or Event of Default and its consequences shall be effective without the written consent of each of the U.S. Federal Parties.  Any waiver, amendment, supplement or modification so consented to shall be binding upon each of the parties hereto.  In the case of any waiver, each of the parties hereto shall be restored to its former position and rights hereunder and under the other Program Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any purported amendment, supplement or modification not complying with the terms of this Section 13.1 shall be null and void.

13.2           Notices.  All notices, requests, consents and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic mail transmission), and, unless otherwise expressly provided herein, must be delivered by messenger, overnight courier service, telecopy or electronic mail, and shall be deemed to have been duly given or made when delivered, or notice by electronic mail transmission, or, in the case of telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

Citigroup:	Citigroup Inc. 399 Park Avenue New York, New York 10022
Attention: Michael S. Helfer, Esq., General Counsel
Telecopy: (212) 793-5300
Telephone: (212) 559-5152
Email: helferm@citi.com

Each Citigroup Ring-Fence Affiliate:	c/o Citigroup at the address above

Treasury:	Department of the Treasury 1500 Pennsylvania Avenue, NW Room 2312 Washington, DC 20220
Attention: Laurie Schaffer Assistant General Counsel
Telephone: (202) 622-1988
Email: laurie.schaffer@do.treas.gov

FDIC:

Loss Claims and reports:	Federal Deposit Insurance Corporation
Manager, Non-Structured Transactions
Division of Resolutions and Receiverships
Attention: Citigroup Shared-Loss
550 17th Street, N.W.
Washington, D.C. 20429

General notices:	Federal Deposit Insurance Corporation
Assistant Director, Resolution Strategies
Division of Resolutions and Receiverships
Attention: Citigroup Shared-Loss
550 17th Street, N.W.
Washington, D.C. 20429

in each case with a copy to:	Federal Deposit Insurance Corporation
Legal Division
Senior Counsel
Attention: Citigroup Shared-Loss
3501 Fairfax Drive
Arlington, VA 22226

FRBNY:

Borrowing Request:	Federal Reserve Bank of New York 33 Liberty Street New York, NY 10045
Attention: Susan Mclaughlin
Telecopy: (212) 720-8200
Telephone: (212) 720-1321
Email: susan.mclaughlin@ny.frb.org

General notices:	Federal Reserve Bank of New York 33 Liberty Street New York, NY 10045
Attention: Paul Whynott
Telephone: (212) 720-2388
Email: paul.whynott@ny.frb.org

in each case with a copy to:	Federal Reserve Bank of New York 33 Liberty Street New York, NY 10045

Attention: Thomas C. Baxter, Jr.
Telecopy: (212) 720-2252
Telephone: (212) 720-5035
Email: thomas.Baxter@ny.frb.org

provided that any notice, request or demand to or upon any of the U.S. Federal Parties shall not be effective until received. Notices and other communications to the U.S. Federal Parties and each Citigroup Ring-Fence Entity hereunder may be delivered or furnished by electronic communications.

13.3           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any of the U.S. Federal Parties, any right, remedy, power or privilege hereunder or under the other Program Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4           Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Master Agreement, the making of any Treasury Advances, FDIC Advances or the FRBNY Loan.

13.5           Payment of Expenses and Taxes.  Citigroup agrees (a) to pay or reimburse the U.S. Federal Parties for all of the U.S. Federal Parties’ reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, review, negotiation and execution of, and any amendment, supplement or modification to, this Master Agreement and the other Program Documents and any other documents prepared in connection herewith or therewith or in connection with the transactions contemplated thereby, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the U.S. Federal Parties (including Cleary Gottlieb Steen & Hamilton LLP) and experts retained by the U.S. Federal Parties (including PricewaterhouseCoopers LLP and BlackRock Financial Management, Inc.), (b) to pay or reimburse the U.S. Federal Parties for all costs and expenses incurred by them in connection with the enforcement or preservation of any rights under this Master Agreement, the other Program Documents  and any such other documents, including the fees and disbursements of counsel to the U.S. Federal Parties, (c) to pay, indemnify, and hold the U.S. Federal Parties and their Related Parties harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than those of the nature of an income tax), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement and modification of, or any waiver or consent under or in respect of, this Master Agreement, the other Program Documents and any such other documents and (d) to pay, indemnify, and hold the U.S. Federal Parties and their Related Parties (each, an “Indemnitee”) harmless from and against, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnitee (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnitee, in any way relating to or arising out of this Master Agreement or the transactions contemplated hereby or the breach of any representation or warranty made herein by Citigroup or any action taken or omitted to be taken by it hereunder (the “Indemnified  Liabilities”); provided that Citigroup shall not be liable to any Indemnitee for any portion of such Indemnified Liabilities to the extent it is found by a final, nonappealable decision of a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, Citigroup agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The agreements in this Section 13.5 shall survive repayment of the Treasury Advances, the FDIC Advances, the FRBNY Loan and all other amounts payable hereunder.

13.6           Successors and Assigns; Participations and Assignments.  The provisions of this Master Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided, that no Citigroup Ring-Fence Entity may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the U.S. Federal Parties except pursuant to any permitted transfer to an Affiliate under Section 11.15 (and any attempted assignment or transfer by any Citigroup Ring-Fence Entity without such consent shall be null and void).

13.7           Counterparts.  This Master Agreement may be executed by one or more of the parties to this Master Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Master Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Master Agreement signed by all the parties shall be lodged with Citigroup and each of the U.S. Federal Parties.

13.8           Severability.  Any provision of this Master Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.9           Integration.  This Master Agreement and the other Program Documents represent the entire agreement of each Citigroup Ring-Fence Entity and the U.S. Federal Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the U.S. Federal Parties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Program Documents.

13.10         GOVERNING LAW.  THIS MASTER AGREEMENT SHALL BE GOVERNED BY FEDERAL LAW OR, IN THE ABSENCE OF ANY CONTROLLING FEDERAL LAW, THE LAW OF THE STATE OF NEW YORK.

13.11         Submission To Jurisdiction; Waivers.  Each Citigroup Ring-Fence Entity hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Master Agreement and the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the United States for the Southern District of New York, and appellate courts thereof; provided that, notwithstanding the foregoing, if there is no basis for federal jurisdiction in respect of any such legal action or proceeding or recognition and enforcement action, then such Citigroup Ring-Fence Entity submits for itself and its property in any such legal action or proceeding or recognition and enforcement action to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York City, and appellate courts thereof;

(b)           consents that any such action or proceeding may be brought only in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Citigroup Ring-Fence Entity at its address set forth in Section 13.2 or at such other address of which the U.S. Federal Parties shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law;

(e)           agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other matter provided by law; and

(f)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, indirect, exemplary, punitive or consequential damages of any kind whatsoever (including for lost profits).

13.12         Acknowledgements.  Each Citigroup Ring-Fence Entity hereby acknowledges that:

(a)           the U.S. Federal Parties have no fiduciary relationship with or duty to any Citigroup Ring-Fence Entity arising out of or in connection with this Master Agreement or any of the other Program Documents; and

(b)           no joint venture is created hereby or by the other Program Documents or otherwise exists by virtue of the transactions contemplated hereby between the U.S. Federal Parties and any Citigroup Ring-Fence Entity.

13.13         WAIVERS OF JURY TRIAL.  EACH CITIGROUP RING-FENCE ENTITY AND THE U.S. FEDERAL PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MASTER AGREEMENT OR ANY OTHER PROGRAM DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.14         Standard of Conduct.  Except as expressly provided herein, in exercising any of their rights under this Master Agreement or any other Program Document, the U.S. Federal Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by them or at their direction or any failure by them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Citigroup Ring-Fence Entity or any other Person.

13.15         Term of Master Agreement.  This Master Agreement shall be effective as of the date hereof and shall continue in effect until the earliest to occur of the following: (a) the Loss Coverage Period Outside Date, if no Treasury Advance, FDIC Advance or FRBNY Loan has been made hereunder; (b) the fifth anniversary of the Loss Coverage Period Outside Date, if any Treasury Advance or FDIC Advance has been made hereunder, but the FRBNY Funding Date has not occurred on or prior to such date or the FRBNY Loan has been made but all Citigroup Loan Obligations have been paid in full (other than as a result of FRBNY exercising its remedies under the Security Documents); (c) the date, subsequent to the Loss Coverage Period Outside Date, on which Citigroup has (i) reimbursed Treasury for all outstanding Treasury Advances, (ii) reimbursed FDIC for all outstanding FDIC Advances and (iii) repaid the FRBNY Loan (plus accrued interest thereon) and satisfied in full all other Citigroup Loan Obligations; and (d) the date, subsequent to the FRBNY Funding Date, by which FRBNY has exercised its remedies under the Security Documents, disposed of all Covered Assets pledged to it as security for the FRBNY Loan and distributed all amounts received by it in respect of such Covered Assets in accordance with Section 7.2 (or, if earlier, the fifth anniversary of the Loss Coverage Period Outside Date).  Notwithstanding the foregoing, the provisions of Sections 7.4, 13.4 and 13.5 shall survive termination of this Master Agreement.

13.16         Access, Information and Confidentiality.  (a)  From the date hereof until the date when Treasury holds an amount of Citigroup Preferred Stock having an aggregate liquidation value of less than $400,000,000, Citigroup will permit Treasury and its agents, consultants, contractors and advisors (x) acting through the Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Citigroup Ring-Fence Entities with the principal officers of Citigroup, all upon reasonable notice and at such reasonable times and as often as Treasury may reasonably request and (y) to review any information material to Treasury’s investment in Citigroup provided by Citigroup to its Appropriate Federal Banking Agency.

(b)           From the date hereof until the date when FDIC holds an amount of Citigroup Preferred Stock having an aggregate liquidation value of less than $300,000,000, Citigroup will permit FDIC and its agents, consultants, contractors and advisors (x) to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of Citigroup Ring-Fence Entities with the principal officers of Citigroup, all upon reasonable notice and at such reasonable times and as often as FDIC may reasonably request and (y) to review any information material to the FDIC’s investment in Citigroup provided by Citigroup to its Appropriate Federal Banking Agency.

(c)           From the date hereof until the date when Treasury and FDIC collectively hold an amount of Citigroup Preferred Stock having an aggregate liquidation value of less than $700,000,000, Citigroup will and will permit and will cause the Citigroup Ring-Fence Affiliates to permit (x) each of Treasury and FDIC and its respective agents, consultants, contractors, (y) the Special Inspector General of the Troubled Asset Relief Program, and (z) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the terms and conditions of Treasury Advances and FDIC Advances; provided that prior to disclosing any information pursuant to clause (y) or (z), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the company as to information that should be afforded confidentiality, as appropriate.

(d)           Each of Treasury and FDIC will use reasonable best efforts to hold, and will use reasonable best efforts to cause its respective agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning Citigroup furnished or made available to it by Citigroup or its representatives pursuant to this Master Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent Treasury or FDIC from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.  Treasury and FDIC understand that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(e)           Each of Treasury and FDIC represents that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their audit function under this Master Agreement, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests pursuant to this Master Agreement.  Nothing in this section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

(f)        FRBNY will use reasonable best efforts to hold, and will use reasonable best efforts to cause its respective agents, consultants, contractors, advisors, officers and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “FRBNY Information”) concerning Citigroup furnished or made available to it by Citigroup or its representatives pursuant to this Master Agreement (except to the extent that such information can be shown to have been (i) provided in connection with FRBNY’s supervisory authority, (ii) in connection with the exercise of any remedies hereunder or under the other Program Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (iii) previously known by such party on a non-confidential basis, (iii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent FRBNY from disclosing any FRBNY Information to the Board of Governors of the Federal Reserve System or to the extent required by applicable laws or regulations or by any subpoena or similar legal process or pursuant to its FOIA policy.  FRBNY understands that the FRBNY Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

13.17         Confidential Information.  Citigroup and each Citigroup Ring-Fence Entity agrees to keep confidential all non-public information, including the Program Documents, and other related documents provided to it by any Person pursuant to or in connection with this Agreement or the other Program Documents; provided that nothing herein shall prevent Citigroup from disclosing any such information (a) based on or in the press release and term sheet approved by the U.S. Federal Parties on the date hereof, (b) as contemplated in section 13.16, (c) to its Citigroup Ring-Fence Entities who have a need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any regulatory authority, (e) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (f) in connection with the exercise of any remedies hereunder or under the other Program Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (g) to any U.S. Federal Parties, (h) with the consent of the U.S. Federal Parties (i) to the extent such information becomes publicly available other than as a result of a breach of this Master Agreement; provided, further, that prior to any disclosure of information pursuant to clause (d) or (e) of the proviso above, Citigroup shall notify the U.S. Federal Parties, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the U.S. Federal Parties’ request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the U.S. Federal Parties is prohibited by law, inform the relevant court, regulatory authority of the U.S. Federal Parties’ interest in the disclosed information and request that such court, regulatory authority inform the U.S. Federal Parties of the disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CITIGROUP INC.

By:		/s/ Gary Crittenden
	Name:	Gary Crittenden
	Title:	Chief Financial Officer

DEPARTMENT OF THE TREASURY

By:		/s/ Neel Kashkari
	Name:	Neel Kashkari
	Title:	Interim Assistant Secretary For Financial Stability

FEDERAL DEPOSIT INSURANCE CORPORATION

By:		/s/ Mitchell L. Glassman
	Name:	Mitchell L. Glassman
	Title:	Director, Division of Resolutions and Receiverships

FEDERAL RESERVE BANK OF NEW YORK

By:		/s/ Susan E. McLaughlin
	Name:	Susan E. McLaughlin
	Title:	Senior Vice President

Exhibit A:

FORM OF

SECURITY AND GUARANTY AGREEMENT

by and between

CITIGROUP INC.,

CERTAIN AFFILIATES OF CITIGROUP INC. IDENTIFIED HEREIN,
as Citigroup Affiliate Pledgors

and

FEDERAL RESERVE BANK OF NEW YORK

Dated as of [___________]

Page
1.	Definitions	1

1.1	Certain Defined Terms	1

2.	Guaranty	3

2.1	Guaranty	3
2.2	Obligations Independent	4
2.3	Authorization of Renewals, Etc	5
2.4	Waiver of Certain Rights	5
2.5	Waiver of Certain Defenses	6
2.6	Waiver of Presentments, Etc	6
2.7	Other Waivers	6
2.8	Information Relating to Citigroup	7
2.9	Waiver of Subrogation; Limitation and Subordination of Right to Reimbursement	7
2.10	Reinstatement of Guaranty	7
2.11	Powers	8
2.12	Acknowledgment of Receipt of Value	8

3.	Security Interest	8

3.1	Grant of Security Interest	8
3.2	Rights, Remedies and Duties Regarding the Collateral	8
3.3	Effect of Fraudulent Transfer Law	9
3.4	Delivery and Control	9
3.5	Continuing Security Interest	10
3.6	Right of FRBNY to Proceed Against the Collateral	10
3.7	Notice of Certain Changes	10
3.8	Further Assurances; Authorization	11
3.9	Power of Attorney	11

4.	Representations, Warranties and Agreements of Citigroup and the Citigroup Affiliate Pledgors	11

4.1	Existence and Power	12
4.2	Corporate Authorization; No Contravention	12
4.3	Governmental Authorization	12
4.4	Binding Effect	12
4.5	Regulated Entities	12
4.6	Locations of Books	13
4.7	Ownership and Enforceability of the Collateral	13
4.8	Enforceability; Priority of Security Interest	13
4.9	Compliance With the Master Agreement	13
4.10	Rights Free of any Adverse Claim	14
4.11	Other Financing Statements	14
4.12	Payments of Expenses	14
4.13	Collateral Eligibility	14
4.14	Information	14
4.15	Solvency	14
4.16	Affiliate Status	14
4.17	Updates to Schedules and Annex	14

i

(continued)
Page
5.	Costs and Expenses; Indemnification	15

5.1	Costs and Expenses	15
5.2	Indemnification	15

6.	Remedies	16

6.1	Remedies Upon Default	16
6.2	Use of Proceeds	16
6.3	No Delay	16

7.	Miscellaneous	17

7.1	Amendments and Waivers	17
7.2	Notices	17
7.3	Successors and Assigns; Participations and Assignments	17
7.4	Severability	17
7.5	Governing Law	18
7.6	Submission To Jurisdiction; Waivers	18
7.7	Acknowledgements	18
7.8	Waivers of Jury Trial	19
7.9	Integration	19
7.10	Counterparts	19
7.11	Additional Citigroup Affiliate Pledgors	19
7.12	Confidentiality	20

Schedule 1	Citigroup Affiliate Pledgors and Covered Assets
Schedule 2	Jurisdiction of Organization; Location of Books and Records

Exhibit A	Form of Security Agreement Supplement
Exhibit B	Form of Issuer Control Agreement
Exhibit C	Form of Securities Account Control Agreement
Exhibit D	Form of Deposit Account Control Agreement

ii

FORM OF SECURITY AND GUARANTY AGREEMENT

THIS SECURITY AND GUARANTY AGREEMENT (this “Agreement”), dated as of [________], is made by and among CITIGROUP INC., a Delaware corporation (“Citigroup”), certain Affiliates (as defined below) of Citigroup from time to time party hereto (each individually and collectively referred to as “Citigroup Affiliate Pledgor”) and the FEDERAL RESERVE BANK OF NEW YORK, a body corporate existing under the laws of the United States (“FRBNY”).

RECITALS

WHEREAS, Citigroup and FRBNY, together with the Department of the Treasury and the Federal Deposit Insurance Corp., have entered into a master agreement dated as of January 15, 2009 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Master Agreement”), pursuant to which FRBNY shall, subject to the terms and conditions in the Master Agreement, make a term loan to Citigroup (the “FRBNY Loan”) and Citigroup and the Citigroup Affiliate Pledgors shall grant a security interest in certain collateral to FRBNY;

WHEREAS, each Citigroup Ring-Fence Affiliate (as defined in the Master Agreement) is a Citigroup Affiliate Pledgor;

WHEREAS, at the request of Citigroup, and in order to induce FRBNY to make the FRBNY Loan, each Citigroup Affiliate Pledgor has agreed to guarantee to the extent of the Collateral pledged by it hereunder the obligations of Citigroup to FRBNY under the Master Agreement and to grant a security interest in the Collateral as collateral to and for the benefit of FRBNY, to secure the obligations of Citigroup to FRBNY under the Master Agreement and of Citigroup and each Citigroup Affiliate Pledgor to FRBNY under this Agreement; and

WHEREAS, each Citigroup Affiliate Pledgor has received and expects to continue to receive substantial benefits from Citigroup as a result of agreeing to guarantee the obligations of Citigroup to FRBNY under the Master Agreement and to grant a security interest in its Collateral as collateral to and for the benefit of FRBNY hereunder;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Citigroup, each Citigroup Affiliate Pledgor and FRBNY agree as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings given to them from time to time in the Master Agreement.

1.1	Certain Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Adverse Claim” means any assertion of a property right that would adversely affect FRBNY’s right to Collateral, including but not limited to any claim, lien, security interest, encumbrance, preference or priority arrangement or restriction on the transfer or pledge of Collateral, except as created by, or otherwise permitted under, this Agreement, other Security Documents or FRBNY.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Citigroup or any Citigroup Affiliate Pledgor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: ledgers or other records indicating, summarizing, or evidencing Citigroup’s or any Citigroup Affiliate Pledgor’s assets, business operations or financial condition; computer programs and software; computer discs, tapes, files, manuals, spreadsheets; computer printouts and output of whatever kind; any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and any and all other rights now or hereafter arising out of any contract or agreement between Citigroup or any Citigroup Affiliate Pledgor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of Citigroup’s or any Citigroup Affiliate Pledgor’s books or records.

“Citigroup Affiliate Pledgor” has the meaning set forth in the preamble.

“Collateral” has the meaning specified in Section 3.1.

“Fraudulent Transfer Laws” has the meaning specified in Section 3.3.

“Governmental Requirements” means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Citigroup or the Citigroup Affiliate Pledgors or to any of the property owned, leased or used by either Citigroup or the Citigroup Affiliate Pledgors, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

“Indemnified Liabilities” has the meaning specified in Section 5.2.

“Indemnitee” has the meaning specified in Section 5.2.

“Organization Documents” means as to any Person the articles of incorporation, certificate of incorporation, by-laws, operating agreement, or other constituent documents.

“Reserve Bank” means any one of the Federal Reserve Banks (including FRBNY).

“Secured Obligations” means, with respect to Citigroup, all Citigroup Loan Obligations and, with respect to any Citigroup Affiliate Pledgor, all obligations of such Citigroup Affiliate Pledgor under this Agreement and the other Security Documents.

“Security Agreement Supplement” means an instrument in the form of Exhibit A hereto.

“Security Documents” means this Agreement and any financing statements or other instruments or documents relating to the pledge of the Collateral and any amendments or supplements to any of the foregoing.

2

“Solvent” means, as to any Person at any time, that:

(a)           the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code;

(b)           the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

(c)           such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

(d)           such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and

(e)           such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital, with respect to all of the foregoing, as may be established for purposes of the Bankruptcy Code or any applicable state law.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.	Guaranty

2.1	Guaranty

(a)           Each Citigroup Affiliate Pledgor hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Citigroup Loan Obligations.  If acceleration of the time for payment of any Citigroup Loan Obligations is stayed upon the bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization or any other similar proceeding of Citigroup, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Master Agreement or any other agreement between Citigroup and FRBNY evidencing, securing, or otherwise executed in connection with any Citigroup Loan Obligations shall be immediately due and payable by each Citigroup Affiliate Pledgor.  The obligations of each Citigroup Affiliate Pledgor under this Section 2 shall remain in effect so long as the Citigroup Loan Obligations are unpaid.

(b)           This Section 2 constitutes a guaranty by each Citigroup Affiliate Pledgor of payment and performance when due and not merely of collection.  Each Citigroup Affiliate Pledgor specifically agrees that it shall not be necessary or required that FRBNY exercise any right, assert any claim or demand or enforce any remedy whatsoever against Citigroup or any other Person or any collateral security or guarantee before or as a condition to the obligations of such Citigroup Affiliate Pledgor hereunder.  Should Citigroup default in the payment or performance of any of the Citigroup Loan Obligations, the Secured Obligations of each Citigroup

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Affiliate Pledgor hereunder with respect to such Citigroup Loan Obligations in default shall become immediately due and payable to FRBNY.

(c)           This Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any of the Citigroup Loan Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by FRBNY, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Citigroup against FRBNY, (iii) until FRBNY shall have been paid in full, any right of any Citigroup Affiliate Pledgor against any other Person, or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Citigroup or any Citigroup Affiliate Pledgor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Citigroup for the Citigroup Loan Obligations, or of any Citigroup Affiliate Pledgor under this Section 2, in bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization or any other similar proceeding, or by other operation of law, or for any other reason.

(d)           NOTWITHSTANDING ANYTHING CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT OR IN ANY OF THE OTHER SECURITY DOCUMENTS TO THE CONTRARY, FRBNY’S RECOURSE FOR THE SATISFACTION OF EACH CITIGROUP AFFILIATE PLEDGOR’S GUARANTY OF THE CITIGROUP LOAN OBLIGATIONS UNDER THIS AGREEMENT AND ALL OF THE OTHER SECURITY DOCUMENTS SHALL BE LIMITED SOLELY TO FRBNY’S INTEREST IN THE COLLATERAL OF SUCH CITIGROUP AFFILIATE PLEDGOR AND NO CITIGROUP AFFILIATE PLEDGOR SHALL BE PERSONALLY LIABLE FOR THE PAYMENT OF ANY CITIGROUP LOAN OBLIGATIONS, PROVIDED, HOWEVER, THAT THE LIMITATION ON EACH CITIGROUP AFFILIATE PLEDGOR’S PERSONAL LIABILITY AS PROVIDED HEREIN OR IN ANY OTHER SECURITY DOCUMENT SHALL NOT IMPAIR THE VALIDITY OF THE LIEN GRANTED HEREUNDER IN THE COLLATERAL OF SUCH CITIGROUP AFFILIATE PLEDGOR OR BE TAKEN TO PREVENT THE ENFORCEMENT OF REMEDIES AGAINST THE COLLATERAL OF ANY CITIGROUP AFFILIATE PLEDGOR PLEDGED IN RESPECT OF ANY AND ALL OBLIGATIONS HEREUNDER OR UNDER THE SECURITY DOCUMENTS.

(e)           This Section 2 is absolute, unconditional and irrevocable and is in no way conditioned or contingent on Citigroup’s performance of any obligation to FRBNY under the Master Agreement or otherwise any attempt to enforce in whole or in part any of Citigroup’s liabilities and obligations to FRBNY or the existence or continuance of Citigroup or any other Person as a legal entity nor shall this Agreement or each Citigroup Affiliate Pledgor’s obligations hereunder be limited (subject to Sections 2.1(d) and 3.3 hereof), impaired, restricted or otherwise affected by the consolidation or merger of Citigroup with or into any other entity, the sale, lease or other disposition by Citigroup of all or substantially all of its assets to any other entity (whether or not effected in compliance with the Master Agreement), or the bankruptcy, insolvency, conservatorship or receivership of Citigroup, the admission in writing by Citigroup of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

2.2	Obligations Independent

The obligations of the Citigroup Affiliate Pledgors under this Section 2 are independent of the obligations of Citigroup, and a separate action or actions may be brought and prosecuted

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against each Citigroup Affiliate Pledgor regardless of whether action is brought against Citigroup or whether Citigroup is joined in any such action or actions.

2.3	Authorization of Renewals, Etc.

Each Citigroup Affiliate Pledgor authorizes FRBNY, without notice or demand to, or consent of, any Citigroup Affiliate Pledgor and without impairing or releasing any Citigroup Affiliate Pledgor’s obligations hereunder, or affecting its liability hereunder in any way, from time to time:

(a)           to renew, amend, waive, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Citigroup Loan Obligations, including increase or decrease the rate of interest thereon, or otherwise change, amend or waive the terms of the Master Agreement, or any other agreement between Citigroup and FRBNY or any other Citigroup Affiliate Pledgor with FRBNY, evidencing, securing or otherwise executed in connection with any Secured Obligations, and this Agreement shall apply to the obligations and liabilities of each Citigroup Affiliate Pledgor and Citigroup as so renewed, compromised, extended, accelerated or otherwise changed;

(b)           to receive and hold security for the payment of this Agreement or any other Secured Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c)           to apply such security and direct the order or manner of sale thereof as FRBNY in its discretion may determine and to apply any sums by whomsoever paid or however realized to any obligations of Citigroup or any Citigroup Affiliate Pledgor to FRBNY regardless of what obligations and liabilities remain unpaid;

(d)           to release or substitute any one or more of any endorsers or guarantors of the Secured Obligations; and

(e)           in accordance with the Master Agreement, to assign its rights and interests under this Agreement or the Master Agreement in whole or in part.

Without limiting the foregoing, each Citigroup Affiliate Pledgor hereby specifically waives its rights and benefits under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety if the underlying obligation is altered in any respect or if the rights and remedies of the creditor against the principal in respect of a secured obligation are in any way altered, impaired or suspended and agrees that, by so doing, each Citigroup Affiliate Pledgor’s obligations hereunder shall continue even if FRBNY alters any obligations under the Master Agreement in any respect or FRBNY’s remedies or rights against Citigroup are in any way impaired or suspended without any Citigroup Affiliate Pledgor’s consent.

Each Citigroup Affiliate Pledgor further agrees the performance or occurrence of any of the acts or events described in this Section 2.3 with respect to indebtedness or other obligations of Citigroup, other than the Citigroup Loan Obligations, to FRBNY, shall not affect the liability of any Citigroup Affiliate Pledgor hereunder.

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2.4	Waiver of Certain Rights

Each Citigroup Affiliate Pledgor waives any right to, among other things, require FRBNY:

(a)           to proceed against Citigroup or any other Person;

(b)           to proceed against or exhaust any security for the Secured Obligations; or

(c)           to pursue any other remedy in FRBNY’s power whatsoever.

2.5	Waiver of Certain Defenses

(a)           Each Citigroup Affiliate Pledgor waives any defense arising by reason of any disability or other defense of Citigroup, or the cessation from any cause whatsoever of the liability of Citigroup, in either case other than final payment in full of all Citigroup Loan Obligations, whether consensual or arising by operation of law or any bankruptcy, conservatorship, receivership, insolvency or debtor relief proceeding, or from any other cause, or any claim that any Citigroup Affiliate Pledgor’s obligations exceed or are more burdensome than those of Citigroup either individually or in the aggregate.  Each Citigroup Affiliate Pledgor waives, to the fullest extent permitted under applicable law, any defense arising by reason of any statute of limitations affecting the liabilities of Citigroup.  Each Citigroup Affiliate Pledgor waives all rights and defenses arising out of an election of remedies by FRBNY.  Each Citigroup Affiliate Pledgor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by FRBNY securing the Secured Obligations.

(b)           No invalidity, irregularity or unenforceability of the obligations or liabilities of Citigroup under the Master Agreement or any other agreement between Citigroup and FRBNY shall affect, impair or be a defense to this Agreement.  Each Citigroup Affiliate Pledgor hereby waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety as a result of any disability or absence of liability of the principal or any defense to liability or enforcement which the principal may have and agrees that, by so doing, such Citigroup Affiliate Pledgor’s obligations and the security interests granted hereunder shall continue even if Citigroup had no liability at the time of execution of the Master Agreement or thereafter ceased or ceases to be liable.  Each Citigroup Affiliate Pledgor also waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a surety to that of the principal or to reduce the liability of a surety in proportion to any reduction in the liability of the principal and agrees that, by so doing, such Citigroup Affiliate Pledgor’s obligations hereunder may be more burdensome than that of Citigroup.  Each Citigroup Affiliate Pledgor also waives to the fullest extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

2.6	Waiver of Presentments, Etc.

Each Citigroup Affiliate Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Section 2 and of the existence, creation, or incurring of new or additional Citigroup Loan Obligations or any other indebtedness of Citigroup to FRBNY.

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2.7	Other Waivers

(a)           Each Citigroup Affiliate Pledgor waives, to the fullest extent permitted by law, any right of redemption with respect to the Collateral pledged by it hereunder, whether before or after sale hereunder, and all rights, if any, of marshalling of such Collateral or other collateral or security for the Secured Obligations; and all claims, damages, and demands against FRBNY arising out of the repossession, retention, sale or application of the proceeds of any sale of any such Collateral.

(b)           Citigroup acknowledges its consent to the terms and conditions hereof and Citigroup hereby waives and agrees not to assert any and all rights to require FRBNY to proceed against any Citigroup Affiliate Pledgor or Collateral pledged by it before enforcing FRBNY’s rights against Collateral pledged by Citigroup and any other defense based upon an election of remedies.

2.8	Information Relating to Citigroup

Each Citigroup Affiliate Pledgor acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition and business operations of Citigroup and its other Affiliates and of other matters or circumstances affecting the ability of any of them to pay or perform their respective obligations to FRBNY or the risk of nonpayment and nonperformance.  Each Citigroup Affiliate Pledgor hereby waives any obligation on the part of FRBNY to inform such Citigroup Affiliate Pledgor of the financial condition, or any changes in financial condition, of Citigroup or any Affiliates thereof or of any other matter or circumstance which might affect the ability of Citigroup to pay and perform under the Master Agreement or any other document between Citigroup and FRBNY, or the risk of nonpayment or nonperformance.

2.9	Waiver of Subrogation; Limitation and Subordination of Right to Reimbursement

Except to the extent expressly provided herein, each Citigroup Affiliate Pledgor hereby irrevocably waives any right of subrogation, reimbursement, contribution or any similar right against Citigroup or any other Citigroup Affiliate Pledgor.  Citigroup hereby agrees to reimburse each Citigroup Affiliate Pledgor for any payment by, or the application of any interest in any property of, such Citigroup Affiliate Pledgor pursuant to this Agreement or the Master Agreement.  Each Citigroup Affiliate Pledgor’s right to receive reimbursement hereunder shall be fully subordinated in time and priority of payment to the Secured Obligations and all other obligations of Citigroup to FRBNY.  In furtherance of the foregoing, no payment shall be made by Citigroup or received or retained by any Citigroup Affiliate Pledgor in respect of Citigroup’s reimbursement obligation unless and until all Secured Obligations shall have been satisfied in full.  Any amount received by any Citigroup Affiliate Pledgor on account of any such reimbursement obligation prior to such time shall be held by such Citigroup Affiliate Pledgor in trust for the benefit of FRBNY and the proceeds thereof shall be paid over to FRBNY on account of the Secured Obligations, but without reducing or affecting in any manner the liability of any Citigroup Affiliate Pledgor under the other provisions of this Agreement.

2.10	Reinstatement of Guaranty

If any payment or transfer of any interest in property by Citigroup or any Citigroup Affiliate Pledgor to FRBNY in fulfillment of any Secured Obligations is rescinded or must at any time (including after the return or cancellation of this Agreement) be returned, in whole or in part,

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by FRBNY to Citigroup, such Citigroup Affiliate Pledgor or any other Person, upon the insolvency, conservatorship, receivership, liquidation, appointment of a trustee or custodian, bankruptcy or reorganization of Citigroup or otherwise, this Agreement shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

2.11	Powers

It is not necessary for FRBNY to inquire into the powers of Citigroup or any Citigroup Affiliate Pledgor or of the officers, directors, partners or agents acting or purporting to act on any such entity’s behalf, and any Secured Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

2.12	Acknowledgment of Receipt of Value

Each Citigroup Affiliate Pledgor acknowledges and agrees that it has received and expects to continue to receive substantial benefits in consideration for its Secured Obligations.  Without limiting the foregoing, each Citigroup Affiliate Pledgor acknowledges that, in consideration for entering into this Agreement and granting a security interest in its assets as provided herein, each Citigroup Affiliate Pledgor has received, and expects to continue to receive, benefits consisting of (a) greater viability and strength of Citigroup, each Citigroup Affiliate Pledgor and their respective Affiliates, (b) increased financing options and asset management for Citigroup, each Citigroup Affiliate Pledgor and their respective Affiliates, and (c) the right to reimbursement granted hereunder.

3.	Security Interest

3.1	Grant of Security Interest

(a)           As security for the payment and performance of its Secured Obligations, Citigroup and each Citigroup Affiliate Pledgor hereby grants to FRBNY a security interest in all of its rights, title and interest in and to any and all of the following, in all instances, whether now owned or hereafter acquired, now existing or hereafter created:  (i) each of the items of property identified as Covered Assets on Schedule A attached to the Master Agreement (as the same may be updated from time to time in accordance with the Master Agreement) (including, for the avoidance of doubt, (w) all security interests, mortgages and liens on personal or real property (including, without limitation, any Hedging Agreements) securing such assets, if applicable, (x) all related servicing rights and servicing records, (y) all related rights or interests in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and (z) all supporting obligations, including any related insurance policies), (ii) all “instruments”, “general intangibles”, “documents”, “investment property”, “accounts” and “chattel paper”, each as defined in the UCC, and any contract rights, payments or rights to payment relating to or constituting any and all of the foregoing, (iii) all “securities accounts” and “deposit accounts” in which any or all of the foregoing or any proceeds thereof is credited from time to time and (iv) all replacements, substitutions or distributions on or proceeds, payments and profits of, and records and files relating to, any and all of the foregoing (collectively, the “Collateral”); and

(b)           Schedule A attached to the Master Agreement (as the same may be updated from time to time in accordance with the Master Agreement) is hereby incorporated by reference as Schedule 1 hereto and made a part of this Agreement.

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3.2	Rights, Remedies and Duties Regarding the Collateral

Subject to Sections 2.1(d) and 3.3 hereof, Citigroup and each Citigroup Affiliate Pledgor hereby agrees, without limitation as to any other rights and remedies of FRBNY hereunder, that FRBNY shall have all of the rights and remedies of a secured party under the UCC, under the Uniform Commercial Code as in effect in any other relevant jurisdiction (including any jurisdiction in which any remedy is sought to be exercised) and under any other applicable law.  Citigroup and each Citigroup Affiliate Pledgor shall maintain all of their respective Collateral, including without limitation, all original instruments or agreements evidencing any Collateral, at the addresses set forth in Schedule 2 unless Citigroup or any such Citigroup Affiliate Pledgor shall have provided FRBNY ten (10) calendar days prior written notice of an alternate location within the United States satisfactory to FRBNY.  To the extent that any such instruments or agreements are not held by Citigroup or any such Citigroup Affiliate Pledgor directly (other than any instruments or agreements relating to syndicated credit facilities that are held by an administrative or other agent or trustee of such facilities), Citigroup or such Citigroup Affiliate Pledgor shall provide an acknowledgement from the Persons(s) holding such instruments or agreements that they are being held for the benefit of FRBNY as secured party.  If so directed by FRBNY, Citigroup and each Citigroup Affiliate Pledgor shall provide a blanket assignment with respect to the instruments evidencing the Collateral in the manner required by FRBNY.

If so requested by FRBNY, Citigroup and each Citigroup Affiliate Pledgor shall physically segregate the Collateral described in Schedule 1 in a manner satisfactory to FRBNY.

3.3	Effect of Fraudulent Transfer Law

Anything contained in this Agreement to the contrary notwithstanding, if any Fraudulent Transfer Law (as defined herein) is determined by a court of competent jurisdiction to be applicable to (a) the pledge by Citigroup or any Citigroup Affiliate Pledgor of Collateral under this Agreement, such pledge shall be limited so as to apply to a maximum aggregate amount equal to the largest amount that would not render such pledge as being subject to avoidance as a fraudulent transfer or conveyance under any applicable law (collectively, the “Fraudulent Transfer Laws”) or (b) the guarantee by any Citigroup Affiliate Pledgor under this Agreement, such guarantee shall be limited to the maximum amount that would not render such guarantee as being subject to avoidance as a fraudulent transfer or conveyance under any Fraudulent Transfer Law, in each case after giving effect to all other liabilities of Citigroup or such Citigroup Affiliate Pledgor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of any Citigroup Affiliate Pledgor pursuant to applicable law or pursuant to the terms of any agreement.

3.4	Delivery and Control

(a)           Subject to the requirements of Section 11.1 of the Master Agreement, upon FRBNY’s written or oral request, or promptly at any time that Citigroup becomes subject to any mandatory collateral delivery requirements that may be established in writing by FRBNY, and in either case from time to time thereafter, Citigroup and each Citigroup Affiliate Pledgor promptly shall deliver or cause to be delivered to FRBNY, or to a custodian or nominee designated by FRBNY, all or any portion of the Collateral as determined by FRBNY.  The Collateral delivered to FRBNY or to a custodian or nominee designated by FRBNY shall be endorsed or assigned by Citigroup or any such Citigroup Affiliate Pledgor as directed by FRBNY.  Citigroup and each

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Citigroup Affiliate Pledgor shall obtain from any custodian of the Collateral an acknowledgment by the custodian of FRBNY’s interest in the Collateral in compliance with the Uniform Commercial Code of the applicable jurisdiction.

(b)           With respect to any Covered Assets that are “uncertificated securities” for purposes of any applicable Uniform Commercial Code, upon the request of FRBNY, Citigroup or the relevant Citigroup Affiliate Pledgor shall cause the issuer of such uncertificated security to either (i) register FRBNY as the registered owner thereof on the books and records of the issuer or (ii) execute a control agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with FRBNY’s instructions with respect to such uncertificated security without further consent from Citigroup or the relevant Citigroup Affiliate Pledgor.

(c)           With respect to any Covered Assets that are “securities accounts” or “securities entitlements” for purposes of any applicable Uniform Commercial Code (other than securities accounts of Citigroup or a Citigroup Affiliate Pledgor at FRBNY), upon the request of FRBNY, Citigroup or the relevant Citigroup Affiliate Pledgor shall cause the securities intermediary maintaining such securities account or securities entitlement to enter into an agreement substantially in the form of Exhibit C hereto pursuant to which it shall agree to comply with FRBNY’s “entitlement orders” without further consent by Citigroup or such Citigroup Affiliate Pledgor.

(d)           With respect to any “deposit accounts” for purposes of any applicable Uniform Commercial Code to which any proceeds of any Covered Assets are or may be on deposit from time to time (other than deposit accounts of Citigroup or a Citigroup Affiliate Pledgor at FRBNY), Citigroup or the relevant Citigroup Affiliate Pledgor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto, pursuant to which FRBNY shall have “control” (within the meaning of Section 9-104 of the UCC) over such deposit account.

3.5	Continuing Security Interest

Citigroup and each Citigroup Affiliate Pledgor agrees that this Agreement shall create a continuing security interest in their respective Collateral which shall remain in effect until FRBNY has provided Citigroup and the Citigroup Affiliate Pledgors its written consent to terminate this Agreement.

3.6	Right of FRBNY to Proceed Against the Collateral

Citigroup and each Citigroup Affiliate Pledgor agrees that, upon the occurrence of any Event of Default, FRBNY may proceed against their respective Collateral in accordance with the terms of the Master Agreement and this Agreement.

3.7	Notice of Certain Changes

Citigroup and each Citigroup Affiliate Pledgor agrees to furnish to Bank at least thirty (30) calendar days’ prior written notice of any of the following:  (i) a change in such entity’s legal name from that indicated on Schedule 1 to this Agreement and such entity’s organizational documents as filed with such entity’s jurisdiction of organization; (ii) a change in such entity’s organizational legal entity designation; or (iii) a change in such entity’s jurisdiction of incorporation or formation.  Citigroup and each Citigroup Affiliate Pledgor agree not to effect or

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permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are required in order for FRBNY to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral.

3.8	Further Assurances; Authorization

Citigroup and each Citigroup Affiliate Pledgor shall promptly take all action as FRBNY may reasonably request to perfect and continue perfected, maintain the priority of or provide notice of FRBNY’s security interest in the Collateral pledged by it hereunder under any applicable law (including the law of non-U.S. jurisdictions) and to accomplish the purposes of this Agreement.  To the extent that any of the Collateral consists of secured loans or other secured assets, Citigroup and each Citigroup Affiliate Pledgor shall promptly take all action permitted or contemplated by the documentation governing the terms of such Collateral, to perfect and continue perfected, maintain the priority of or provide notice of its security interest in the collateral securing such loans or assets under any applicable law (including the law of non-U.S. jurisdictions).  Upon the request of FRBNY, Citigroup and each Citigroup Affiliate Pledgor agrees to deliver to FRBNY opinions of local counsel in jurisdictions in which the Collateral is located, with respect to the enforceability and perfection of the security interests granted hereunder in form and substance satisfactory to FRBNY.  Without limiting the foregoing, Citigroup and each Citigroup Affiliate Pledgor hereby authorizes FRBNY at any time and from time to time to file in any relevant jurisdiction any financing statements, continuation statements, and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction.  Such statements or amendments may describe the Collateral in any manner substantially similar to the manner the Collateral is described herein.  Moreover, Citigroup and each Citigroup Affiliate Pledgor shall not perform any act with respect to any Collateral that would impair FRBNY’s rights or interests therein, nor will Citigroup nor any Citigroup Affiliate Pledgor fail to perform any act that would reasonably be expected to prevent such impairment or that is necessary to preserve FRBNY’s rights.  Citigroup and each Citigroup Affiliate Pledgor hereby acknowledges that it has notice of the security interest of FRBNY in the Covered Assets and hereby acknowledges and consents to such lien.  Citigroup and each Citigroup Affiliate Pledgor shall provide FRBNY such information with respect to the Collateral as it requests from time to time (including, without limitation, information with respect the ownership and location of the Collateral and information requested by FRBNY to facilitate the exercise of its rights and remedies under this Agreement).

3.9	Power of Attorney

Citigroup and each Citigroup Affiliate Pledgor hereby appoints FRBNY as its true and lawful attorney, for and on its behalf and in its name, place, and stead, to prepare, execute, and record endorsements and assignments to FRBNY of all or any item of the Collateral (including the identification and listing, by exhibit prepared by FRBNY or otherwise, of loans constituting such Collateral), giving or granting to FRBNY as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as Citigroup or such Citigroup Affiliate Pledgor could or might do.  Citigroup and each Citigroup Affiliate Pledgor hereby ratifies and confirm all that FRBNY shall lawfully do or cause to be done by virtue of this special power of attorney.  This special power of attorney is granted for a period commencing on the date hereof and continuing until the termination of this Agreement pursuant to Section 3.5, is coupled with an interest, and is irrevocable for the period granted.  As Citigroup’s and each Citigroup Affiliate Pledgor’s true and lawful attorney-in-fact, FRBNY shall have no responsibility to take any steps necessary to preserve rights against prior parties nor the duty to

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send notices, perform services, or take any action in connection with the management of the Collateral.

4.	Representations, Warranties and Agreements of Citigroup and the Citigroup Affiliate Pledgors

Citigroup and each Citigroup Affiliate Pledgor, in each case with respect to itself only, hereby represents, warrants and agrees to and with FRBNY that as of the date hereof and as of each date on which the FRBNY Loan is outstanding under the Master Agreement:

4.1	Existence and Power

It (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (as such information is listed on Schedule 2), (b) has the power and authority, and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement and each other Security Document to which it is a party, including its obligation to grant a security interest to FRBNY in its Collateral, (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business and the performance of its obligations make such qualification necessary and (d) is in compliance in all material respects with all Requirements of Law, except in the case of clauses (b), (c) or (d) as could not reasonably be expected to have a Material Adverse Effect.

4.2	Corporate Authorization; No Contravention

The execution, delivery and performance of this Agreement (a) has been duly authorized by its board of directors or other governing body; and (b) do not and will not (i) contravene the terms of any of its Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created hereby) the creation of any Lien under, any document evidencing any Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or (iii) violate any Governmental Requirements.  An executed counterpart of this Agreement will be maintained continuously among its official books and records.

4.3	Governmental Authorization

No approval, consent, exemption, authorization, or other action by, or notice to, or filing (other than with respect to the financing statements naming FRBNY as secured party) with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, it of this Agreement or any other Security Document to which it is a party, except approvals, consents, authorizations, notices or filings as have been obtained or made and are in full force and effect.

4.4	Binding Effect

This Agreement and each other Security Document to which it is a party constitute its legal, valid and binding obligations, enforceable against such entity in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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4.5	Regulated Entities

It is not (a) required to register as an “Investment Company” under the Investment Company Act of 1940; or (b) in violation of any regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur or guarantee indebtedness.

4.6	Locations of Books

All locations where Books pertaining to any of its rights to payment from the Collateral are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting rights to payment from the Collateral, are set forth in Schedule 2.

4.7	Ownership and Enforceability of the Collateral

(a)           It is, and will continue to be, the sole and complete owner of the Collateral pledged by it hereunder (or, in the case of after-acquired Collateral, at the time it acquires rights in such Collateral, will be the sole and complete owner thereof), and has the right and authority to grant a security interest to FRBNY in such Collateral.  It has a perfected security interest in any collateral securing any Covered Asset constituting Collateral pledged by it hereunder (or, in the case of after-acquired collateral, at the time the relevant underlying pledgor acquires rights in such collateral, will have such a perfected security interest) to the extent permitted or contemplated by the documentation governing the terms of such Collateral.  It has not conveyed or otherwise created, and there does not exist, any participation interest or other direct, indirect, legal or beneficial interest in any Collateral pledged by it on the part of anyone other than FRBNY.

(b)           Except as otherwise permitted under the Master Agreement or hereunder, it shall not (i) sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein, or (ii) pledge, mortgage, or create, or permit the existence of any right of any person in or claim to the Collateral other than the security interest granted herein.

4.8	Enforceability; Priority of Security Interest

(a)           The security interest in the Collateral created hereby has been duly and validly granted by it, and such security interest is enforceable against the Collateral in which it now has rights and will be enforceable against the Collateral in which it hereafter acquires rights at the time it acquires any such rights; and

(b)           Upon the filing of a financing statement in accordance with the Uniform Commercial Code of the applicable jurisdiction, the execution and delivery of a control agreement or, with respect to Collateral located in, or perfection of a security interest in which is governed by the law of, any non-U.S. jurisdiction, satisfaction of applicable requirements of law in such jurisdiction, FRBNY will have perfected and, except for Permitted Liens, a first priority security interest in the Collateral in which it now has rights, and will have a perfected and, except for Permitted Liens, first priority security interest in the Collateral in which it hereafter acquires rights at the time it acquires any such rights, in each case securing the Secured Obligations.

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4.9	Compliance With the Master Agreement

Each Citigroup Affiliate Pledgor shall take all actions necessary for Citigroup to comply with the Master Agreement.

4.10	Rights Free of any Adverse Claim

Except for the security interest herein granted and any Permitted Liens, it shall have rights in the Collateral pledged by it hereunder free from any Adverse Claim, and shall maintain the security interest created hereby as a perfected security interest with the priority set forth in Section 4.8 and shall take all actions necessary or prudent to defend against any Adverse Claim.

4.11	Other Financing Statements

Other than the financing statements in favor of FRBNY, no effective financing statement naming Citigroup or such Citigroup Affiliate Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

4.12	Payments of Expenses

It shall pay promptly when due (or before they become delinquent) all taxes, assessments, governmental charges, and levies imposed upon their respective Collateral or any income or profits therefrom, and any claims of any kind against their respective Collateral, except for taxes that are being contested in good faith by appropriate proceedings diligently conducted for which appropriate reserves have been established in accordance with GAAP and where there is no risk of liens arising on, or forfeiture of, such Collateral other than Permitted Liens.

4.13	Collateral Eligibility

Each item of the Collateral satisfies all the criteria for Covered Assets as set forth in the Master Agreement and except for Permitted Liens, the Collateral is free and clear of any liens, encumbrances or other interests.  Any item of Collateral that is improperly included as a Covered Asset under the Master Agreement shall continue to constitute Collateral until such time as FRBNY is reimbursed in full to the extent required by Section 5.4 of the Master Agreement.

4.14	Information

All information contained in any report, schedule or other documentation provided heretofore or from time to time hereafter by it to FRBNY is or will be true and correct in all material respects as of the time given.

4.15	Solvency

It is, and will be at all times while this Agreement is in effect, Solvent.

4.16	Affiliate Status

Each Citigroup Affiliate Pledgor shall provide all information with respect to the identity of the holders of its equity interests as FRBNY may from time to time request.

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4.17	Updates to Schedules

It shall update Schedule 2 as necessary to maintain at all times the accuracy of the information provided therein.

5.	Costs and Expenses; Indemnification

5.1	Costs and Expenses

Citigroup and each Citigroup Affiliate Pledgor agrees (a) to pay or reimburse FRBNY and its agents for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, review, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and any other Security Documents and any other documents prepared in connection herewith or therewith or in connection with the transactions contemplated thereby, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to FRBNY and filing and recording fees and expenses, (b) to pay or reimburse FRBNY and its agents for all costs and expenses incurred by them in connection with the enforcement or preservation of any rights under this Agreement, any other Security Documents and any such other documents, including the fees and disbursements of counsel to FRBNY, and (c) to pay, indemnify, and hold FRBNY and its Related Parties harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than those of the nature of an income tax), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement and modification of, or any waiver or consent under or in respect of, this Agreement, any other Security Documents and any such other documents.

5.2	Indemnification

Citigroup and each Citigroup Affiliate Pledgor jointly and severally agree to pay, indemnify and hold FRBNY and its Related Parties (each an “Indemnitee”) harmless from and against, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnitee (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnitee, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or the breach of any representation or warranty made herein by Citigroup or any Citigroup Affiliate Pledgor or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that Citigroup and each Citigroup Affiliate Pledgor shall not be liable to any Indemnitee for any portion of such Indemnified Liabilities to the extent they are found by a final, nonappealable decision of a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, Citigroup and each Citigroup Affiliate Pledgor agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The agreements in this Section 5.2 shall survive repayment of the FRBNY Loan and all other amounts payable hereunder.

15

6.	Remedies

6.1	Remedies Upon Default

Upon the occurrence of an Event of Default, FRBNY may pursue any of the following remedies, separately, successively, or concurrently:

(a)           take possession of any Collateral not already in FRBNY’s possession, without demand and without legal process; and

(b)           pursue any other remedy available to collect, enforce, or satisfy any Secured Obligations, including exercising its rights as a secured creditor to collect income on the Collateral, or to sell, assign, transfer, lease or otherwise dispose of Collateral whether or not Collateral is in FRBNY’s possession.

Upon FRBNY’s demand, Citigroup and any Citigroup Affiliate Pledgor shall assemble and make the Collateral available to FRBNY as FRBNY directs.  Citigroup and each Citigroup Affiliate Pledgor grants to FRBNY the right, for this purpose to enter into or on any premises where Collateral may be located.

If FRBNY exercises its rights with respect to any Collateral upon an Event of Default:

(a)           FRBNY may sell, assign, transfer, and deliver, at FRBNY’s option, all or any part of such Collateral at private or public sale, at such prices as FRBNY may, in good faith, deem best, without advertisement, and Citigroup and each Citigroup Affiliate Pledgor waives notice of the time and place of the sale, except any notice that is required by law and may not be waived (in which case the parties agree that ten (10) calendar days’ prior notice is sufficient);

(b)           FRBNY has no obligation to prepare Collateral for sale, and FRBNY may sell Collateral and disclaim any warranties without adversely affecting the commercial reasonableness of the sale; and

(c)           FRBNY has no obligation to collect from any third party or to marshal any assets in favor of Citigroup or any Citigroup Affiliate Pledgor to satisfy any Secured Obligations.

FRBNY’s rights and remedies hereunder are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to FRBNY.

6.2	Use of Proceeds

The proceeds realized by FRBNY upon selling or disposing of the Collateral will be applied as set forth in the Master Agreement.

6.3	No Delay

No delay on the part of FRBNY in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default.

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7.	Miscellaneous.

7.1	Amendments and Waivers

Neither this Agreement, any other Security Document, nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with Section 13.1 of the Master Agreement.

7.2	Notices

All notices, requests, consents and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic mail transmission), and, unless otherwise expressly provided herein, must be delivered by messenger, overnight courier service, telecopy or electronic mail, and shall be deemed to have been duly given or made when delivered, or notice by electronic mail transmission, or, in the case of telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

Citigroup:	Citigroup Inc. 399 Park Avenue New York, New York 10022
Attention: Michael S. Helfer, Esq., General Counsel
Telecopy: (212) 793-5300
Telephone: (212) 559-5152
Email: helferm@citi.com
Each Citigroup Affiliate Pledgor: with a copy to Citigroup	c/o Citigroup at the address above

FRBNY:	[ ]
Attention: [ ]
Telecopy: [ ]
Telephone: [ ]
Email: [ ]

provided that any notice, request or demand to or upon FRBNY shall not be effective until received. Notices and other communications to Citigroup, each Citigroup Affiliate Pledgor and FRBNY hereunder may be delivered or furnished by electronic communications.

7.3	Successors and Assigns; Participations and Assignments

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Citigroup nor any Citigroup Affiliate Pledgor shall assign or otherwise transfer its rights or obligations hereunder without the prior written consent of FRBNY.

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7.4	Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

7.5	Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.6	Submission To Jurisdiction; Waivers

Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and any other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the United States for the Southern District of New York, and appellate courts thereof; provided that, notwithstanding the foregoing, if there is no basis for federal jurisdiction in respect of any such legal action or proceeding or recognition and enforcement action, then each of the parties hereto submits for itself and its property in any such legal action or proceeding or recognition and enforcement action to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York City, and appellate courts thereof;

(b)           consents that any such action or proceeding may be brought only in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 7.2 of this Agreement or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law;

(e)           agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other matter provided by law; and

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(f)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, indirect, exemplary, punitive or consequential damages of any kind whatsoever (including for lost profits).

7.7	Acknowledgements

Citigroup and each Citigroup Affiliate Pledgor hereby acknowledge that:

(a)           FRBNY has no fiduciary relationship with or duty to Citigroup or any Citigroup Affiliate Pledgor arising out of or in connection with this Agreement or any other Security Documents; and

(b)           no joint venture is created hereby or by any other Security Documents or otherwise exists by virtue of the transactions contemplated hereby among Citigroup, any Citigroup Affiliate Pledgor and FRBNY.

7.8	Waivers of Jury Trial

CITIGROUP, EACH CITIGROUP AFFILIATE PLEDGOR AND FRBNY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.9	Integration

This Agreement, the other Security Documents and the Master Agreement represent the entire agreement of Citigroup, the Citigroup Affiliate Pledgors and FRBNY with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by FRBNY relative to the subject matter hereof not expressly set forth or referred to herein, in the other Security Documents or in the Master Agreement.

7.10	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with Citigroup, each Citigroup Affiliate Pledgor and FRBNY.

7.11	Additional Citigroup Affiliate Pledgors

Each Citigroup Ring-Fence Affiliate that is required to enter in this Agreement as a Citigroup Affiliate Pledgor pursuant to Section 11.15 of the Master Agreement shall execute and deliver a Security Agreement Supplement and thereupon such entity shall become a Citigroup Affiliate Pledgor hereunder with the same force and effect as if originally named as a Citigroup Affiliate Pledgor herein.  The execution and delivery of any such instrument shall not require the consent of Citigroup or any other Citigroup Affiliate Pledgor hereunder.  The rights and obligations of Citigroup and each Citigroup Affiliate Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Citigroup Affiliate Pledgor as a party to this Agreement.

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7.12	Confidentiality

Citigroup and each Citigroup Affiliate Pledgor agrees to keep confidential the Security Documents, including Schedule 1 hereto (as the same may be updated from time to time) and any other list identifying the assets pledged to FRBNY hereunder; provided that nothing herein shall prevent Citigroup or such Citigroup Affiliate Pledgor from disclosing any such information (a) to Citigroup, any Citigroup Affiliate Pledgor and any of their respective directors, officers, employees, trustees and agents who have a need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Security Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the consent of FRBNY or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 7.12; provided, further, that prior to any disclosure of information pursuant to clause (b) or (c) of the proviso above, Citigroup or such Citigroup Affiliate Pledgor shall notify FRBNY, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon FRBNY’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to FRBNY is prohibited by law, inform the relevant court or regulatory authority of FRBNY’s interest in the disclosed information and request that such court or regulatory authority inform FRBNY of the disclosure.

[signature pages to follow]

20

IN WITNESS WHEREOF, Citigroup, each Citigroup Affiliate Pledgor and FRBNY have caused this Agreement to be executed by their respective duly authorized officers, all as of the date first written above.

CITIGROUP INC.

By:

Name:

Title:

[______________________________]

as Citigroup Affiliate Pledgor

By:

Name:

Title:

FEDERAL RESERVE BANK OF NEW YORK

By:

Name:

Title:

Schedule 1
to Security and Guaranty Agreement

Citigroup Affiliate Pledgors and Covered Assets

(See Schedule A to the Master Agreement)

Schedule 2
to Security and Guaranty Agreement

Citigroup’s and each Citigroup Affiliate Pledgor’s

Jurisdiction of Organization

Location of Books and Records

EXHIBIT A
to Security and Guaranty Agreement

SUPPLEMENT NO.                      dated as of [         ], to the Security and Guaranty Agreement dated as of [_________](the “Security Agreement”) among CITIGROUP, INC. (“Citigroup”), certain Affiliates of Citigroup party thereto and the FEDERAL RESERVE BANK OF NEW YORK (“FRBNY”).

A.           Reference is made to the Master Agreement dated as of January 15, 2009 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”), among Citigroup, FRBNY, the Department of the Treasury and the Federal Deposit Insurance Corp.

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement and the Security Agreement referred to therein.

C.           Citigroup and the Citigroup Affiliate Pledgors have entered into the Security Agreement in order to induce FRBNY to make the FRBNY Loan.  Section 7.11 of the Security Agreement provides that additional Citigroup Ring-Fence Affiliates may become Citigroup Affiliate Pledgors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned entity (the “New Citigroup Affiliate Pledgor”) is executing this Supplement in accordance with the requirements of the Master Agreement to become a Citigroup Affiliate Pledgor under the Security Agreement as consideration for FRBNY to make the FRBNY Loan.

Accordingly, FRBNY and the New Citigroup Affiliate Pledgor agree as follows:

SECTION 1.  In accordance with Section 7.11 of the Security Agreement, the New Citigroup Affiliate Pledgor by its signature below becomes a Citigroup Affiliate Pledgor under the Security Agreement with the same force and effect as if originally named therein as a Citigroup Affiliate Pledgor and the New Citigroup Affiliate Pledgor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Citigroup Affiliate Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Citigroup Affiliate Pledgor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Citigroup Affiliate Pledgor, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to FRBNY, its successors and assigns, a security interest in and lien on all of the New Citigroup Affiliate Pledgor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Citigroup Affiliate Pledgor.  Each reference to a “Citigroup Affiliate Pledgor” in the Security Agreement shall be deemed to include the New Citigroup Affiliate Pledgor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Citigroup Affiliate Pledgor represents and warrants to FRBNY that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  This Supplement shall become effective when FRBNY shall have received a counterpart of this Supplement that bears the signature of the New Citigroup Affiliate Pledgor, and FRBNY has executed a counterpart hereof.

SECTION 4.  The New Citigroup Affiliate Pledgor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of its jurisdiction of organization and the location of any and all Books pertaining to any its rights to payment from the Collateral of the New Citigroup Affiliate Pledgor and (b) set forth above its signature hereto is the true and correct legal name of the New Citigroup Affiliate Pledgor.  Schedule I shall be incorporated into, and after the date hereof be deemed part of, Schedule 2 to the Security Agreement.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Security Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.2 of the Security Agreement.

SECTION 9.  The New Citigroup Affiliate Pledgor agrees to reimburse FRBNY for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for FRBNY.

[Signatures on following page]

IN WITNESS WHEREOF, the New Citigroup Affiliate Pledgor and FRBNY have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW CITIGROUP AFFILIATE PLEDGOR]

By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT B
to Security and Guaranty Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT (this “Agreement”), dated as of [             ], is made by and between [Citigroup or the relevant Citigroup Affiliate Pledgor] (the “Lien Grantor”), the Federal Reserve Bank of New York (the “Secured Party”), and [_____________], a [jurisdiction of organization] [type of entity] (the “Issuer”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of organization].

W I T N E S S E T H:

WHEREAS, the Lien Grantor is the registered holder of [specify pledged uncertificated securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to the Security and Guaranty Agreement dated as of [____________] (as such agreement may be amended and/or supplemented from time to time, the “Security and Guaranty Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Security Interest”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Security Interests on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Nature of Securities.  The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2.  Instructions.  The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person.  The Lien Grantor consents to the foregoing agreement by the Issuer.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities.  The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4.  Choice of Law.  This Agreement shall be governed by the laws of [Issuer’s jurisdiction of organization].

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8.  Maintenance of Securities.  In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i)           Lien Grantor Instructions; Notice of Exclusive Control.  So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer shall comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities.  After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

(ii)           Non-Cash Dividends and Distributions.  After the Issuer receives a Notice of Exclusive Control, the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

(iii)           Voting Rights.  Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv)           Statements and Confirmations.  The Issuer will promptly send copies of all material notices and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v)           Tax Reporting.  All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all applicable state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9.  Representations, Warranties and Covenants of the Issuer.  The Issuer makes the following representations, warranties and covenants:

(i)           This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii)           The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person.  The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten (10) calendar days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Security Interest, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Security Interest has been terminated pursuant to the Security and Guaranty Agreement.

Section 13.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[signature page to follow]

IN WITNESS WHEREOF, the Lien Grantor, Secured Party and Issuer have caused this Agreement to be executed by their respective duly authorized officer, all as of the date first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Schedule A

[Letterhead of Secured Party]

[Date]

[Name and Address of Issuer]

Attention: _______________

Re:           Notice of Exclusive Control

Ladies and Gentlemen:

As references in the Issuer Control Agreement dated as of [_________] among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify pledged uncertificated securities] registered in the name of [name of Lien Grantor] (the “Securities”).  You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

Cc: [name of Lien Grantor]

EXHIBIT C
to Security and Guaranty Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of [___________], is made by and between [Citigroup or the relevant Citigroup Affiliate Pledgor] (the “Lien Grantor”), the Federal Reserve Bank of New York (the “Secured Party”), and [________] (the “Securities Intermediary”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York.  Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H:

WHEREAS, the Lien Grantor is the entitlement holder with respect to the Account (as defined below);

WHEREAS, pursuant to the Security and Guaranty Agreement dated as of [_____] (as such agreement may be amended and/or supplemented from time to time, the “Security and Guaranty Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Security Interest”) in all right, title and interest of the Lien Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Security Interest on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;

NOW, THEREFORE, the parties hereto agree as follows:

Section 2.  Establishment of Account.  The Securities Intermediary confirms that:

(i)           the Securities Intermediary has established account number [identify account number] in the name of “[name of Lien Grantor]” (such account and any successor account, the “Account”),

(ii)           the Account is a securities account as defined in Section 8-501 of the UCC,

(iii)           the Securities Intermediary is acting as a “securities intermediary” (as defined in Section 8-102 of the UCC) in respect of the Account,

(iv)           the Securities Intermediary shall, subject to the terms of this Agreement, treat the Lien Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account,

(v)           all property delivered to the Securities Intermediary by or on behalf of the Lien Grantor will be promptly credited to the Account, and

(vi)           all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor or specially indorsed to the Lien Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

Section 3.  “Financial Assets” Election.  The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

Section 4.  Entitlement Orders.  The Securities Intermediary agrees to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Lien Grantor or any other person.  The Lien Grantor consents to the foregoing agreement by the Securities Intermediary.

Section 5.  Waiver of Lien; Waiver of Set-off.  The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof (except that the Securities Intermediary may set off all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account).  Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account).

Section 6.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  The State of New York shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).

Section 7.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Securities Intermediary and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  [If any Existing Other Agreement does not specify that it is governed by the laws of New York, such Existing Other Agreement is hereby amended to specify that it is governed by the laws of New York.]

Section 8.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 9.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Lien Grantor thereof.

Section 10.  Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Account as follows:

(i)           Lien Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary shall, subject to paragraph (iii) below, comply with entitlement orders of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all financial assets credited thereto.  After the Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Securities Intermediary will cease complying with entitlement orders of the Lien Grantor or any of its agents.

(ii)           Voting Rights.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.

(iii)           Investments.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account.

(iv)           Statements and Confirmations.  The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 12 hereof.

(v)           Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 11.  Representations, Warranties and Covenants of the Securities Intermediary.  The Securities Intermediary makes the following representations, warranties and covenants:

(i)           The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated.  The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)           No financial asset credited to the Account is or will be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor, or specially indorsed to the Lien Grantor, unless such financial asset has been further indorsed by the Lien Grantor to the Securities Intermediary or in blank.

(iii)           This Agreement is a valid and binding agreement of the Securities Intermediary enforceable in accordance with its terms.

(iv)           The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person.  The Securities Intermediary has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.

Section 12.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten (10) calendar days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Securities Intermediary:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 14.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Security Interest, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Security Interest has been terminated pursuant to the terms of the Security and Guaranty Agreement or that the Secured Party has consented to the termination of this agreement together with the related account agreement.

[signature page to follow]

IN WITNESS WHEREOF, the Lien Grantor, Secured Party and Securities Intermediary have caused this Agreement to be executed by their respective duly authorized officer, all as of the date first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY]

By:
Name:
Title:

Schedule A

[Letterhead of Secured Party]

[Date]

[Name and Address of Securities Intermediary]

Attention: _______________

Re:           Notice of Exclusive Control

Ladies and Gentlemen:

As references in the Securities Account Control Agreement dated as of [_________] among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number [_________] (the “Account”), all financial assets from time to time credited thereto and all security entitlements in respect thereof.  You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

Cc: [name of Lien Grantor]

Exhibit D
to Security and Guaranty Agreement

DEPOSIT ACCOUNT CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of [___________] is made by and between [Citigroup or the relevant Citigroup Affiliate Pledgor] (the “Lien Grantor”), the Federal Reserve Bank of New York (the “Secured Party”), and [____________] (the “Bank”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York.  Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H:

WHEREAS, the Lien Grantor is the Bank’s customer (as defined in Section 4-104(1)(e) of the UCC) with respect to the Account (as defined below);

WHEREAS, pursuant to the Security and Guaranty Agreement dated as of [__________] (as such agreement may be amended and/or supplemented from time to time, the “Security and Guaranty Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Security Interest”) in all right, title and interest of the Lien Grantor in, to and under the Account; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Security Interest on the Account and any and all funds or deposits from time to time held therein or credited thereto, whether now owned or existing or hereafter acquired or arising;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Establishment Of Account.  The Bank confirms that:

(i)           the Bank has established account number [identify account number] in the name of “[name of Lien Grantor]” (such account and any successor account, the “Account”);

(ii)           the Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC; and

(iii)           the Bank is a “bank” (as defined in section 9-102 of the UCC) and is acting in such capacity in respect of the Account.

Section 2.  Instructions.  The Lien Grantor, the Secured Party and the Bank agree that the Bank will comply with (i) any instruction originated by the Secured Party directing disposition of funds in the Account and (ii) any other instruction from the Secured Party in respect of the Account, in each case without further consent by the Lien Grantor or any other person.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Bank waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Account or any or all funds or deposits from time to time held therein or credited thereto.  No amounts credited to the Account will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party (except that the Bank may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and

(ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  The State of New York shall be deemed to be the Bank’s jurisdiction (as defined in Section 9- 304 of the UCC) with respect to the Account.

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Bank and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Bank and the Lien Grantor with respect to the Account or any or all funds or deposits from time to time held therein or credited thereto, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  [If any Existing Other Agreement does not specify that it is governed by the laws of the State of New York, such Existing Other Agreement is hereby amended to specify that it is governed by the laws of the State of New York.]

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Bank does not know of any claim to, or interest in, the Account or any or all funds or deposits held therein or credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account or any or all funds or deposits held therein or credited thereto, the Bank will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8.  Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Bank to honor instructions originated by the Secured Party as agreed in Section 2 hereof, the Bank agrees to maintain the Account as follows:

(i)           Lien Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Bank has not received a Notice of Exclusive Control (as defined below), the Bank may comply with instructions originated by the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all funds or deposits held therein or credited thereto.  After the Bank receives a written notice from the Secured Party that it is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Bank will cease complying with instructions originated by the Lien Grantor or any of its agents.

(ii)           Statements.  The Bank will promptly send copies of all statements and other correspondence concerning the Account simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(iii)           Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any funds or deposits held therein or credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9.  Representations, Warranties and Covenants of the Bank.  The Bank makes the following representations, warranties and covenants:

(i)           The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated.  The Bank will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)           Neither the Account nor any funds or deposits at any time held therein or credited thereto is or will be evidenced by any instrument (as defined in Section 9-102 of the UCC) or constitutes or will constitute investment property (as defined in Section 9-102 of the UCC).

(iii)           This Agreement is a valid and binding agreement of the Bank enforceable in accordance with its terms.

(iv)           The Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any funds or deposits held therein or credited thereto pursuant to which it has agreed, or will agree, to comply with instructions of such person.  The Bank has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Bank to comply with instructions originated by the Secured Party as agreed in Section 2 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten (10) calendar days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Bank:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Security Interest, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Bank hereunder shall continue in effect until the Secured Party has notified the Bank in writing that the Security Interest has been terminated pursuant to the terms of the Security and Guaranty Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the Lien Grantor, Secured Party and the Bank have caused this Agreement to be executed by their respective duly authorized officer, all as of the date first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

Schedule A

[Letterhead of Secured Party]

[Date]

[Name and Address of Bank]

Attention: _______________

Re:           Notice of Exclusive Control

Ladies and Gentlemen:

As references in the Deposit Account Control Agreement dated as of [_________] among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over deposit account number [_________] (the “Account”) and all funds and deposits from time to time held therein or credited thereto.  You are instructed not to accept any directions or instructions with respect to the Account or the funds or deposits held therein or credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

Cc: [name of Lien Grantor]

Exhibit B:

Governance and Asset Management Guidelines

These Governance and Asset Management Guidelines (“Guidelines”) (as they may be amended, supplemented, restated, replaced or otherwise modified as described in Sections 4.3 and 7) shall, along with the Master Agreement and the other Program Documents, govern Citigroup’s management of the Covered Assets during the Term of the Master Agreement, as defined in Section 13.15 of the Master Agreement.  Unless otherwise specified, all terms defined in the Master Agreement and the other Program Documents shall have the same meanings when used in these Guidelines.

SECTION 1. GENERAL MANAGEMENT PROVISIONS

1.1.  Citigroup shall (and shall cause its Affiliates to) manage, administer and make collections with respect to the Covered Assets while owned by Citigroup or any of its Affiliates during the Term of the Master Agreement in accordance with these Guidelines.  Citigroup shall be responsible to the U.S. Federal Parties in the performance of its duties hereunder and shall provide to the U.S. Federal Parties such reports as the U.S. Federal Parties deem advisable, including but not limited to the reports required by these Guidelines, and shall permit the U.S. Federal Parties at all times to monitor Citigroup’s performance of its duties hereunder.

1.2.  Citigroup shall manage, administer, collect and effect Charge-Offs and Recoveries with respect to each Covered Asset in a manner consistent with (a) usual and prudent business and banking practices; (b) Citigroup’s practices and procedures including, without limitation, the then-effective written internal credit policy guidelines of Citigroup, with respect to the management, administration and collection of and taking of charge-offs and write-downs with respect to similar assets that do not constitute Covered Assets, until such time as Citigroup is removed as manager pursuant to Section 11.1 of the Master Agreement or the U.S. Federal Parties otherwise exercise their option to alter this arrangement pursuant to these Guidelines, or Citigroup and the U.S. Federal Parties mutually agree upon another management arrangement.  Notwithstanding, and without in any way limiting, the foregoing, Citigroup shall implement all requirements contained in these Guidelines and the other Program Documents.

1.3.  Citigroup shall retain sufficient staff, and supply sufficient resources, to support the effective implementation and execution of these Guidelines.  Citigroup shall implement the necessary processes to identify, ring-fence, safeguard and report on the proper management of the Covered Assets and track the gain/loss performance thereof.  Citigroup shall engage in periodic testing of these processes to ensure compliance with the Program Documents.

1.4.  Citigroup shall act in a way that maximizes the long-term value of the Covered Assets without regard to the existence of the loss-sharing provisions of the Program Documents, and shall use commercially reasonable efforts to maximize Recoveries with respect to Losses on Covered Assets; provided, however, that the U.S. Federal Parties shall have the right to change these management objectives pursuant to Section 4.3.

1.5.  Citigroup shall provide written notification to the U.S. Federal Parties promptly after the execution of any contract pursuant to which any third party (other than an Affiliate of Citigroup, which shall be governed by Section 5.2) will manage, administer or collect any of the Covered Assets, together with a copy of that contract.  Unless Citigroup (or an Affiliate) would, at such time, in the ordinary course of business, contract with third parties to provide such services with respect to assets comparable to the relevant Covered Assets, the cost of such third-party service providers with respect to such Covered Assets shall not be a Recovery Expense.

1.6.  Citigroup’s Finance function will separately identify and track the Covered Assets on the books and records of the Citigroup Ring-Fence Entities, including in order to satisfy the reporting requirements of these Guidelines.

1.7.  In managing the Covered Assets, Citigroup shall:

(a)           Comply with the provisions of the Troubled Assets Relief Program (“TARP”) and the Program Documents.

(b)           Apply the FDIC Mortgage Loan Modification Program, including any amendment, modification, supplement, revision, or replacement thereto, to all eligible Covered Assets.

(c)           Bear any losses, expenses or other costs (including indemnities and attorneys’ fees) in respect of any securities lending, financing or related activities relating to the Covered Assets (including pursuant to any repurchase, “reverse” repurchase, forward sale, sale-leaseback or other financing transactions), and Citigroup shall not be entitled to any protection pursuant to the Program Documents in respect of such losses, expenses or other costs.

(d)           Manage the Covered Assets in a manner calculated to maintain compliance with the requirements related to the ratio of permissible Foreign Assets, it being understood that Citigroup shall have no obligation to release collateral already under pledge, including because of the decline of relative value of the U.S. to foreign portions, and that Citigroup will not voluntarily accept additional foreign collateral for a Covered Asset in amounts that would exceed the relevant ratio unless Citigroup has considered and rejected other reasonably available alternatives as being inconsistent with principles of safety and soundness and maximization of asset value.  In effecting the foregoing, Citigroup will continue to monitor, at reasonable intervals established in agreement with the U.S. Federal Parties, the ratio of value represented by U.S. and foreign collateral for a Covered Asset.

1.8.  For each residential mortgage loan Covered Asset in default or for which a default is reasonably foreseeable, the Citigroup Ring-Fence Entities shall undertake reasonable and customary loss mitigation efforts.  With respect to each such Covered Asset, each Citigroup Ring-Fence Entity shall document its consideration of foreclosure, loan restructuring, short-sale (if short-sale is a viable option), workout or other mitigation, modification, forgiveness or deferral alternatives and shall select the alternative resulting in the least amount of Loss.  Each Citigroup Ring-Fence Entity shall retain its calculations of the estimated loss under each alternative and provide such calculations to the U.S. Federal Parties upon request.  Upon notice

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by the U.S. Federal Parties in accordance with Section 4.3(b), this Section 1.8 shall apply to all Covered Assets.

1.9.  Citigroup shall (a) establish and maintain records to account for the Covered Assets, in such form and detail as the U.S. Federal Parties may require, to enable Citigroup to prepare and deliver to the U.S. Federal Parties such reports as the U.S. Federal Parties may from time to time request regarding the Covered Assets and the reports and Quarterly Certificates required by these Guidelines, and (b) at all times keep books and records which fairly present all dealings and transactions carried out in connection with its business and affairs.  Except as otherwise provided for in the Program Documents, all financial books and records shall be kept in accordance with GAAP, consistently applied for the periods involved and in a manner such that information necessary to determine compliance with any requirement of the Program Documents will be readily obtainable, and in a manner such that the purposes of the Program Documents may be effectively accomplished.  Notwithstanding the foregoing, in the event of a conflict between the standards set forth in the Program Documents and GAAP, the standards set forth in the Program Documents shall govern.  Any such conflict shall be promptly identified in writing by Citigroup to the U.S. Federal Parties.  To the extent GAAP governs, Citigroup shall not, without the prior written approval of the U.S. Federal Parties, make any change in its accounting principles affecting the Covered Assets except as required by a change in GAAP.  Citigroup shall notify the U.S. Federal Parties of any change in its accounting principles affecting the Covered Assets which it believes are required by a change in GAAP.

1.10.  Citigroup shall promptly provide to the U.S. Federal Parties such other information, including financial statements and computations, relating to the performance of the provisions of the Master Agreement or otherwise relating to its business and affairs or the Program Documents, as the U.S. Federal Parties may request from time to time.  Citigroup shall provide to the U.S. Federal Parties copies of all reports to or from the SOC (as defined below) and all other records of the SOC, and full and complete disclosure of all presentations, reports and other documents presented to or originating with, and all minutes of, the Citigroup Management Committee or Board that pertain to the loss-sharing arrangements embodied in the Program Documents.  Citigroup shall retain and make available on request all emails among members of the SOC relating to SOC decisions.

1.11.  Citigroup shall not at any time, without the prior written consent of the U.S. Federal Parties, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the U.S. Federal Parties pursuant to the Program Documents.

1.12.  Citigroup shall not make any amendment or modification to the terms of a Covered Asset, other than on a commercially reasonable basis consistent with these Guidelines and the other Program Documents, including modifications made, to the extent applicable, in accordance with the FDIC Mortgage Loan Modification Program attached as Exhibit F to the Master Agreement.

1.13.  All sales, exchanges or other dispositions of Covered Assets shall be made in a commercially reasonable manner consistent with these Guidelines and the Program Documents.  No Covered Asset shall be sold or transferred to any Affiliate of Citigroup that is

3

not a U.S. Person.  Notwithstanding the foregoing, no Covered Asset shall be exchanged for any other asset held by Citigroup or any Affiliate of Citigroup without the prior written consent of the U.S. Federal Parties.

1.14.  During the three calendar months prior to the Maturity Date, the parties shall consult and discuss whether, in light of the circumstances at such time, by mutual agreement to modify or terminate the requirements of these Guidelines in whole or in part.

SECTION 2.  ORGANIZATIONAL STRUCTURE

2.1.  Senior Oversight Committee

(a)           Citigroup shall establish a Senior Oversight Committee (the “SOC”) with respect to the Covered Assets.  The SOC shall be comprised of senior members of Citigroup’s management acceptable to the U.S. Federal Parties.  As of the date of the Master Agreement, the SOC shall be comprised of Citigroup’s Chief Financial Officer, Chief Risk Officer, General Counsel, Controller and Chief Accounting Officer, Treasurer.  At least one and as many as two Management Committee-level senior business representatives will also attend SOC meetings as non-voting observers.  The SOC shall have a non-voting secretary who shall keep the minutes of SOC meetings and records of all matters considered or decided by the SOC.  The U.S. Federal Parties may appoint a non-voting representative, who shall have the option to attend meetings as an observer.  The U.S. Federal non-voting representative will be an official of a U.S. Federal Party, provided it is understood that the U.S. Federal Parties may share information with and consult with external, non-governmental advisors, who may participate in any briefings or reports given to the U.S. Federal Parties by Citigroup and its Affiliates and representatives.  Citigroup shall provide a schedule of SOC meetings to the U.S. Federal Parties reasonably in advance of meetings and the U.S. Federal Parties shall provide prior notice of intention to attend meetings.  Citigroup may schedule special meetings of the SOC, subject to giving the U.S. Federal Parties as much notice thereof as practicable in the circumstances.

(b)           The SOC shall be governed by a charter, drafted and adopted by the SOC and subject to approval by the U.S. Federal Parties.

(c)           Governance with respect to the Covered Assets shall be under the supervision and oversight of the SOC.  The SOC’s responsibilities shall include:

(i)           Reviewing and approving the overall business and governance strategy for the Covered Assets developed by the Covered Assets CEO and the relevant business unit heads and Portfolio Managers (as defined below), with the input of the U.S. Federal Parties, as well as monitoring the business performance of the Covered Assets.

(ii)           Annually reviewing and approving the compensation approaches as provided in Section 2.5.

(iii)           Reviewing a plan for communication with key stakeholders, such as the Board of Directors of Citigroup (the “Board”), Citigroup shareholders and the U.S. Federal Parties, prepared by the Executive Team, and executing such plan (together with the Executive Team, as appropriate).

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(iv)           Making final decisions on Specified Actions as provided in Section 4.1, subject to any required approvals by and notifications to the U.S. Federal Parties.

(v)           Reviewing strategic responses developed by the Executive Team or the business units to changes in business conditions and legal and regulatory matters relevant to the management of the Covered Assets in consultation with the U.S. Federal Parties.

(vi)           Monitoring compliance with and implementation of the Relevant Program Documents.

(vii)           Other oversight, governance or supervisory responsibilities as agreed between Citigroup and the U.S. Federal Parties.

2.2.  Covered Asset CEO and Executive Team

(a)           Citigroup, with approval from the SOC and the U.S. Federal Parties, shall appoint a senior business leader of Citigroup (the “Covered Asset CEO”) whose role, as Covered Asset CEO, shall be to oversee the management of the Covered Assets.  The Covered Asset CEO shall report to the SOC, and shall be the primary point of contact for the U.S. Federal Parties with regard to the Covered Assets.

(b)           The Covered Asset CEO shall be supported by a team of representatives from Citigroup’s business units, finance, risk and/or legal functions who shall devote a substantial portion of their time to the oversight of the management of the Covered Assets (together with the Covered Asset CEO, the “Executive Team”).  The Executive Team shall contain individuals with sufficient functional and product knowledge within each asset class represented in the Covered Assets to be able to carry on their duties.  Any replacement Covered Asset CEO shall be subject to approval by the SOC after notice to and consultation with the U.S. Federal Parties.  Any change to the composition of the Executive Team shall be at the direction of the Covered Asset CEO, subject to approval by the SOC and notice to the U.S. Federal Parties.

(c)           The Executive Team will identify its resource needs and recommend to the SOC any changes or additions necessary to meet its responsibilities hereunder.  The SOC will ensure that the Executive Team obtains such resources.  Citigroup will ensure that the Executive Team has the authority to carry out its responsibilities hereunder, including the authority to direct the Portfolio Managers to take (or refrain from taking) actions with respect to the management of the Covered Assets.

(d)           In addition to any other responsibilities which may be assigned from time to time by the SOC, the Covered Asset CEO, with the support of the Executive Team to the extent appropriate as determined by the Covered Asset CEO, shall be responsible for the following matters:

(i)           Monitoring the management of the Covered Assets within the relevant business units of Citigroup.  In connection with this, the Executive Team shall:

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(A)           periodically review the applicable investment objectives and strategies with respect to the Covered Assets with the applicable managers within the relevant business units of Citigroup (the “Portfolio Managers”) to ensure that they are consistent with the policies and principles described in the Program Documents and, as it deems appropriate, implement modifications to such investment objectives and strategies;

(B)           monitor the management and performance of the Covered Assets against such investment objectives and strategies;

(C)           establish and modify from time to time, as the Covered Asset CEO deems appropriate, processes, procedures and standards (the “Business-Level Guidelines”) governing the scope of Specified Actions (as defined below) with respect to which the Portfolio Managers must provide notification to and/or seek pre-approval by the Covered Asset CEO or Executive Team; and

(D)           ensure compliance by the Portfolio Managers with the Business-Level Guidelines and the other applicable requirements under the Relevant Program Documents.  The “Relevant Program Documents” are all of the Program Documents except Sections 9, 10, 11.3 and 11.4 of the Master Agreement and except Exhibits C and I thereto.

(ii)           Reviewing:

(A)           Specified Actions that are required to be notified to and/or approved by the SOC or the U.S. Federal Parties to the extent necessary pursuant to the requirements contained in the Program Documents; and

(B)           other Specified Actions pursuant to the Business-Level Guidelines.

(iii)           Identifying and escalating to the SOC significant conflicts and potential conflicts with respect to the management of the Covered Assets.

(iv)           Overseeing the production of the Monthly Reports by the Executive Team to the SOC, and, as directed by the SOC, assisting in the preparation of the quarterly reports by the SOC to the Audit and Risk Management Committee of the Board and the Quarterly Certificates to the U.S. Federal Parties.

(v)           Overseeing the implementation of the Relevant Program Documents.

(vi)           Providing briefings to the U.S. Federal Parties as directed from time to time by the SOC (which in any event shall occur no less often than quarterly).

2.3.  Portfolio Managers

(a)           The Covered Assets shall continue to be managed by the relevant business units in the ordinary course of business and in accordance with the finance and risk policies, controls and processes in effect from time to time within such relevant business units of Citigroup, subject to management oversight by the Executive Team and subject to the requirements of these Guidelines and the other Program Documents.  The Portfolio Managers

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responsible for managing the Covered Assets in each business unit shall assist the Executive Team in the development of investment objectives and strategy.

(b)           Citigroup shall establish a confidential reporting mechanism to permit individuals to report matters of concern directly to the SOC or the U.S. Federal Parties without passing through or reporting to the Executive Team.

2.4.  Staffing

(a)           Citigroup shall provide appropriate levels of staffing and resources in terms of skill levels and quantities in order to ensure the SOC, Covered Asset CEO, Executive Team and Portfolio Managers can perform their designated functions.

2.5.  Compensation Approach

(a)           Citigroup will establish a compensation approach for the Covered Asset CEO, the incentive and bonus components of which shall be substantially based on meeting the terms of the Relevant Program Documents.  The compensation approach shall be subject to review and approval by the SOC (and, in the case of the initial compensation model for the Covered Asset CEO, review and approval by the U.S. Federal Parties).  The SOC shall be responsible for evaluating the performance of the Covered Asset CEO against the goals and objectives established in the compensation approach and for determining his or her compensation based on such evaluation.

(b)           The Covered Asset CEO will establish a compensation approach for the other members of the Executive Team, which shall include appropriate incentives consistent with the team’s responsibilities and taking into account such members’ existing compensation.  The compensation approach shall be subject to review and approval by the SOC.

(c)           The Covered Asset CEO will have all necessary authority to provide appropriate input to the applicable business managers in determining the compensation for the Portfolio Managers, giving due consideration to the requirements of the Relevant Program Documents.  The compensation approach shall be subject to review and approval by the SOC.

(d)           The SOC will have all necessary authority to provide appropriate input to the applicable senior and executive management in determining compensation for the relevant business unit heads within Citigroup, giving due consideration to their role and cooperation in relation to the requirements of the Relevant Program Documents.

SECTION 3.  REPORTING

3.1.  Citigroup shall actively monitor the Covered Assets with reporting to the U.S. Federal Parties as described in these Guidelines.

3.2.  Citigroup shall provide transparent finance and risk reporting at the business level and the ability to consolidate all assets as if they were a separate segment or company (for avoidance of doubt, without any requirement to develop new or separate systems for the Covered Assets on a standalone or segregated basis except to the extent that current systems are not

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capable of supporting compliance with the Relevant Program Documents).  Citigroup will take appropriate measures to be able to identify each Covered Asset and its material attributes relevant to ongoing credit performance, with such data available in electronic format.  Citigroup shall maintain its financial records in a manner that permits it to prepare reports that segregate the Covered Assets for such reporting.

3.3.  Citigroup shall develop regular reporting methodologies and profit and loss determination and attribution for the Covered Assets consistent with the Master Agreement.  In furtherance of, and without in any way limiting, the foregoing, not later than forty-five (45) days after the end of each Calendar Quarter from and including the initial Calendar Quarter to and including the last Calendar Quarter under the Master Agreement, Citigroup shall deliver to the U.S. Federal Parties a certificate, signed by the Covered Asset CEO (each, a “Quarterly Certificate”), setting forth in such form and detail as the U.S. Federal Parties may specify:

(a)           the quarterly calculations specified in Section 6.1 of the Master Agreement, presented in the form of:

(i)           an updated Schedule A reflecting each Covered Asset as of the last day of the most recently ended Calendar Quarter, along with the Adjusted Baseline Value of each such Covered Asset;

(ii)           a schedule substantially in the form of Annex I hereto listing:

(1)           each Covered Asset for which a Loss was incurred during the relevant Calendar Quarter, along with the related Loss amount for each such Covered Asset and the aggregate Losses incurred by the Citigroup Ring-Fence Entities in respect of Covered Assets in such Calendar Quarter in accordance with the Program Documents;

(2)           each Covered Asset for which a Recovery was received during the relevant Calendar Quarter, along with the amount of the Recovery received (and the Recovery Expenses incurred) for the relevant Covered Asset during the relevant Calendar Quarter and the aggregate Recoveries received (and the Recovery Expenses incurred) by the Citigroup Ring-Fence Entities in respect of Covered Assets in such Calendar Quarter;

(3)           each Covered Asset for which a Gain was received during the relevant Calendar Quarter, along with the amount of the Gain received and the aggregate Gains recognized by the Citigroup Ring-Fence Entities in respect of Covered Assets in such Calendar Quarter; and

(4)           the Citigroup Quarterly Net Loss, the amount charged to the Citigroup Deductible (if any) and the Covered Loss (if any) incurred by the Citigroup Ring-Fence Entities in such Calendar Quarter.

(b)           for each Covered Asset for which a Short Sale Loss, a Foreclosure Loss, or a Charge-Off under subsection (e) of the definition of Charge-Off is claimed for the relevant Calendar Quarter, a schedule showing the calculation of the Loss using the form and

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methodology shown in Exhibit G or Exhibit H to the Master Agreement, or Annex II hereto, as applicable.

(c)           In addition, Citigroup shall deliver the following to the FDIC (and upon written request any other U.S. Federal Party):

(i)           the servicing file in machine-readable format including but not limited to the following fields for each outstanding Residential Covered Asset that is a loan serviced by Citigroup or an Affiliate, as applicable:

(1)           Loan number
(2)           FICO score
(3)           Origination date
(4)           Original principal amount
(5)           Maturity date
(6)           Paid-to date
(7)           Last payment date
(8)           Loan status (bankruptcy, in foreclosure, etc.)
(9)           Delinquency counters
(10)         Current principal balance
(11)         Current escrow account balance
(12)         Current Appraisal/BPO value
(13)         Current Appraisal/BPO date
(14)         Interest rate
(15)         Monthly principal and interest payment amount
(16)         Monthly escrow payment for taxes and insurance
(17)         Interest rate type (fixed or adjustable)
(18)         If adjustable: index, margin, next interest rate reset date
(19)         Payment/Interest rate cap and/or floor
(20)         Underwriting type (Full doc, Alt Doc, No Doc)
(21)         Lien type (1st, 2nd,)
(22)         Amortization type (amortizing or I/O)
(23)         Property address, including city, state, zip code
(24)	A code indicating whether the Mortgaged Property is owner-occupied
(25)	Property type (single-family detached, condominium, duplex, etc.)
(26)           Mortgage Insurance

(ii)           An Excel file for Replacement Covered Assets held as a result of foreclosure on a Covered Asset comprised of a Residential Covered Asset that is a loan serviced by Citigroup or any Affiliate listing:

(1)           Foreclosure date
(2)           Unpaid loan principal balance
(3)           Appraised value or BPO value, as applicable
(4)           Projected liquidation date

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(iii)           Citigroup shall provide a standalone report on any Residential Covered Asset that is a loan serviced by Citigroup or any Affiliate that is a home equity line of credit, including the portion of funded and unfunded exposures, the dollar amount of outstanding lines that have been terminated or frozen and their performance.

(iv)           With respect to any Residential Covered Asset that is a loan or home equity line of credit serviced by a third party, Citigroup shall deliver to the FDIC copies of servicing reports delivered to Citigroup or its Affiliates in accordance with the applicable third-party servicing agreements.

(d)           An appropriate management’s executive summary discussion and analysis of the items covered in clauses (a) through (c) above.

(e)           For purposes of this Section 3.3, “deliver” shall mean that Citigroup shall provide the requested data and analysis in an electronic format acceptable to the relevant U.S. Federal Parties.

3.4.  Citigroup shall inform the U.S. Federal Parties as soon as practical of any of the following impacting the Covered Assets:

(a)           Any material errors, frauds or other material events.

(b)           Conflicts and potential conflicts of interest (both real and perceived) between the interests of the Citigroup Ring-Fence Entities and the U.S. Federal Parties in respect of the management of the Covered Assets and mitigation with respect thereto.

3.5.  Citigroup shall notify the U.S. Federal Parties prior to enacting any changes in the control structure to the extent relating to the Covered Assets, including the activities of risk management, financial control and internal audit.

3.6.  Regular Reporting

Citigroup shall make the reports required by these Guidelines to the U.S. Federal Parties in order to provide transparency around Citigroup’s processes and information and enable U.S. Federal Party oversight.  The reporting shall detail Covered Asset performance, actions taken by Citigroup to mitigate risk of future loss, and Citigroup’s compliance with terms and conditions specified in the Relevant Program Documents.  To facilitate such reporting, the following procedures will be followed:

(a)           The Executive Team shall oversee the production of reports with respect to the performance of the Covered Assets.  The format and substance of the reports shall be developed by the Executive Team, with input from the Portfolio Managers, the SOC and the U.S. Federal Parties, and reviewed and approved by the SOC.  These reports will be delivered to the SOC, the Audit and Risk Management Committee of the Board and the U.S. Federal Parties.  These reports shall include a monthly financial report and monthly risk report with respect to the Covered Assets, together with a summary performance report with respect to the Covered Assets prepared by Citigroup’s Finance function (collectively, the “Monthly Reports”).

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(b)           The Monthly Reports shall include, at a minimum, a description of:

(i)           the identity, issuance date and Citigroup contact person for all risk management and internal audit reports related to the Covered Assets;

(ii)           the performance of the overall asset pool and performance by asset class;

(iii)           losses under base and stress scenarios and forecasts of performance, including reserves by asset class for the Covered Assets;

(iv)           for Covered Assets that are not loans directly to consumers, all sales, exchange of assets, tender offers, securities lending, repos/pledges, charge-offs, funding of commitments, principal payments, hedges and loan modifications summarized by asset class but with transaction-level detail;

(v)           for Covered Assets that are not loans directly to consumers, any exercise of voting and consents rights, or any other exercise of rights (e.g., amendments to terms of securities or loans, workouts, waivers, participation in creditors’ committees, key actions, acceleration or liquidation);

(vi)           any exercise of voting or consent rights, or any other exercise of rights (such as amendments to terms of securities or loans, workouts, waivers, participation in creditors’ committees, acceleration or liquidation) with respect to Related Assets (as defined below) that affects any Covered Asset;

(vii)           each Related Asset (including, for the avoidance of doubt, any Related Asset originated or issued within the monthly reporting period) and Specified Actions with respect to such Related Asset;

(viii)          Covered Loss calculations, waterfalls under Sections 7.1 and 7.2 of the Master Agreement, Loss and Covered Loss forecasts;

(ix)           a summary of Specified Actions under Section 4.1;

(x)           any significant public health and safety concerns presented by environmental conditions with respect to Covered Assets which require remediation;

(xi)           any instances of non-compliance with the Relevant Program Documents of which the Executive Team or the Covered Assets CEO are aware;

(xii)           a monthly executive summary of data and trends for the Covered Assets, supplemented by a quarterly in-depth management-level report on long-term trends and performance for the Covered Assets and compliance with the Relevant Program Documents;

(xiii)           all events that require Citigroup to make internal notification to the SOC or to notify or inform the U.S. Federal Parties under these Guidelines; and

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(xiv)           other items as agreed between Citigroup and the U.S. Federal Parties.

After a reasonable period of experience under these reporting requirements, the parties will discuss in good faith creating categories of materiality by asset type or otherwise in order to reduce the burden and scope of these requirements.

(c)           The Executive Team shall also report on a monthly basis to the SOC on:

(i)           the status of the Covered Assets generally;

(ii)           significant matters approved by, and any other significant decisions made by, the Executive Team since the last report to the SOC;

(iii)           any change in the composition of the Executive Team or other key personnel in the relevant businesses or risk and finance functions whose role is material to the Covered Assets;

(iv)           any significant conflict or potential conflict identified with respect to the management of the Covered Assets;

(v)           any significant change in charge-off, impairment, expected loss estimation and loss reserve practices, methodologies or policies, or the implementation thereof, applicable to the Covered Assets;

(vi)           any significant change in accounting policies applicable to the Covered Assets; and

(vii)           any significant change in valuation methodologies applicable to the Covered Assets.  A copy of this report, together with a report of any change in the composition of the SOC, will be delivered to the U.S. Federal Parties.

(d)           Citigroup’s reports filed pursuant to the Securities Exchange Act of 1934 shall include appropriate disclosure on the Covered Assets consistent with GAAP and as reasonably determined by Citigroup.

3.7.  SOC Reporting

The SOC shall meet monthly to review the above-referenced reports and the status of the Covered Assets (including, without limitation, actions taken in accordance with GAAP).  The SOC (through one of its members) will report at least quarterly to the Audit and Risk Management Committee of the Board on the status of the Covered Assets generally and on matters approved by the SOC since the last report to the Audit Committee, as well as compliance with the governance and asset management procedures set forth in the Program Documents.  A copy of this report will be delivered to the U.S. Federal Parties.

3.8.  Citigroup shall promptly provide to the U.S. Federal Parties such other information, including financial statements and computations, relating to the performance of the

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provisions of the Master Agreement and the other Program Documents or otherwise relating to its business and affairs, as the U.S. Federal Parties may request from time to time.

3.9.  Consequences of Failure to Report

(a)           From and after July 1, 2009, in the event that in the good faith opinion of the relevant U.S. Federal Party Citigroup fails in any material respect to satisfy its reporting obligations under these Guidelines or the Program Documents , the relevant U.S. Federal Party shall promptly notify Citigroup in writing, and the U.S. Federal Party or Parties may decline to make any payment due to Citigroup in respect of a Covered Loss during the Calendar Quarter to which such report relates.  Unless such reporting failure is remedied within [60] days following such notice, the U.S. Federal Party or Parties shall thereafter have no obligation to make such payment.

SECTION 4. OVERSIGHT AND CONTROL PROCESSES

4.1.  Oversight of Specified Actions

(a)           Management with respect to, and responsibility for the taking of Specified Actions in respect of, Covered Assets shall be undertaken by the Portfolio Managers under the direction of the Executive Team, with appropriate finance and risk policies, controls and processes in place and subject to the requirements of these Guidelines and the other Program Documents.

(b)           In reviewing Specified Actions and the Covered Assets generally, the Executive Team will endeavor to identify whether any action or transaction has occurred that is inconsistent with the principles, procedures and requirements contained in these Guidelines and the other Program Documents and will report thereon to the SOC and otherwise seek to address any inconsistencies appropriately.

(c)           Any Specified Action or program or series of related Specified Actions (i) as set forth in the Business-Level Guidelines at the applicable time or (ii) which is otherwise determined to be sufficiently complex or material or involve reputation or franchise implications at such time, shall require prior notification to or approval by the Executive Team as provided in the Business-Level Guidelines.

(d)           Any Specified Action or program or series of related Specified Actions with respect to Covered Assets (i) involving a transaction value in excess of $500 million or (ii) as to which the loss to be realized is in excess of $50 million, shall require prior notification to the SOC.

(e)           Any Specified Action or program or series of related Specified Actions with respect to Covered Assets (i) involving a transaction value in excess of 1% of the aggregate then-current Adjusted Baseline Values of the remaining Covered Assets at such time or (ii) which, in the judgment of the Executive Team, is otherwise determined to be sufficiently complex or material or involve reputation or franchise implications at such time, shall require prior approval by the SOC.

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(f)           Any Specified Action or program or series of related Specified Actions with respect to Covered Assets involving a transaction value in excess of 1% of the aggregate then-current Adjusted Baseline Values of the remaining Covered Assets at such time shall require “same day” notification to the U.S. Federal Parties.  Without regard to its Adjusted Baseline Value, any sale or other transfer of a Covered Asset to an Affiliate of Citigroup that is a U.S. Person shall require prior approval by the U.S. Federal Parties, which approval shall not be unreasonably withheld.  It is further understood that this approval requirement shall not apply to sales or transfers consummated prior to the date hereof.  (Transfers to Affiliates that are not U.S. Persons are prohibited under Section 1.13 hereof.)

(g)           Any Specified Action or program or series of related Specified Actions with respect to Covered Assets (i) involving a transaction value in excess of 5% of the aggregate then-current Adjusted Baseline Values of the remaining Covered Assets at such time or (ii) as to which the loss to be realized is in excess of 1% of the aggregate then-current Adjusted Baseline Values of the remaining Covered Assets at such time, shall require prior approval by the U.S. Federal Parties.

(h)           Approvals by the SOC under this Section shall require the approval of at least three members of the SOC, and may be evidenced by email or in a vote taken by an in-person or telephonic meeting.  Required notification to or approval by the U.S. Federal Parties under this Section shall be satisfied by notification to or approval by, as the case may be, FRBNY.  In connection with any such approval, the U.S. Federal Parties may consult with their advisors and request that Citigroup meet with the U.S. Federal Parties and such advisors regarding the relevant transaction.

(i)           To facilitate reporting and appropriate pre-approvals, the Covered Asset CEO shall periodically communicate the notification and pre-approval thresholds specified in this Section 4.1 to the Portfolio Managers.

(j)           “Specified Action” means any elective action or elective decision (including, without limitation, any consent, waiver, approval or vote) with respect to any asset or group of assets, including, without limitation, any loan charge off or forgiveness of indebtedness; any impairment of an investment security; any changes in tenor or principal of a loan or security; any extensions, renewals or roll-forwards or similar actions; any sale, conversion or modification; or any swap or similar transaction.  For the avoidance of doubt, Specified Action excludes any action or decision required in accordance with GAAP as applied pursuant to Citigroup’s normal accounting policies and processes other than charge offs; provided, that for purposes of Sections 4.1(f) and 4.1(g), notification to the U.S. Federal Parties (as applicable) shall be required notwithstanding whether any action or decision is required in accordance with GAAP.

4.2.  Audits and Certifications

(a)           The operations of the Executive Team and the SOC shall be monitored and reviewed by Citigroup Independent Audit and Risk Review Group (“ARR”).  Additionally, ARR shall audit compliance with the governance and asset management processes set forth in

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the Program Documents.  A representative of ARR will be informed of all meetings of the SOC, invited to observe such meetings and provided with the minutes of such meetings.

(b)           Citigroup shall cause ARR or an independent public accountant of recognized national standing acceptable to the U.S. Federal Parties to:

(i)           Develop and execute an Audit Plan that:

(A)           affirms controls and operating processes within businesses and portfolios in the asset pool,

(B)           confirms Citigroup’s compliance with the Program Documents and the various charters and protocols established thereunder,

(C)           reviews and attests to losses claimed or recognized on a periodic basis,

(D)           tests loss identification processes as well as reviews actual loss within the asset pool,

(E)           verifies that losses are recognized in accordance with the Master Agreement,

(F)           verifies that governance meetings are taking place and that minutes are recorded, in each case as required hereunder, and

(G)           verifies when there have been significant changes in hedges and models.

(ii)           In connection with the Audit Plan, the ARR shall report quarterly to the Audit and Risk Management Committee of the Board on compliance by the Executive Team and the SOC with the governance and asset management procedures set forth in the Program Documents in accordance with ARR’s risk-based coverage model.

(iii)           The initial Audit Plan shall be adopted subject to review and approval by the U.S. Federal Parties.  Thereafter, the Audit Plan, including any revisions or amendments thereto, shall be subject to review and approval by the U.S. Federal Parties on an annual basis.

(iv)           All ARR audit reports prepared pursuant to these Guidelines shall be delivered to the Executive Team, the SOC and the U.S. Federal Parties.

(c)           As soon as available, and in any event within 90 days after the end of each fiscal year of the Citigroup Ring-Fence Entities, Citigroup shall deliver to each of the U.S. Federal Parties an attestation from an independent public accountant of recognized national standing acceptable to the U.S. Federal Parties to the effect that the Citigroup Ring-Fence Entities are in compliance with all material requirements of these Corporate Governance Guidelines and each of the other Program Documents, together with such SAS 70 reports on organizations providing services to the Citigroup Ring-Fence Entities that affect their

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compliance with the Program Documents as (i) the U.S. Federal Parties request upon reasonable notice to Citigroup and (ii) can be obtained by Citigroup on a practicable basis.

(d)           Within ninety (90) days after the end of each calendar year from and including the calendar year during which the Effective Date falls to and including the calendar year during which the last Calendar Quarter ends, Citigroup shall deliver to the U.S. Federal Parties a report signed by its independent public accountants stating that they have reviewed the terms of the Master Agreement and that, in the course of their annual audit of Citigroup’s books and records, nothing has come to their attention suggesting that any computations required to be made by Citigroup during such calendar year by the Master Agreement or the other Program Documents were not made by Citigroup in accordance herewith.  In the event that Citigroup cannot comply with the preceding sentence, it shall promptly submit to the U.S. Federal Parties corrected computations together with a report signed by its independent public accountants stating that, after giving effect to such corrected computations, nothing has come to their attention suggesting that any computations required to be made by Citigroup during such year by the Master Agreement or the other Program Documents were not made by Citigroup in accordance herewith.  In such event, Citigroup and the U.S. Federal Parties shall make all such accounting adjustments and payments as may be necessary to give effect to each correction reflected in such corrected computations, retroactive to the date on which the corresponding incorrect computation was made.

(e)           Citigroup shall perform on an annual basis an internal audit and other such interim reviews as is consistent with Citigroup practice of its compliance with the provisions of the Relevant Program Documents and shall provide the U.S. Federal Parties with copies of the internal audit reports and access to internal audit workpapers related to such internal audit and interim reviews.

(f)           The Covered Asset CEO shall execute annually a certificate in the form of Annex IV or shall report in writing to the U.S. Federal Parties his inability to do so.  Any report that he is unable to do so shall indicate with specificity the reasons for that inability.  The certificate shall be accompanied by supporting analytic materials and reports, and each member of the SOC shall provide the following attestation:

“Based on my knowledge, including without limitation my participation as a member of the SOC, I believe that Citigroup is complying in all material respects with the requirements of the Program Documents.  The SOC has performed the necessary due diligence and exercised oversight with sufficient rigor to provide me with a reasonable basis for this conclusion.”

(g)           The U.S. Federal Parties may perform an audit to determine Citigroup’s compliance with the provisions of the Master Agreement and the other Program Documents at any time.  The scope and duration of any such audit shall be within the sole discretion of the U.S. Federal Parties.  Citigroup shall bear the expense of any such audit.  In connection with the foregoing, Citigroup shall make available to the U.S. Federal Parties sufficient space on its premises in order to allow the U.S. Federal Parties to perform all such auditing and monitoring functions.  Any such on-site audit or monitoring shall be overseen by the FDIC.  In the event that any corrections are necessary as a result of such an audit, Citigroup and the U.S. Federal Parties

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shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections

4.3.  Enhanced Oversight Triggers

(a)            At any time following the incurrence by the Citigroup Ring-Fence Entities of Losses net of all Recoveries and Gains in excess of $19,000,000,000, the U.S. Federal Parties shall have the right to take any or all of the following actions in their sole discretion upon reasonable notice to Citigroup:

(i)             Impose increased reporting, communication or audit requirements on Citibank.

(ii)            Appoint one or more representatives of the U.S. Federal Parties as voting members of the SOC.

(iii)           Review and revise the compensation approaches for the Covered Asset CEO, the other members of the Executive Team and the Portfolio Managers.

(iv)           Revise the definition of “Specified Action” in Section 4.1(j).

(v)            Revise the various thresholds set forth in Section 4.1 for notice to or approval by the Executive Team, the SOC or the U.S. Federal Parties as they deem appropriate.

(vi)           Revise the time periods for actions prescribed in Section 4.2.

(vii)          Require Citigroup to prepare plans to facilitate the future transfer of asset management responsibility for the Covered Assets or segments thereof, and/or require Citigroup to take any and all preparatory steps that the U.S. Federal Parties deem appropriate to facilitate the subsequent transfer of asset management responsibility.

(b)            At any time following the incurrence by the Citigroup Ring-Fence Entities of Losses net of all Recoveries and Gains in excess of $27,000,000,000, the U.S. Federal Parties shall have the right to take any or all of the following actions (in addition to the continuing right to take any of the actions set forth in (a) above) in their sole discretion upon reasonable notice to Citigroup:

(i)             Change the asset manager (which may, as used in these Guidelines, include the servicer, sub-servicer, special servicer or custodian) for all or part of the Covered Assets as described in Section 11.1 of the Master Agreement.  Citigroup may be required by such asset manager to provide documents or reports and enter into appropriate documentation.

(ii)            Change the fundamental business objective of Citigroup from maximizing the long-term value of the Covered Assets to minimizing Losses on the Covered Assets, or such other business objective the U.S. Federal Parties deem appropriate.

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(iii)           Require Citigroup to provide a business plan acceptable to the U.S. Federal Parties reflecting changes in management and business strategy with respect to the Covered Assets in aggregate or by asset class.

(iv)           Require that Section 1.8 of these Guidelines shall apply to all Covered Assets.

(c)           Notwithstanding the foregoing, if at any time one or more of the Citigroup Ring-Fence Entities are, as reasonably determined in good faith by the U.S. Federal Parties, failing materially and repeatedly to comply with the terms of the Relevant Program Documents with respect to a particular asset class (after notice and a reasonable opportunity to cure), the U.S. Federal Parties shall have the right to change the asset manager for a particular asset class according to the procedures contained in Section 11.1 of the Master Agreement, regardless of whether or not the Citigroup Ring-Fence Entities have incurred Losses net of all Recoveries and Gains in excess of $27,000,000,000.

(d)           The numerical oversight triggers set forth in this Section shall be increased on a dollar-for-dollar basis with any increase in the Citigroup Deductible under the Master Agreement, which may be implemented at the written request of Citigroup with the written consent of the U.S. Federal Parties.

(e)           In the event the U.S. Federal Parties exercise any of their rights under this Section, the arrangements contained in these Guidelines shall be replaced by new terms that give effect to the actions taken by the U.S. Federal Parties.

SECTION 5. CONFLICTS OF INTEREST

5.1.  Citigroup shall develop and implement policies and procedures to regulate conflicts or potential conflicts (both real and perceived) that may arise during the term of the Master Agreement between the interests of the Citigroup Ring-Fence Entities and the interests of the U.S. Federal Parties in respect of the management of the Covered Assets.  Such policies and procedures shall address the ongoing identification and mitigation of such conflicts, as well as the required reporting of such conflicts to the U.S. Federal Parties pursuant to these Guidelines.  Within a reasonable time after the date of the Master Agreement, Citigroup shall provide a list of such identified conflicts and potential conflicts, along with Citigroup’s mitigation solutions, to be attached hereto as Annex III.  Citigroup shall implement the mitigation solutions indicated on Annex III with respect thereto.

5.2.  In furtherance of, and without limiting, the foregoing Section, Citigroup shall obtain the prior written approval of the U.S. Federal Parties prior to entering into any new transaction or arrangements with any Affiliate of Citigroup with respect to any Covered Asset including, without limitation, the execution of any contract pursuant to which any Affiliate of Citigroup will manage, administer or collect any of the Covered Assets, or any other action involving self-dealing.  Citigroup may continue existing arrangements entered into before the Effective Time without approval provided they were made in a commercially reasonable manner consistent with the standards in these Guidelines and the Program Documents.

18

5.3.  In furtherance of, and without limiting the foregoing Section 5.1, Citigroup shall manage, administer and collect any Related Asset and related Covered Asset in a manner which is indifferent to the existence of the loss-sharing provisions of the Program Documents.

5.4.  Citigroup shall develop appropriate reports, satisfactory to the U.S. Federal Parties, to identify potential conflicts of interest or actions taken by Citigroup in respect of the Covered Assets that may pose significant risk of such conflicts, including, without limitation, sales of Covered Assets; modifications, workouts or exchanges of Covered Assets; expense allocations; relationships with counterparties with whom Citigroup enters into trades of Covered Assets; and other transaction and relationships with borrowers, issuers or other parties in respect of Related Assets.

5.5.  “Related Asset” means any loan, extension of credit, security, other asset or other financial exposure held by Citigroup at any time on or prior to the end of each monthly reporting period that is:

(i)(A) made to the same obligor or issued by the same issuer or with the same counterparty (including any Affiliate of that obligor, issuer or counterparty) with respect to a Covered Asset or with respect to a Covered Asset from which a Replacement Covered Asset derived; or

(B) attributable as a regulatory matter to the same primary obligor, issuer or counterparty with respect to any Covered Asset described in clause (A) under the rules of the relevant Citigroup Ring-Fence Entity’s chartering authority concerning the lending limits of financial institutions organized under its jurisdiction as in effect on the date hereof, as applied to the relevant Citigroup Ring-Fence Entity; and

(ii) has an Adjusted Baseline Value of at least $50,000,000 and is made or held by the institutional, wholesale or commercial businesses of Citigroup (for the avoidance of doubt excluding consumer businesses).

The Federal Parties may at any time, after consultation with Citigroup, change this threshold of $50,000,000 for specific Covered Assets, defined asset classes, or the entire Covered Asset pool.

SECTION 6.  [Reserved]

SECTION 7.  MISCELLANEOUS MATTERS

7.1.  In the event of a change of manager or change of custodian pursuant to Section 11.1 of the Master Agreement, the arrangements contained in these Guidelines shall be replaced by new terms mutually agreeable to Citigroup and the U.S. Federal Parties; provided that in no event shall the failure to agree on new terms be a condition precedent to effecting a change of manager or change of custodian.

7.2.  These Guidelines may be amended from time to time at the direction and with the approval of the Senior Oversight Committee with the prior written consent of each of

19

the U.S. Federal Parties.  The U.S. Federal Parties shall have the right to require these Guidelines be amended under the circumstances specified in Sections 4.3 and 7.1.

7.3.  In the event of a dispute with regard to the application of or compliance with the provisions of these Guidelines or any other Program Document, Citigroup and the U.S. Federal Parties agree to cooperate to resolve such dispute in good faith.

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Annex I

Form of Quarterly Schedule

			Q1				Q2				Q3			. . .		QN
				Recovery			Recovery					Recovery		. . .			Recovery		Total
		Loss	Recoveries	Expenses	Gains	Loss	Recoveries	Expenses	Gains	Loss	Recoveries	Expenses	Gains		Loss	Recoveries	Expenses	Gains

Asset No.
Asset	1
Asset	2
Asset	3
Asset	4
Asset	5
Asset	6
Asset	7
. . .
. . .
Asset	N

	Totals

	Aggregate Losses for Quarter:						Aggregate Losses for Quarter:			Aggregate Losses for Quarter:					Aggregate Losses for Quarter:
	Aggregate Recoveries for Quarter:						Aggregate Recoveries for Quarter:			Aggregate Recoveries for Quarter:					Aggregate Recoveries for Quarter:
	Aggregate Recovery Expenses for Quarter:						Aggregate Recovery Expenses for Quarter:			Aggregate Recovery Expenses for Quarter:					Aggregate Recovery Expenses for Quarter:
	Aggregate Gains for Quarter:						Aggregate Gains for Quarter:			Aggregate Gains for Quarter:					Aggregate Gains for Quarter:

	Citigroup Quarterly Net Loss:						Citigroup Quarterly Net Loss:			Citigroup Quarterly Net Loss:					Citigroup Quarterly Net Loss:

	Amount (if any) charged to						Amount (if any) charged to			Amount (if any) charged to					Amount (if any) charged to
	Citigroup Deductible:					Citigroup Deductible:				Citigroup Deductible:					Citigroup Deductible:

	Covered Loss (if any):					Covered Loss (if any):				Covered Loss (if any):					Covered Loss (if any):

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Annex II

Calculation of Charge-Off Resulting From Loan Modification

Shared-Loss Quarter:	[input quarter]
Loan no.:	[input loan no.]

EXAMPLE CALCULATION

Loan Modification Information
Adjusted Baseline Value before restructuring	$ [_____]	A
Then-Current Interest Rate	[___]%
NPV of modified loan, discounted at Then-Current Interest Rate	[_____]	B
Loss/Charge-Off on modified loan (1)	$ [_____]	A - B

(1) As per definition of Charge-Off included in Master Agreement

22

Annex III

Conflicts of Interest and Mitigation Solutions

To be supplied.

23

Annex IV

Form of Certificate

I, ________________________, certify in good faith (in my capacity as Covered Asset CEO and without personal liability) that:

1.
I have reviewed the monthly and quarterly reports made during the past calendar year pursuant to the Master Agreement between Citigroup and the U.S. Federal Parties including, without limitation, the Monthly Reports and the Quarterly Certificates as defined in Exhibit B to the Master Agreement and all other reports delivered to the U.S. Federal Parties pursuant to either the Master Agreement or any exhibit thereto;

2.
Based on my knowledge, these reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by these reports (or as to forward-looking information, that such information was prepared in good faith on assumptions believed to be reasonable at the relevant time);

3.
Based on my knowledge, the statements, dates and analyses included in these reports fairly present in all material respects the performance of the Covered Assets (or as to forward-looking information, that such information was prepared in good faith on assumptions believed to be reasonable at the relevant time), the actions taken by the Citigroup Ring-Fence Entities in respect of the Covered Assets, and the Citigroup Ring-Fence Entities’ compliance with the Relevant Program Documents as of, and for, the periods presented in these reports;

4.
Based on my knowledge, I believe that Citigroup has satisfied its internal control obligations as outlined in the Relevant Program Documents in (i) the production of these reports and Certificates and (ii) the management processes that govern the Covered Assets.  Citigroup has performed the necessary due diligence and exercised oversight with sufficient rigor to provide me with a reasonable basis for this conclusion.

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5.
Based on my knowledge, I believe that any significant deficiencies or  material weaknesses in the internal controls related to the Covered Assets have been reported to Citigroup’s internal auditors and the Audit Committee.

Date:_________________________

By:_________________________
Name:
Title:

*           The meaning of the terms used in this Certificate is controlled by the definitions used in the Relevant Program Documents.

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Exhibit C
Executive Compensation

Unless otherwise specified all terms defined in the Master Agreement and the other Program Documents shall have the same meanings when used in this Exhibit C.

(a)           Senior Executive Officers.  Until such time as Treasury and the FDIC (together the “Investors”) cease to own any debt or equity securities of Citigroup acquired pursuant to the Securities Purchase Agreement between the Investors and Citigroup or the Warrants, Citigroup shall take all necessary action to ensure that its Benefit Plans with respect to the Senior Executive Officers comply in all respects with Section 111(b) of the EESA, including the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the Closing Date, including the rules set forth in 31 CFR Part 30 and the provisions prohibiting severance payments to Senior Executive Officers, and shall not adopt any new Benefit Plan with respect to its Senior Executive Officers that does not comply therewith.  For purposes of applying Section 111(b) of the EESA with respect to this paragraph (a) of Exhibit C, a “golden parachute payment” means any payment in the nature of compensation to (or for the benefit of) a Senior Executive Officer made on account of an applicable severance from employment.  “Senior Executive Officers” means Citigroup’s “senior executive officers” as defined in subsection 111(b)(3) of the EESA and regulations issued thereunder that have been issued and are in effect as of the date of the Master Agreement (the “Closing Date”), including the rules set forth in 31 CFR Part 30.

(b)           Senior Leadership Members.   Until such time as  the Investors cease to own any debt or equity securities of Citigroup acquired pursuant to the Securities Purchase Agreement between the Investors and Citigroup or the Warrants  Citigroup shall take all necessary action to limit any “golden parachute payments” to the employees of Citigroup and Citigroup Subsidiaries who are members of the Senior Leadership Committee as of the Closing Date (other than the Senior Executive Officers) (the “Senior Leadership Members”) to the amounts permitted by the regulations relating to participants in the EESA Capital Purchase Program and the guidelines and rules relating thereto that have been issued and are in effect as of the Closing Date, including the rules set forth in 31 CFR Part 30, as if such Senior Leadership Members were Senior Executive Officers for purposes of the EESA (except that equity denominated awards settled solely in equity shall not be included in such limit on “golden parachute payments” to Senior Leadership Members).

(c)           Bonus Compensation.

(i)           the aggregate amount of Bonus Compensation that may be paid to the Senior Executive Officers and Senior Leadership Members with respect to each of fiscal years 2008 and 2009 shall in no event exceed an amount equal to 60% of the aggregate Prior Year Bonus Compensation for the Senior Executive Officer and Senior Leadership Member positions (the “Bonus Pool Cap”); provided, that, with respect to fiscal year 2009, the Bonus Pool Cap may be increased by Citigroup if, and to the extent that, such increase is approved by the Investors  following the submission by Citigroup of a written detailed recommendation (with all applicable supporting documentation) to the Investors describing the basis for any proposed change to the 2009 bonus pool.  The Investors shall have the authority to reject any change in the 2009 bonus pool if Citigroup fails to demonstrate to the reasonable satisfaction of the Investors that the proposed change is warranted by Citigroup’s demonstrated profitability, adequacy of risk-adjusted capital, market factors, compliance with the repayment terms of any investment and/or loan by the U.S.  Federal Parties or any other Governmental Entity,  Citigroup performance in managing the Covered Asset pool in compliance with the terms of the Master Agreement, changes to the size or composition of the Senior Leadership Committee, and any other factors the Investors deems relevant in its discretion. “Bonus Compensation” means all payments (whether in cash or other assets) in excess of the individual's base salary paid with respect to a fiscal year (including any bonuses relating to such fiscal year that are paid in the following fiscal year), including any incentive or retention compensation; provided that “Bonus Compensation” does not include (i) any perquisites, to the extent that the applicable Senior Executive Officer or Senior Leadership Member is receiving such perquisites as of the Closing Date or, if such Senior Executive Officer or Senior Leadership Member is hired after the Closing Date, such perquisites are customarily made available to an employee holding such Senior Executive Officer or Senior Leadership Member’s position as of the date of the Master Agreement, (ii) employee benefits generally made available to all employees employed within the same jurisdiction, (iii) supplemental retirement benefits provided under a plan in which the applicable Senior Executive Officer or Senior Leadership Member participates on the Closing Date, (iv) benefits provided under generally available expatriate programs, (v) any long-term incentive compensation award granted prior to the Closing Date that is subject to performance-based vesting and payable in 2009 or 2010, (vi) any sign-on award granted to a Senior Executive Officer or Senior Leadership Member who commences employment with Citigroup in fiscal year 2009 that is intended to make such Senior Executive Officer or Senior Leadership Member whole for unvested or otherwise forfeitable awards that are actually forfeited by the Senior Executive Officer or Senior Leadership Member’s prior employer in connection with such Senior Executive Officer or Senior Leadership Member’s departure from such prior employer and acceptance of employment with Citigroup; provided that the portion of any such sign-on award that serves as a “make whole” award for any such forfeited awards that were forfeited because the applicable vesting conditions were not achieved prior to the date of termination shall be granted subject to substantially similar vesting conditions or, if such sign-on award is paid to the Senior Executive Officer or Senior Leadership Member upon such individual’s commencement of employment with Citigroup, shall be subject to a repayment obligation that reasonably reflects the vesting conditions applicable to such forfeited awards or (vii) any retention award committed to prior to the Closing Date.  “Prior Year Bonus Compensation” means, with respect to each Senior Executive Officer and Senior Leadership Member position, the Bonus Compensation paid with respect to fiscal year 2007, or, if no Bonus Compensation was paid for such position with respect to fiscal year 2007 (as evidenced by such person not receiving a stock award under the Capital

Accumulation Program with respect to 2008), the most recently preceding fiscal year for which Bonus Compensation was paid for such position.  For the avoidance of doubt, “Prior Year Bonus Compensation” does not include any retention awards granted during or with respect to the applicable fiscal year.

(ii)           At least 60% of any Bonus Compensation in respect of the 2008 fiscal year for any member of the Executive Committee (which committee consists of the Senior Executive Officers and the Senior Leadership Members who are the ten next most senior executive officers of Citigroup other than the Senior Executive Officers) shall be payable, at Citigroup’s discretion, in a combination of (x) deferred stock awards (all or a portion of which may be awarded in the form of stock options) or (y) deferred cash awards.  At least 40% of the Bonus Compensation in respect of the 2008 fiscal year shall be granted subject to performance-based vesting.

(d)           Restrictions on Lobbying.  Until such time as the Investors cease to own any debt or equity securities of Citigroup acquired pursuant to the Securities Purchase Agreement between the Investors and Citigroup or the Warrants Citigroup shall continue to maintain and implement its comprehensive written policy (the “U.S. Lobbying Policy”) on lobbying, governmental ethics and political activity and distribute such U.S. Lobbying Policy to all Company employees and lobbying firms involved in any such activity.  During the Term of the Master Agreement any material amendments to the U.S. Lobbying Policy shall require the prior written consent of the Investors, and any material deviations from the U.S. Lobbying Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investors.  The U.S. Lobbying Policy shall, at a minimum: (i) require compliance with all applicable law; (ii) apply to Citigroup, Citigroup Subsidiaries that constitute Citigroup’s consolidated subsidiaries and affiliated foundations; (iii) govern (A) the provision of items of value to any U.S. government officials; (B) lobbying of U.S. government officials and (C) U.S. political activities and contributions; and (iv) provide for (x) internal reporting and oversight and (y) mechanisms for addressing non-compliance with the U.S. Lobbying Policy.

           (e)           Restrictions on Expenses.   Until such time as the Investors cease to own any debt or equity securities of Citigroup acquired pursuant to the Securities Purchase Agreement between the Investors and Citigroup or the Warrants Citigroup shall continue to maintain and implement its comprehensive written policy (the “Expense Policy”, it being understood that the Expense Policy may be comprised of more than one written policy) on corporate expenses and distribute the Expense Policy to all Company employees.  During the term of the Master Agreement any material amendments to the Expense Policy shall require the prior written consent of the Investors, and any material deviations from the Expense Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investors.  The Expense Policy shall, at a minimum:  (i) require compliance with all applicable law; (ii) apply to Citigroup and Citigroup Subsidiaries that constitute Citigroup’s consolidated subsidiaries; (iii) govern (A) the hosting, sponsorship or other payment for conferences and events, (B) the use of corporate aircraft, (C) travel accommodations and expenditures, (D) consulting arrangements with outside service providers, (E) any new lease or acquisition of real estate, (F) expenses relating to office or facility renovations or relocations and (G) expenses relating to entertainment or holiday parties; and (iv) provide for (x) internal reporting and oversight and (y) mechanisms for addressing non-compliance with the Expense Policy.

(e)             Clawback.  In the event that any Senior Executive Officer or Senior Leadership Member receives a payment in contravention of the provisions of this Exhibit C to the Master Agreement, Citigroup shall promptly provide such individual with written notice that the amount of such payment must be repaid to Citigroup in full within fifteen business days following receipt of such notice and shall promptly inform the Investors (i) upon discovering that a payment in contravention of this Exhibit C has been made and (ii) following the repayment to Citigroup of such amount.

   (f)           In addition to the guidelines set forth in paragraph (c) of this Exhibit C, until the Maturity Date of the Master Agreement occurs the aggregate amount of Bonus Compensation that may be paid to the Senior Executive Officers and Senior Leadership Members shall be subject to performance thresholds set forth in the Master Agreement with respect to cumulative Citigroup Quarterly Net Losses on the pool of Covered Assets. For fiscal years 2010 and each fiscal year thereafter until the Maturity Date of the Master Agreement occurs, the Bonus Compensation (as defined in paragraph (c) of this Exhibit C), determined to be paid to Citigroup’s Senior Executive Officers and Senior Leadership Members shall be subject to the following limitations.  In any fiscal year in which cumulative Citigroup Quarterly Net Losses incurred by the Citigroup Ring Fence Entities exceed an amount equal to the Citigroup Deductible minus $10 Billion, the Bonus Compensation for that calendar year shall be reduced by 2% for each $1 Billion that the cumulative Citigroup Quarterly Net Losses incurred by the Citigroup Ring Fence Entities exceeds the amount equal to the Citigroup Deductible minus $10 Billion.   In any fiscal year in which the cumulative Citigroup Quarterly Net Losses incurred by the Citigroup Ring Fence Entities exceeds an amount equal to the Citigroup Deductible, the Bonus Compensation shall be reduced by 5% for each $1 Billion in excess of the Citigroup Deductible.  The maximum decrease in the aggregate bonus pool in any fiscal year shall be 40%.  For each succeeding fiscal year, the bonus pool shall be reset to 100% and be subject to the preceding reductions for further increases in cumulative Citigroup Quarterly Net Losses ..  Within 30 days of payment of annual Bonus Compensation for any fiscal year in which such Bonus Compensation reductions are required, Citigroup shall report to the FDIC regarding compliance with the requirements of this paragraph (f) of Exhibit C.

Exhibit D:

Form of Loss Claim

Reference is made to that certain Master Agreement, dated as of January 15, 2009 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Master Agreement”), among Citigroup Inc. (“Citigroup”), certain Affiliates of Citigroup identified therein, the Department of the Treasury (“Treasury”), the Federal Deposit Insurance Corp. (“FDIC”) and the Federal Reserve Bank of New York.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement.

Citigroup has incurred a Covered Loss in the Calendar Quarter ending [mm/dd/yy] during the Loss Coverage Period.  Pursuant to Section [2 / 3] of the Master Agreement, Citigroup desires that [Treasury / FDIC] make a [Treasury Advance / FDIC Advance] to Citigroup in accordance with the applicable terms and conditions of the Master Agreement, including the Governance and Asset Management Guidelines (the “Guidelines”), in an amount equal to $[●] (which is the amount of such Covered Loss eligible to be funded by such [Treasury Advance / FDIC Advance]) on [mm/dd/yy]1 (the applicable Quarterly Advance Date).  Annexed hereto as Schedule I is Citigroup’s calculation of the Covered Loss eligible to be funded by such [Treasury Advance / FDIC Advance].

Citigroup hereby certifies that:

(a) As of the Quarterly Advance Date, the Citigroup Ring-Fence Entities have incurred, on a cumulative basis, subsequent to the close of business on November 21, 2008, an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible;

(b) [As of the Quarterly Advance Date there are $5,000,000,000 of outstanding Treasury Advances (taking into account any Treasury Advance made on such Quarterly Advance Date);]2

(c) Each of the representations and warranties made by each Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 of the Master Agreement are true and correct in all material respects on and as of the Quarterly Advance Date as if made on and as of such date and each of the other representations and warranties made by each Citigroup Ring-Fence Entity in Section 9 of the Master Agreement are true and correct in all material respects as of the date made; and

(d) No Event of Default has occurred and is continuing as of the Quarterly Advance Date, or after giving effect to the [Treasury Advance / FDIC Advance] to be made on such date.

CITIGROUP INC.

Date: [mm/dd/yy]	By: [3]	/s/
Name:
Title:

1 The Quarterly Advance Date shall be the 30th calendar day following the date this Loss Claim is received by [Treasury / FDIC] (or, if such day is not a Business Day, the next succeeding Business Day).
2 To be included if such Loss Claim is directed to FDIC.
3 To be executed by a Responsible Officer of Citigroup.

Schedule I4 to Loss Claim
Date: [mm/dd/yy]

Citigroup’s Calculation of the Treasury Advance:

1.	The amount of the Covered Loss incurred by the Citigroup Ring-Fence Entities incurred in such Calendar Quarter = $[_________];

2.	The Treasury Available Amount = $[_________]; and

3.	The amount of the Treasury Advance requested by Citigroup = $[_________] (the lesser of [1] and [2]).

4 To be used for a Treasury Advance.

SCHEDULE I5 to Loss Claim

Date: [mm/dd/yy]

Citigroup’s Calculation of the FDIC Advance:

1.	The amount of the Covered Loss incurred by the Citigroup Ring-Fence Entities incurred in such Calendar Quarter = $[_________];

2.	The amount of such Covered Loss to be funded by a Treasury Advance = $[_________];

3.	The FDIC Available Amount = $[_________]; and

4.	The amount of the FDIC Advance requested by Citigroup = $[_________] (the lesser of (a) [1] minus [2] and (b) [3]).

5 To be used for an FDIC Advance.

Exhibit E:

Form of Borrowing Request

Reference is made to that certain Master Agreement, dated as of January 15, 2009 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Master Agreement”), among Citigroup Inc. (“Citigroup”), certain affiliates of Citigroup identified therein, the Department of the Treasury, the Federal Deposit Insurance Corp. and the Federal Reserve Bank of New York (“FRBNY”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement.

Citigroup has incurred a Covered Loss in the Calendar Quarter ending [mm/dd/yy] during the Loss Coverage Period.  Pursuant to Section 4.2 of the Master Agreement, Citigroup desires that FRBNY make the FRBNY Loan to Citigroup in accordance with the applicable terms and conditions of the Master Agreement, including the Governance and Asset Management Guidelines (the “Guidelines”), in an amount equal to $[●] (which is the FRBNY Available Amount as determined pursuant to Section 4.1 of the Master Agreement) on  [mm/dd/yy]1 (which, subject to the satisfaction of the conditions specified in the Master Agreement, shall be the FRBNY Funding Date).  Annexed hereto as Schedule I is Citigroup’s calculation of the FRBNY Available Amount.

Citigroup hereby certifies that:

(a)           As of the FRBNY Funding Date, the Citigroup Ring-Fence Entities have incurred, subsequent to the close of business on November 21, 2008 and on a cumulative basis, an amount of Citigroup Quarterly Net Losses equal to or greater than the Citigroup Deductible;

(b)           As of the FRBNY Funding Date, there are $5,000,000,000 of outstanding Treasury Advances;

(c)           As of the FRBNY Funding Date, there are $10,000,000,000 of outstanding FDIC Advances;

(d)           Each of the representations and warranties made by each Citigroup Ring-Fence Entity in Sections 9.1, 9.2 and 9.3 of the Master Agreement are true and correct in all material respects on and as of the FRBNY Funding Date as if made on and as of such date and each of the other representations and warranties made by each Citigroup Ring-Fence Entity in Section 9 of the Master Agreement are true and correct in all material respects as of the date made; and

(e)           No Event of Default has occurred and is continuing as of the FRBNY Funding Date, or after giving effect to the FRBNY Loan to be made on such date.

1 The FRBNY Funding Date shall be a Business Day no earlier than 20 calendar days and no later than 30 calendar days following FRBNY’s receipt of this Borrowing Request (but in any event no later than 60 calendar days after the end of the Calendar Quarter in which the Citigroup Ring-Fence Entities first incur a Covered Loss eligible for FRBNY funding).

CITIGROUP INC.

Date: [mm/dd/yy]	By: [2]	/s/
Name:
Title:

2 To be executed by a Responsible Officer of Citigroup.

2

Schedule I to Borrowing Request

Date: [mm/dd/yy]

Citigroup’s Calculation of the FRBNY Available Amount:

1.	The sum of the Adjusted Baseline Values of all Covered Assets as of the end of the most recently completed Calendar Quarter prior to the FRBNY Funding Date = $[_________];

2.	The amount of the Citigroup Quarterly Net Loss incurred by the Citigroup Ring-Fence Entities incurred in such Calendar Quarter = $[_________];

3.	The amount of the Covered Loss incurred by the Citigroup Ring-Fence Entities incurred in such Calendar Quarter = $[_________];

4.	The amount of such Covered Loss to be funded by a Treasury Advance = $[_________];

5.	The amount of such Covered Loss to be funded by an FDIC Advance = $[_________];

6.	The sum of [4] and [5] = $[_________];

7.	The amount in [6] divided by 0.90 = $[_________]; and

8.	10% of the excess of ([2] minus [7]) = $[_________].

FRBNY Available Amount = $[_________] ([1] minus [8]).

3

EXHIBIT F

FDIC MORTGAGE LOAN MODIFICATION PROGRAM

Objective

The objective of the Mortgage Loan Modification Program (“Program”) is to mitigate losses on Qualifying Loans, as defined below, by modifying the terms of certain residential mortgage loans so as to reduce covered losses and improve the value of the loans, improve affordability, increase the probability of performance, and allow borrowers to remain in their homes.  This Program applies to Qualifying Loans that are “ring-fenced assets” for the Eligible Asset Guarantee of November 23, 2008 and that are owned and/or serviced by Citigroup, Inc. (“Citigoup”).  While the scope of this agreement is limited to Qualifying Mortgage Loans that are “ring-fenced” assets, it is understood that Citigroup employs loss mitigation programs, including loan modifications, that are similar to the FDIC Program, for all of the mortgages it services, both held and serviced for others.  Citigroup may continue to provide outreach and other services to borrowers under the Citi Homeowner Assistance initiative that are not inconsistent with this agreement, including outreach to current borrowers.

Qualifying Mortgage Loans

In order for a mortgage loan to be a Qualifying Loan it must meet all of the following criteria, which must be confirmed by Citigroup:

•	The collateral securing the mortgage loan is owner-occupied; and
•	The mortgagor has a first or second priority lien on the collateral; and
•	Either the borrower is at least 60 days delinquent or a default is reasonably foreseeable.

Qualifying Loans secured by a second priority lien should be modified in coordination with the modification of the first priority lien on the collateral, whether the first priority lien is a Qualifying Loan or not.

Early stage delinquencies prior to 60 days, or other delinquencies in exceptional cases, involving demonstrable, documented evidence that there is only a temporary interruption in income, can be remedied on an exception basis only by temporary forbearance, extension/deferment, or a repayment plan.1  The use of temporary forbearance, extension/deferment, or repayment plans will be reported on the monthly reports required below.  Upon request, Citigroup will provide to the FDIC, Treasury, Federal Reserve, and Office of th e Comptroller of the Currency appropriate documentation of the the temporary nature of the early stage delinquency.

1  Any charge-offs based upon temporary forbearance, extension/deferment or a repayment plan shall not be considered as covered losses for purposes of the Master Agreement.

1

Modification Process

Overview: The Program requires Citigroup to undertake a review of its mortgage loan portfolio to identify Qualifying Loans, which shall be completed as soon as possible, but in no event later than 90 days from the execution of this agreement.  In its review, Citigroup shall provide priority review and responsive action for those Qualifying Loans that are seriously delinquent.  No foreclosure of any residential mortgage within the ring-fenced assets shall proceed until the loan is reviewed under this Program for a modification.

For each Qualifying Mortgage Loan meeting the criteria above, the lender shall reduce the ratio of the borrower’s mortgage-related expenses, as defined below, for the first priority mortgage to gross income under the Qualifying Loan (“DTI Ratio”) to 31%, except as permitted below to achieve a projected net present value (“NPV”) of the modified loan greater than the projected NPV of foreclosure, applying the steps defined below.  All modifications require an interest rate capped at the Freddie Mac Weekly Survey Rate for 30-year fixed rate mortgage loans, or lower, for the life of the loan.  No negative amortization is permitted.  Completion of the modification requires verification of the borrower’s income.

The projected NPV of the modified loan should be greater than the projected NPV of the foreclosure alternative.  If the projected NPV of the modified loan at a 31% DTI ratio is not greater than the projected NPV of foreclosure, then the monthly housing payment will be adjusted incrementally above a 31% DTI ratio, but not to exceed a 38% DTI ratio, to achieve a projected NPV greater than that for foreclosure.  The DTI ratio may be increased above 31% only as necessary to achieve a positive NPV compared to foreclosure.

The borrower’s monthly DTI Ratio shall be a percentage calculated by dividing the borrower’s monthly housing payment for the first priority mortgage (consisting of principal, interest, taxes and insurance, and, where applicable, any mandatory homeowners’ association dues) by the borrower’s monthly gross income. For these purposes, (1) the borrower’s monthly income shall be the amount of the borrower’s (along with any co-borrowers’) documented and verified gross monthly income, and (2) the borrower’s monthly housing payment shall be the amount required to pay monthly principal and interest plus one-twelfth of the then current annual amount required to pay real property taxes and homeowner’s insurance and, where applicable, any mandatory homeowners’ association dues with respect to the collateral.

Modification Steps:  In order to calculate the monthly principal payment, Citigroup shall capitalize to the outstanding principal balance of the Qualifying Loan the amount of all delinquent interest, delinquent taxes, past due insurance premiums, third party fees and (without duplication) escrow advances (such amount, the “Capitalized Balance”).

In order to achieve the goal of reducing the DTI Ratio to 31%, Citigroup shall take the following steps in the following order for each Qualifying Loan:

1.
Reduce the interest rate to the then current Freddie Mac Weekly Survey Rate for 30-year fixed rate mortgage loans or lower for the balance of the loan term.  After reducing the interest rate to the then current Freddie Mac Weekly Survey Rate, Citigroup may also, at its option, forgive a portion of the Capitalized Balance of the mortgage.

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2.
If the DTI Ratio is still in excess of 31%, reduce the interest rate for the first five years under the modified loan in increments, with a minimum interest rate no lower than 3%, until the DTI ratio of 31% is achieved.

3.	If the DTI Ratio is still in excess of 31% after adjusting the interest rate to 3%, extend the remaining term of the loan by up to 10 years as needed to achieve a 31% DTI Ratio.

4.
If the DTI Ratio is still in excess of 31%, calculate a new monthly payment (the “Adjusted Payment Amount”) that will result in the borrower’s monthly DTI Ratio not exceeding 31%.  After calculating the Adjusted Payment Amount, Citigroup shall either defer a portion of the Capitalized Balance, as described below, or forgive a portion of the Capitalized Balance as necessary to achieve a 31% DTI Ratio.  The choice between deferring or forgiving a portion of the Capitalized Balance will be guided by the NPV analysis as well as any binding agreements governing servicing for the Qualifying Loan.

If the option to defer a portion of the Capitalized Balance is selected under the foregoing criteria, Citigroup shall bifurcate the Capitalized Balance into two portions – the amortizing portion and the non-amortizing portion. The amortizing portion of the Capitalized Balance shall be the mortgage amount that will fully amortize over a 40-year term at the annual interest rate defined in Steps 1-3 and monthly payments equal to the Adjusted Payment Amount. The non-amortizing portion of the Capitalized Balance shall be the difference between the Capitalized Balance and the amortizing portion of the Capitalized Balance. Citigroup shall forbear on collecting the non-amortizing portion of the Capitalized Balance, and such amount shall be due and payable only upon the earlier of (i) maturity of the modified loan, (ii) a sale of the property or (iii) a pay-off or refinancing of the loan. No interest shall be charged on the non-amortizing portion of the Capitalized Balance, but repayment shall continue to be secured by a first lien on the collateral.

5.
Following application of the steps outlined above to achieve a monthly DTI Ratio not exceeding 31%, Citigroup shall determine the projected NPV of the modified loan. If the projected NPV of the modified loan exceeds the projected NPV of the foreclosed collateral upon disposition, then the modification shall be offered to the borrower for completion.  If the NPV of the modified loan is less than the NPV of the foreclosed collateral upon disposition, then the modification may be adjusted, reversing the order of the steps defined above, in progressive increments to achieve a monthly DTI Ratio that provides a projected NPV for the modified loan that exceeds the projected NPV through foreclosure.  The resulting first lien DTI Ratio shall not exceed 38%.

If step 2 above is required to achieve the target DTI, at the end of the five (5) year period, the interest rate on the modified loan shall adjust to the Freddie Mac Survey Rate as of the date of the loan modification, but subject to an annual adjustment cap of one percentage point (100 bps) per year.  At that time, the monthly amount due by the borrower will also adjust to amortize fully the amortizing portion of the Capitalized Balance over the remaining term of the modified loan.

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A completed modification shall require the borrower’s execution of a Modification Agreement, confirming acceptance of the specific terms of their modification, payment of the initial modified monthly payment, and verification of the borrower’s income to comply with the specific terms of their modification.  Verification of income can be accomplished using recent tax returns, which can be streamlined using Internal Revenue Service databases with the borrower’s permission, or recent third-party income information such as paycheck or financial institution data.

Net Present Value Calculations:  Citigroup shall complete a standardized NPV calculation in comparing the projected NPV of the modified loan and the projected NPV of the proceeds from foreclosure.  The standardized NPV calculation can use or be based on the NPV calculation posted on the FDIC’s web site for its FDIC Loan Modification Program.  The NPV calculation shall calculate the discounted cash flows from the modified mortgage utiling an appropriate discount rate, redefault rate, cure rate, and REO disposition value which shall include consideration of depreciation value, foreclosure, costs of foreclosure, time periods for foreclosure and disposition, and disposition value in the event of redefault.  In calculating the value of foreclosure, Citigroup shall consider an appropriate discount rate, cure rate, and REO disposition value, as above.  The standardized NPV calculation shall apply industry-standard assumptions for key elements, such as redefault rates, discounts for sale of REO, time periods for foreclosure and sale, and sale costs, where actual data is unavailable.

Upon request, Citigroup shall provide to the FDIC, Treasury, and the Federal Reserve the NPV model applied as well as the assumptions used in calculating the NPV for the modified loans and foreclosures along with supporting data.

Additional Modification Terms

In connection with the modification of any Qualifying Loan, the following additional requirements shall apply.

1.
Citigroup shall not charge (and no borrower shall be required to pay) any modification, refinance or other similar fees or points in connection with the modification, nor shall any such fees, costs or charges be capitalized.

2.	Unpaid late fees and prepayment penalties otherwise chargeable to the borrower shall be waived.

3.	Modified loans shall not include any prepayment penalties.

4.	Citigroup shall establish an escrow account for the payment of future taxes and insurance premiums.

Related Junior Lien Mortgage Loans

In cases where the Qualifying Loan is a junior lien mortgage loan secured by the same property securing either another Qualifying Loan that is modified as described above, or another loan owned or serviced by Citigroup, the junior lien mortgage loan shall also be modified to enhance

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overall affordability to the borrower.  Where possible, the junior lien should be eliminated by a minimal pay-off or, at a minimum, modified to reduce the interest rate on the junior lien mortgage loan to no more than 2% per annum.  Further modifications may be made at Citigroup’s discretion as needed to support affordability and performance of the modified first lien Qualifying Loan.

Where Citi does not own or service the junior lien and cannot modify the junior lien, and except as provided in the following sentence, the combined first and junior lien DTI Ratio shall not exceed 42%.  In such cases, where the DTI Ratio for the first lien Qualifying Loan must be adjusted above 31% to achieve a positive NPV for the modified loan compared to foreclosure, the DTI Ratio for the combined first and junior lien Qualifying Loans shall be capped between 42% and 49% in relation to the necessary adjustments to the first lien Qualifying Loan.  Where Citi does own or service the junior lien and can modify it, the combined first and junior lien DTI ratio should be minimized and substantially below the foregoing thresholds.

In cases where the Qualifying Loan is a junior lien, but it is not secured by the same property securing another Qualifying Loan or another loan owned or serviced by Citigroup, the junior lien Qualifying Loan shall be modified using the three modification options outlined above to achieve a combined first and second lien DTI Ratio not to exceed 45% to provide an affordable payment with the existing first lien.

Data Reporting

Citigroup shall provide monthly reports to the FDIC, Treasury, Federal Reserve and public on the performance of the Qualifying Loans, loan modifications effected under the Program, and the performance of the modified loans.  The data elements and format for the reports shall be established by the FDIC, in consultation with Treasury and the Federal Reserve.
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Exhibit G
Calculation of Loss For Short Sale Loans
That are Residential Covered Assets

Calendar Quarter:	[input quarter]
Loan no.:	[input loan no.)

Short Payoff Date

Short-Sale Loss calculation
Loan Principal balance	xx

Attorney's fees	xx	(1)
Tax and insurance advances	xx
3rd party fees due	xx
Gross balance recoverable by Citigroup	XX		XX	(A)

Amount accepted in Short-Sale	XX		XX	(B)

Loss Amount			XX	(A) - (B)

(1)
Reasonable and customary third-party attorney's fees and expenses incurred by Citigroup in connection  with any enforcement procedures or otherwise with respect to negotiation and acceptance of Short-Sale payoff.

DO NOT INCLUDE late fees, prepayment penalties, or any similar lender fees or charges by Citigroup to the loan account, any allocation of Citigroup's servicing costs, or any allocations of Citigroup's G&A or other operating costs.

Exhibit H
Calculation of Foreclosure Loss with respect to Covered Loans

Calendar Quarter:	[input quarter]
Loan no.:	[input loan no.)

Foreclosure date
Liquidation date

Foreclosure Loss calculation
Loan Principal balance after last paid installment	xx

Attorney's fees	xx	(1)

Foreclosure costs, including title search, filing fees, advertising, etc.	xx
Property protection costs, maint. and repairs	xx
Tax and insurance advances	xx
Other Advances			(2)
Appraisal/Broker's Price Opinion fees	xx
Inspections	xx
Other	xx

Gross balance recoverable by Citigroup	xx		xx	(A)

Cash Recoveries:
Net liquidation proceeds (from HUD-1 settl stmt)	xx
Insurance proceeds	xx
T & I escrow account balance, if positive	xx
Other credits, if any (itemize)	xx
Total Cash Recovery	xx		xx	(B)

Loss Amount			xx	(A) - (B)

(1) Reasonable and customary third-party attorney's fees and expenses incurred by Citigroup in connection with any enforcement procedures or otherwise with respect to such Loan.
(2)   Citigroup's reasonable and customary out-of-pocket costs paid to either a third-party or an affiliate (if in accordance with Governance and Asset Management Guidelines) for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items, to the extent not paid from funds in borrower escrow account.  Allowable costs are limited to amounts per Freddie Mac or Fannie Mae guidelines, where applicable.

DO NOT INCLUDE late fees, prepayment penalties, or any similar lender fees or charges by Citigroup to the loan account, any allocation of Citigroup's servicing costs, or any allocations of Citigroup's G&A or other operating costs.

Exhibit I:

Form of Accession Agreement

ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [__________], to that certain Master Agreement, dated as of January [_], 2009 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Master Agreement”), among Citigroup Inc. (“Citigroup”), certain affiliates of Citigroup identified therein, the Department of the Treasury, the Federal Deposit Insurance Corp. and the Federal Reserve Bank of New York.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement.

SECTION 1.  By execution of this Accession Agreement, the undersigned hereby becomes a party to the Master Agreement, and agrees to be bound by all of the terms and provisions of the Master Agreement.

SECTION 2.  The undersigned represents and warrants to the U.S. Federal Parties that the representations and warranties made by it as a Citigroup Ring-Fence Entity in Section 9 of the Master Agreement are true and correct on and as of the date hereof.

SECTION 3.  This Accession Agreement shall be governed by federal law or, in the absence of any controlling federal law, the law of the State of New York.

[Remainder of the page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Accession Agreement as of the date first above written.

[CITIGROUP RING-FENCE AFFILIATE]

By:	/s/
Name:
Title:

Exhibit J:

Expenses Not Deemed to be Recovery Expenses

Unless otherwise specified, all terms defined in the Master Agreement and the other Program Documents shall have the same meanings when used in this Exhibit J.

The following categories of expenses shall not be Recovery Expenses:

a)	Federal, State, or local income taxes and expenses related thereto;

b)
salaries or other compensation and related benefits of Citigroup employees and the employees of its Affiliates including, without limitation, any bonus, commission or severance arrangements, training, payroll taxes, dues, or travel- or relocation-related expenses;

c)
the cost of space occupied by Citigroup, any Affiliate thereof and their staff, the rental of and maintenance of furniture and equipment, and expenses for data processing including the purchase or enhancement of data processing systems;

d)
except as otherwise provided herein, fees for accounting and other independent professional consultants (other than those consultants retained in connection with environmental assessments referred to in the definition of Recovery Expenses); provided, that fees of attorneys and appraisers engaged as necessary to assist in collections with respect to Covered Assets shall not be deemed to be fees of independent consultants;

e)
allocated portions of any other overhead or general and administrative expense other than any fees relating to specific assets, such as appraisal fees or environmental audit fees, for services of a type the buyer does not normally perform internally;

f)
any expense not incurred in good faith and with the same degree of care that Citigroup or its Affiliates normally would exercise in the collection of troubled assets in which it (or they) alone had an interest; and

g)	any expense incurred for a product, service or activity that is of an extravagant nature or design.